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                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY








                                CREDIT AGREEMENT

                                  by and among

                              ENTERCOM RADIO, LLC,

                                as the Borrower,

                         ENTERCOM COMMUNICATIONS CORP.,

                                 as a Guarantor,

                         BANC OF AMERICA SECURITIES LLC,

                     as Sole Lead Arranger and Book Manager,

                           KEY CORPORATE CAPITAL INC.,
               as Administrative Agent and Co-Documentation Agent,

                             BANK OF AMERICA, N.A.,
                as Syndication Agent and Co-Documentation Agent,

                                       and

                    THE FINANCIAL INSTITUTIONS LISTED HEREIN

                             AS OF DECEMBER 16, 1999
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SECTION 1   DEFINITIONS................................................................................1

   1.1           Definitions...........................................................................1

   1.2           Other Terms..........................................................................16

   1.3           Accounting Provisions................................................................17

SECTION 2   THE LOANS.................................................................................17

   2.1           The Revolving Commitment and the Revolving Loans.....................................17

   2.2           The Term Commitment and the Term Loans...............................................18

   2.3           Letters of Credit....................................................................20

   2.4           Making and Continuation/Conversion of the Loans......................................24

   2.5           The Notes............................................................................25

   2.6           Fees.................................................................................26

   2.7           Prepayment...........................................................................27

   2.8           Reserves or Deposit Requirements, Etc................................................30

   2.9           Tax Law, Increased Costs, Etc........................................................30

   2.10          Eurodollar Deposits Unavailable or Interest Rate Unascertainable.....................31

   2.11          Changes in Law Rendering LIBOR Loans Unlawful........................................31

   2.12          Funding..............................................................................31

   2.13          Indemnity............................................................................31

   2.14          Capital Adequacy.....................................................................32

   2.15          Taxes................................................................................32

   2.16          Incremental Commitment...............................................................33

   2.17          Right to Remove Affected Lender......................................................34

SECTION 3  INTEREST; PAYMENTS.........................................................................34

   3.1           Interest.............................................................................34

   3.2           Manner of Payments...................................................................36

SECTION 4  CLOSING....................................................................................36

SECTION 5  REPRESENTATIONS AND WARRANTIES.............................................................36

   5.1           Organization and Powers..............................................................37

   5.2           Authorization........................................................................37

   5.3           Financial Statements.................................................................38
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   5.4           Projections..........................................................................38

   5.5           Capitalization of the Loan Parties...................................................38

   5.6           Title to Properties; Patents, Trademarks, Etc........................................39

   5.7           Litigation; Proceedings..............................................................39

   5.8           Taxes................................................................................39

   5.9           Absence of Conflicts.................................................................40

   5.10          Indebtedness.........................................................................40

   5.11          Compliance...........................................................................40

   5.12          Statements Not Misleading............................................................41

   5.13          Consents or Approvals................................................................41

   5.14          Material Contracts and Commitments...................................................41

   5.15          Employee Benefit Plans...............................................................42

   5.16          Licenses and Operating Agreements....................................................42

   5.17          Material Restrictions................................................................43

   5.18          Investment Company Act...............................................................43

   5.19          Absence of Material Adverse Effect...................................................43

   5.20          Defaults.............................................................................43

   5.21          Real Estate..........................................................................43

   5.22          Securities Laws......................................................................43

   5.23          Insurance............................................................................43

   5.24          Labor Matters........................................................................43

   5.25          Environmental Compliance.............................................................44

   5.26          Solvency.............................................................................45

   5.27          License Subsidiaries.................................................................46

   5.28          Sinclair Purchase Agreements, TIDES Indenture and TIDES Prospectus...................46

   5.29          The Parent...........................................................................47

   5.30          Year 2000............................................................................47

SECTION 6  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LENDERS.........................................47

   6.1           Compliance...........................................................................48
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   6.2           Security Agreements..................................................................48

   6.3           Pledge Agreements....................................................................48

   6.4           Financing Statements.................................................................49

   6.5           Guaranties...........................................................................49

   6.6           Opinion of Borrower's Counsel........................................................49

   6.7           Consummation of Drop Down............................................................50

   6.8           Consummation of Acquisition Agreements...............................................50

   6.9           Financial Information................................................................51

   6.10          Borrowing Request....................................................................52

   6.11          Insurance Certificates...............................................................52

   6.12          Organizational Documents.............................................................52

   6.13          Lien Searches, Consents and Releases of Liens........................................52

   6.14          No Order, Judgment or Decree.........................................................52

   6.15          No Material Adverse Effect...........................................................53

   6.16          Fee Letters..........................................................................53

   6.17          Legal Approval.......................................................................53

   6.18          Year 2000 Compliance Certificate.....................................................53

   6.19          Other Documents......................................................................53

SECTION 7  AFFIRMATIVE COVENANTS......................................................................53

   7.1           Use of Proceeds......................................................................53

   7.2           Continued Existence; Maintenance of Rights and Licenses; Compliance with Law.........53

   7.3           Insurance............................................................................54

   7.4           Obligations and Taxes................................................................54

   7.5           Financial Statements and Reports.....................................................55

   7.6           Notices..............................................................................57

   7.7           Maintenance of Property..............................................................58

   7.8           Information and Inspection...........................................................58

   7.9           Maintenance of Liens.................................................................58

   7.10          Title To Property....................................................................59
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   7.11          Environmental Compliance and Indemnity...............................................59

   7.12          Rate Hedging Obligations.............................................................60

   7.13          FCC Consents.........................................................................60

   7.14          Covenants Regarding Formation of Subsidiaries and the Making of Investments
                 and Acquisitions.....................................................................61

   7.15          Year 2000............................................................................61

   7.16          Sinclair Purchase Agreements.........................................................62

   7.17          FCC Licenses for Rochester Stations..................................................62

SECTION 8  NEGATIVE COVENANTS.........................................................................62

   8.1           Indebtedness.........................................................................62

   8.2           Liens................................................................................63

   8.3           Guaranties...........................................................................63

   8.4           Rental and Conditional Sale Obligations..............................................64

   8.5           Real Property Interests..............................................................64

   8.6           Capitalized Lease Obligations........................................................64

   8.7           Subordinated Debt....................................................................64

   8.8           Notes, Accounts Receivable and Claims................................................65

   8.9           Capital Distributions................................................................65

   8.10          Disposal of Property; Mergers; Acquisitions; Reorganizations.........................66

   8.11          Investments..........................................................................68

   8.12          Amendment of Governing Documents.....................................................69

   8.13          Financial Covenants..................................................................70

   8.14          Management Agreements and Fees.......................................................71

   8.15          Fiscal Year..........................................................................71

   8.16          ERISA................................................................................71

   8.17          Affiliates...........................................................................71

   8.18          Change of Name, Identity or Structure................................................72

   8.19          Amendments or Waivers................................................................72

   8.20          Issuance or Transfer of Capital Stock................................................72

   8.21          Change in, and Conduct of, Business..................................................72
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   8.22          Regulation U.........................................................................73

   8.23          License Subsidiaries.................................................................73

SECTION 9  EVENTS OF DEFAULT..........................................................................73

   9.1           Non-Payment..........................................................................73

   9.2           Failure of Performance in Respect of Other Obligations...............................73

   9.3           Breach of Warranty...................................................................73

   9.4           Cross-Defaults.......................................................................74

   9.5           Assignment for Benefit of Creditors..................................................74

   9.6           Bankruptcy...........................................................................74

   9.7           Appointment of Receiver; Liquidation.................................................74

   9.8           Judgments............................................................................74

   9.9           Impairment of Collateral; Invalidation of any Loan Document..........................74

   9.10          Termination of License or Operating Agreement........................................75

   9.11          Change of Control....................................................................75

   9.12          Condemnation.........................................................................76

   9.13          Cessation of Operations..............................................................76

   9.14          Subordination........................................................................76

   9.15          Material Adverse Effect..............................................................77

SECTION 10  REMEDIES..................................................................................77

   10.1           Optional Defaults...................................................................77

   10.2           Automatic Defaults..................................................................77

   10.3           Performance by the Lenders..........................................................78

   10.4           Other Remedies......................................................................78

   10.5           Enforcement and Waiver by the Lenders...............................................78

SECTION 11  GUARANTY BY THE PARENT....................................................................78

   11.1           Guarantee...........................................................................78

   11.2           Extension or Renewal of Guaranteed Obligations; Waiver..............................79

   11.3           Nature of Guaranty:Continuing, Absolute and Unconditional...........................79

   11.4           No Discharge or Diminishment of Guaranty............................................80

   11.5           Miscellaneous.......................................................................81
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SECTION 12  THE AGENTS................................................................................82

   12.1           Appointment.........................................................................82

   12.2           Powers..............................................................................82

   12.3           General Immunity....................................................................82

   12.4           Action on Instructions of the Lenders...............................................83

   12.5           Employment of Agents and Counsel....................................................83

   12.6           Reliance on Documents; Counsel......................................................83

   12.7           Administrative Agent's Reimbursement and Indemnification............................83

   12.8           Rights as a Lender..................................................................84

   12.9           Lender Credit Decision..............................................................84

   12.10          Successor Administrative Agent......................................................84

   12.11          Ratable Sharing.....................................................................85

   12.12          Actions by the Administrative Agent and the Lenders.................................85

SECTION 13  MISCELLANEOUS.............................................................................86

   13.1           Construction........................................................................86

   13.2           Further Assurance...................................................................86

   13.3           Expenses of the Administrative Agent and the Lenders; Indemnification...............86

   13.4           Notices.............................................................................87

   13.5           Waiver and Release by the Parent and the Borrower...................................89

   13.6           Right of Set Off....................................................................89

   13.7           Successors and Assigns; Participations..............................................89

   13.8           Applicable Law......................................................................91

   13.9           Binding Effect and Entire Agreement.................................................91

   13.10          Counterparts........................................................................91

   13.11          Survival of Agreements..............................................................91

   13.12          Modification........................................................................92

   13.13          Separability........................................................................92

   13.14          Section Headings....................................................................92

   13.15          Enforcement.........................................................................92
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   13.16          Termination.........................................................................93

   13.17          FCC Compliance......................................................................93

   13.18          Jury Trial Waiver...................................................................94

   13.19          Sale as a Going Concern.............................................................95

   13.20          Marshaling; Payments Set Aside......................................................95

   13.21          Confidentiality.....................................................................96
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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made and entered into as of December 16, 1999, by and among ENTERCOM RADIO, LLC, a Delaware limited liability company (the
"Borrower"), ENTERCOM COMMUNICATIONS CORP., a Pennsylvania corporation (the
"Parent"), the LENDERS (as that term is defined below), KEY CORPORATE CAPITAL
INC., as Administrative Agent and Co-Documentation Agent, and BANK OF AMERICA
N.A., as Syndication Agent and Co-Documentation Agent.

                                R E C I T A L S:

         The Borrower desires to borrow from the Lenders up to $650,000,000
(subject to increase under certain circumstances up to $1,000,000,000), the proceeds of which will be used to refinance amounts outstanding under the Loan
Agreement dated as of February 13, 1998, as amended (the "Original Loan
Agreement"), among the Parent, Key Corporate Capital Inc., as Administrative
Agent, Bank of America National Trust and Savings Association (now known as Bank of America, N.A.), as Syndication Agent, and the financial institutions which are a party thereto, to fund certain acquisitions and for capital expenditures and working capital purposes in the operations of the Borrower.

                              A G R E E M E N T S:


         Accordingly, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent agree as follows:

Section 1 DEFINITIONS.

         1.1 Definitions. All terms typed with leading capitals are terms defined in this Agreement. For the purposes of this Agreement, the terms defined in this Section 1 shall have the meanings set out below.

         "Acquisition Agreements" means the Sinclair Purchase Agreements and any other purchase or exchange agreement pursuant to which the Borrower or any of its Subsidiaries is to acquire a Station pursuant to a Permitted Acquisition.

         "Administrative Agent" means Key Corporate Capital Inc. in its capacity as Administrative Agent for the Lenders hereunder together with any successor
Administrative Agent hereunder.

         "Affiliate" means, with respect to any Person (a) any other Person that is directly or indirectly controlled by, under common control with or controlling the first specified Person; (b) a Person owning beneficially or controlling 10% or more of the equity interest in such other Person; (c) any officer, director or partner of such other Person; or (d) any spouse or relative
(by blood, adoption or marriage) of any such individual Person. The term
"control" means possession, directly or indirectly, of the power to direct or cause the direction of the management
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and policies of a Person whether through the ownership of voting securities, capital stock, membership interests, partnership interests, by contract or otherwise.

         "Agents" means the Administrative Agent and the Syndication Agent.

         "Applicable Margin" means, as of any date of determination, the percentage determined from the following table based upon the Leverage Ratio:

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Leverage Ratio:                        Applicable Margin for Base     Applicable Margin for
                                       Rate Loans:                    LIBOR Loans:
Greater than 6.50:1.0:                 1.125%                         2.375%
Greater than 6.00:1.0 but less         0.750%                         2.000%
than or equal to 6.50:1.0:
Greater than 5.50:1.0 but less         0.375%                         1.625%
than or equal to 6.00:1.0:
Greater than 5.00:1.0 but less         0.250%                         1.500%
than or equal to 5.50:1.0:
Greater than 4.50:1.0 but less         0.000%                         1.250%
than or equal to 5.00:1.0:
Greater than 4.00:1.0 but less         0.000%                         1.125%
than or equal to 4:50:1.0:
Greater than 3.50:1.0 but less         0.000%                         0.875%
than or equal to 4.00:1.0:
Less than or equal to 3.50:1.0:        0.000%                         0.750%

provided, however, that for the first six months after the Closing Date, for purposes solely of calculating the Applicable Margin, the Leverage Ratio shall be deemed to be the higher of (i) 6.0 to 1.0 and (ii) the actual Leverage Ratio as calculated in accordance with the definition of that term.

         "Asset Sale" means the sale, exchange, transfer or other disposition by any Loan Party to any Person of any of the stock, partnership interests, membership interests or other equity interests of any Subsidiary of the Person making such disposition or any other assets of any Loan Party, other than (a) the sale, exchange, transfer or other disposition of assets in one transaction or a series of transactions with an aggregate value which does not exceed in any fiscal year an amount whether in cash or property equal to $10,000,000; (b) the sale in the ordinary course of business of assets held for resale in the ordinary course of business or the trade in or replacement of assets in the ordinary course of business; and (c) the sale, exchange, transfer or other disposition from the Borrower to a wholly owned Subsidiary or from a wholly owned Subsidiary to the Borrower or another wholly owned Subsidiary.

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         "Banking Day" means a day on which (i) the main office of the
Administrative Agent is open to the public for the transaction of business, (ii) banks are authorized by law to be open in the City of New York, and (iii) with respect to any LIBOR Loan, banks are open for business in London, England, and quoting deposit rates for dollar deposits.

         "Base Rate" means the higher of (a) the rate of interest determined and publicly announced by KeyBank from time to time as its prime rate at its main office in Cleveland, Ohio, and (b) the sum of the Federal Funds Rate and 0.50% per annum. The prime rate functions as a reference rate index, and KeyBank may charge borrowers more or less than the prime rate. Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the prime rate or the Federal Funds Rate, respectively.

         "Base Rate Loans" means those Loans described in Sections 2.1 and 2.2 on which the Borrower shall pay interest at a rate based on the Base Rate.

         "Benefit Arrangement" means any pension, profit-sharing, thrift, or other retirement plan, medical, hospitalization, vision, dental, life, disability or other insurance or benefit plan, deferred compensation, stock ownership, stock purchase, stock option, performance share, bonus, fringe benefit, savings or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding, to which the Borrower or any member of the Controlled Group is, or in the preceding six years was, required to contribute on behalf of its employees or directors, whether or not such plan, agreement, arrangement or understanding is subject to ERISA.

         "Borrower Pledge Agreement" has the meaning assigned to it in Section 6.3(b).

         "Borrower Security Agreement" has the meaning assigned to it in Section 6.2(b).

         "Capital Distribution" means any dividend, payment or distribution made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any stock, membership interest, partnership interest or other equity interest of the Borrower or any of its Subsidiaries or as a dividend, return of capital or other payment or distribution of any kind to a shareholder, member or partner of the Borrower or any of its Subsidiaries in respect of the Borrower's or such Subsidiary's stock, membership interests or partnership interests.

         "Capital Expenditures" means any payments by a Person for or in connection with the rental, lease, purchase, construction or use of any real or personal property the value or cost of which, under GAAP, should be capitalized and appear on such Person's balance sheets in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made are characterized by such Person or any other Person; provided, however, that neither (a) the capitalized portion of the purchase price payable in connection with a Permitted Acquisition, nor (b) expenditures of proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets, nor (c) up to $2,000,000 paid by a Loan Party pursuant to the Sinclair Purchase Agreements to reimburse Sinclair for the cost of studio construction in Buffalo shall constitute a Capital Expenditure for purposes of this Agreement.

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         "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use real or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP.

         "Closing" and "Closing Date" have the meanings assigned to them in
Section 4.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Collateral Documents" means all Security Agreements, Pledge Agreements, the Notes, the Subsidiary Guaranty, the Letters of Credit and any other promissory notes, letters of credit, security agreements, pledge agreements, agreements, assignments, guaranties, mortgages, financing statements, certificates and other instruments and documents which are required by this Agreement or any other Collateral Document to be executed or delivered by or on behalf of the Parent, the Borrower, any of its Subsidiaries or any other Person.

         "Commitments" means the Revolving Commitment and the Term Commitment.

         "Confidential Offering Memorandum" means the Confidential Offering Memorandum dated October 1999 and furnished to the Lenders.

         "Controlled Group" means a controlled group of entities which are treated as a single employer under Sections 414(b), 414(c) or 414(m) of the Code of which any Loan Party is a part.

         "Default Interest Rate" means, with respect to any Loan, a rate of interest equal to the sum of the rate of interest otherwise applicable to such Loan pursuant to Section 3.1 plus 2.00% per annum, and, in the case of any other Obligation, a rate of interest equal to the sum of the Base Rate, plus the Applicable Margin for Base Rate Loans then in effect plus 2.00% per annum.

         "Drop Down" has the meaning assigned to it in Section 6.7.

         "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand, request for information, citation, summons, order or other communication (each, a "claim") by any other Person alleging or asserting the liability of the recipient of such claim for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property or health, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release, of any Hazardous Material at or from any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Laws" means all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the emission, release or discharge of substances into, the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "ERISA Event" shall mean (a) any "reportable event," as defined in ERISA Section 4043 or the regulations issued thereunder, with respect to a Pension Plan; (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in ERISA Section 302 or Code
Section 412), whether or not waived; (c) the failure to make by its due date a required installment under Code Section 412(m) with respect to any Pension Plan or the failure to make any required contribution to any multiemployer plan (as defined in ERISA Section 4001(a)(3)); (d) the filing, under ERISA Section 303(d) or Code Section 412(d), of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) the occurrence of any liability of either the Borrower or a member of the Controlled Group of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (f) the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (g) the occurrence of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or multiemployer plan by the Borrower or any member of the Controlled Group; (h) the making of any amendment to any Pension Plan which could result in the imposition of any lien or the posting of a bond or other security under ERISA
Section 307 or Code Section 401(a)(29) or otherwise; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of ERISA Section 406 or Code Section 4975) which could result in any liability to the Borrower or any member of its Controlled Group.

         "Event of Default" means any of the events specified in Section 9.

         "Excess Cash Flow" for any fiscal year of the Borrower means Operating Cash Flow for such fiscal year, minus the sum of the following without duplication: (a) all actual cash principal payments required to be made on the Revolving Loans as a result of scheduled Revolving Commitment reductions pursuant to Sections 2.1 and 2.7(b)(i) during such fiscal year and required to be made on the Term Loans pursuant to Section 2.2(b) during such fiscal year, plus (b) all principal payments required to be made by the Loan Parties on Total Debt (other than the Loans) during such fiscal year, plus (c) all Interest Expense of the Loan Parties incurred during such fiscal year, plus (d) Capital Expenditures paid or incurred by the Loan Parties during such fiscal year, plus
(e) federal, state and local income taxes (excluding deferred income taxes) incurred by the Loan Parties during such fiscal year, plus (f) the increase, if any, in Working Capital as of the end of such fiscal year over Working Capital as of the end of the prior fiscal year, plus (g) $5,000,000.

         "Excluded Foreign Subsidiary" means any Subsidiary of the Borrower not organized under the laws of any jurisdiction within the United States in respect of which either (a) the pledge of all of the capital stock or other equity securities of such Subsidiary as security for the

Obligations or (b) the guaranteeing by such Subsidiary of the Obligations would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

         "Excluded Licenses" means the FCC Licenses relating to the Stations located in Wilkes-Barre, Pennsylvania, and, subject to the provisions of Section 7.17, FCC Licenses relating to the Stations in Rochester, New York.

         "Existing Letter of Credit" means the Sinclair Letter of Credit, as the same may be amended, modified, supplemented and replaced from time to time.

         "FCC" means the Federal Communications Commission or any governmental authority at any time substituted therefor.

         "Federal Funds Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letters" means collectively the letter agreement dated October 6, 1999, between the Borrower and the Administrative Agent and the letter agreement dated October 6, 1999, among the Borrower, Banc of America Securities LLC and Bank of America, N.A.

         "Final Order" means an action or order issued by the FCC (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests or petitions have been filed for administrative or judicial review, reconsideration, rehearing, appeal or stay, and the time for filing any such requests or petitions and for the FCC to set aside the action on its own motion has expired, (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired, and (iii) no appeal to a court or request for stay by a court of such action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

         "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of Operating Cash Flow for the four quarter period then ended to the sum of, without duplication, (a) all Interest Expense (including quarterly payments incurred in connection with the TIDES Subordinated Debentures, whether paid or deferred) incurred during such four quarter period, plus (b) all payments required to be made on the Loans during such four quarter period pursuant to Sections 2.1(b), 2.2(b) and 2.7(b)(i), plus (c) all principal payments required to be made by the Loan Parties on Total Debt (other than the Loans) during such four quarter period, plus (d) Capital Expenditures made by the Loan Parties during such four quarter period, plus (e) any federal, state or local income taxes incurred (excluding deferred taxes) by the Loan Parties during such four quarter period (other than taxes on items of income excluded in calculating Operating Cash Flow).

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States, consistently applied.

         "Guarantor" means one who pledges its credit or property in any manner, or otherwise becomes responsible for the payment or other performance of the indebtedness, contract or other obligation of another Person and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or one who agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind and one who has endorsed (otherwise than for collection or deposit in the ordinary course of business), or has discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or become liable for, any Indebtedness.

         "Hazardous Material" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCBs"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

         "Indebtedness" of any Person means, without duplication, all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet (excluding trade accounts payable and accrued expenses arising in the ordinary course of business), and (without duplication) (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all obligations or liabilities in respect of which such Person is a Guarantor, (h) all Capitalized Lease Obligations of such Person, (i) all Rate Hedging Obligations of such Person, and (j) all obligations of such Person as an account party to reimburse any Person in respect of letters of credit (including the Letters of Credit) or bankers' acceptances. The Indebtedness of any Person shall include any recourse Indebtedness for which such Person is liable of any partnership or joint venture in which such Person is a general partner or joint venturer.

         "Indebtedness for Borrowed Money" means (a) all Indebtedness of the Loan Parties for borrowed money, including, without limitation, the Loans, and
(b) all other Indebtedness of the Loan Parties represented by bonds, debentures, notes or drafts or other similar instruments representing extensions of credit or on which interest is charged.

         "Interest Expense" shall mean, for any period, the gross interest expense incurred by the Loan Parties in respect of their Indebtedness for such period (including, without limitation, amortization of debt issuance costs and original issue discount and accreted interest, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and quarterly payments incurred in connection with the TIDES Subordinated Debentures), determined on a consolidated basis, all fees payable under Section
2.6 or the Fee Letters (other than any one-time closing fees) and any other fees, charges, commissions and discounts in respect of Indebtedness, including fees payable in connection with the Letters of Credit. For purposes of calculating Interest Expense in any period, (a) net payments made or received by the Borrower with respect to Rate Hedging Obligations shall be included in the computation of gross interest expense and (b) any acquisition of any Station, and any sale or other disposition of any Station, and any related incurrence or repayment of Indebtedness, which occurs during such period shall be deemed to have occurred on the first day of such period.

         "Interest Period" means, with respect to any LIBOR Loan, the period selected by the Borrower, commencing on the date such Loan is made, continued or converted and ending on the last day of such period as selected by the Borrower. The Interest Period for each LIBOR Loan shall be one, two, three or six months; provided, however, that whenever the last day of such Interest Period would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall occur on the next succeeding Banking Day; provided, further, that if such extension of time would cause the last day of such Interest Period to occur in the next calendar month, the last day of such Interest Period shall occur on the next preceding Banking Day; and provided, further, that if the first day of an Interest Period is the last Banking Day of a month or a day for which there is no numerically corresponding day in the appropriate subsequent calendar month, then such Interest Period shall end on the last Banking Day of the appropriate subsequent calendar month. The Borrower shall not select any Interest Period which extends beyond any date on which a scheduled payment is or may be required to be made pursuant to Sections 2.1, 2.2 or 2.7(b)(i) unless the sum of the amount available to be drawn under the Commitments plus the aggregate principal balance of all Base Rate Loans and all LIBOR Loans with Interest Periods ending prior to such date is at least equal to the maximum amount that is, or may be, required to be paid on such date.

         "Issuing Bank" means KCCI in its capacity as the issuer of the Letters of Credit, or any successor issuer of the Letters of Credit. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "KCCI" means Key Corporate Capital Inc., a Michigan corporation.

         "KeyBank" means KeyBank National Association.

         "Knowledge" has the meaning assigned to it in Section 1.2.

         "Lenders" means the financial institutions listed on the signature pages of this Agreement and their respective successors (which shall include any entity resulting from a merger or consolidation) and assigns; the term "Lenders" shall include the Issuing Bank.

         "Letters of Credit" has the meaning assigned to it in Section 2.3.

         "Leverage Ratio", as of any date, means the ratio of Total Debt as of such date to Operating Cash Flow for the four fiscal quarter period then ended or most recently ended.

         "LIBOR" means the average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in an amount approximately equal to the Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Administrative Agent by prime banks in the London Eurodollar market, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two Banking Days prior to the beginning of the relevant Interest Period.

         "LIBOR Loans" means those Loans described in Sections 2.1 and 2.2 on which the Borrower shall pay interest at a rate based on the applicable LIBOR Rate.

         "LIBOR Rate" means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (a) the applicable LIBOR by (b) 1.00 minus the LIBOR Reserve Percentage.

         "LIBOR Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

         "License" means any authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by, or entered into by a federal, state or local governmental authority which permits or authorizes the acquisition, construction or operation of a radio broadcasting station, or any part of a radio broadcasting station or which is required for the acquisition, ownership or operation of any Station.

         "License Subsidiary" means any Subsidiary of the Borrower formed or acquired solely for the purpose of holding Licenses issued by the FCC.

         "Licensing Authority" means a governmental authority which has granted or issued a License.

         "Lien" as applied to the property of any Person means: (a) any mortgage, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent of any jurisdiction in respect of Indebtedness; and (d) in the case of securities or other equity interests, any purchase option, call or similar right of a third party with respect to such securities or other equity interests.

         "LLC Agreement" means the limited liability company agreement of the Borrower as in effect as of the date hereof or as amended in accordance with
Section 8.12.

         "Loan Parties" means the Parent, the Borrower and all of the Borrower's Subsidiaries.

         "Loans" means the Revolving Loans and the Term Loans.

         "Material Adverse Effect" means a material adverse effect upon or change in (a) the properties, assets, business, operations, financial condition or prospects of the Loan Parties taken as a whole or on the ability of any Loan Party to conduct its business (other than matters reflected in the audited financial statements contained in the Confidential Offering Memorandum or otherwise disclosed herein), (b) the ability of any Loan Party to perform its obligations hereunder or under any other Collateral Document to which it is a party, (c) the validity or enforceability of this Agreement, the Notes or any other Collateral Document, or (d) the rights or remedies of the Agents or the Lenders under this Agreement, the Notes or any other Collateral Document.

         "Membership Interest" means the entire ownership or equity interest of a Person in the Borrower, including all of such Person's limited liability company interest, as that term is defined in the Delaware Limited Liability Company Act (the "Delaware LLC Act"), and all of such Person's rights and obligations under the Delaware LLC Act in respect of the Borrower and under the LLC Agreement of the Borrower.

         "Net Earnings" means, with respect to the Parent, the consolidated net income (or deficit) of the Parent and its Subsidiaries for the period involved, after taxes incurred and after all proper charges and reserves (excluding, however, non-recurring special charges and credits), all as determined in accordance with GAAP.

         "Notes" means the Revolving Notes and the Term Notes.

         "Obligations" means any obligation of any Loan Party (a) to pay to the Lenders the principal of and interest on the Loans in accordance with the terms hereof and of the Notes, including, without limitation, any interest accruing after the date of any filing by any Loan Party of any petition in bankruptcy or the commencing of bankruptcy, insolvency or similar proceedings with respect to any Loan Party, regardless of whether such interest is allowable as a claim in any such proceeding; (b) in respect of the contingent liability of the Borrower under all outstanding Letters of Credit; (c) in respect of any net Rate Hedging Obligations owing to any Lender or any Affiliate of any Lender; (d) to pay, satisfy or perform any other liability or obligation to either Agent or any Lender, arising under this Agreement or any Collateral Document, whether now existing or hereafter incurred by reason of future advances or otherwise, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications or renewals thereof and substitutions therefor, and including without limitation all fees, indemnification amounts, costs and expenses, including interest thereon and reasonable attorneys' fees, incurred by either Agent or any Lender for the protection, preservation or enforcement of its rights and remedies arising hereunder or under the Collateral Documents; (e) to repay to the Agents and the Lenders all amounts advanced at any time by the Agents or the Lenders hereunder or under any Collateral Document, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, lienors or other Persons, or for taxes, levies, insurance, rent or repairs to, or maintenance or storage of, any of the property of the Borrower or any of its Subsidiaries; (f) to perform any covenant or agreement made with the Lenders pursuant to this Agreement or any Collateral Document; or (g) to take any other action in respect of any other liability of any nature of any Loan Party to the Lenders under this Agreement or any Collateral Document.

         "Operating Agreement" means any programming agreement, time brokerage, local marketing or similar agreement, franchise agreement, lease or other agreement relating to the operation of a Station by the Borrower or any of its Subsidiaries, the termination or adverse modification of which could have a Material Adverse Effect.

         "Operating Cash Flow" means, during any period, the consolidated Net Earnings of the Parent for such period (excluding, to the extent included in Net Earnings, (i) the effect of any exchange of advertising time for non-cash consideration, such as merchandise or services, (ii) any other non-cash income or expense (including the cumulative effect of a change in accounting principles and extraordinary items), (iii) any gains or losses net of taxes from sales, exchanges and other dispositions of property not in the ordinary course of business, including non-recurring charges relating to such sales, exchanges or dispositions, and (iv) any gains or losses associated with minority interests), minus any non-operating income (other than cash interest income and cash investment income), plus the sum of (a) depreciation on or obsolescence of fixed or capital assets and amortization of intangibles and leasehold improvements for such period, plus (b) Interest Expense incurred in such period to the extent included in calculating Net Earnings, plus (c) federal, state and local income taxes incurred in such period to the extent deducted in calculating Net Earnings in such period (other than any such taxes resulting from any gains from sales and exchanges and other distributions not in the ordinary course of business), plus (d) the costs relating to discontinued operations up to a maximum of $5,000,000 in any twelve month period, plus (e) operating income from Stations located in the Kansas City market that the Parent is required to dispose of by the FCC or the Department of Justice in connection with the Sinclair Purchase Agreements to the extent such operating income was not included in calculating Net Earnings, all on a consolidated basis and computed on the accrual method. For purposes of calculating Operating Cash Flow in any period (other than for purposes of calculating Excess Cash Flow):

                  (A) any acquisition of any Station, and any sale or other disposition of any Station, and any related incurrence or repayment of Indebtedness, which occurs during such period shall be deemed to have occurred on the first day of such period; provided, however, that in calculating Operating Cash Flow attributable to any Station acquired pursuant to the Sinclair Purchase Agreements for any period prior to the date on which such Station was acquired by the Borrower, such attributable Operating Cash Flow shall be increased by the amount of any Sinclair corporate overhead that was deducted in calculating such attributable Operating Cash Flow; and

                  (B) Operating Cash Flow for each of the four quarter periods ending March 31, 2000, June 30, 2000, and September 30, 2000, shall be decreased by the amounts of $1,125,000, $750,000 and $375,000, respectively (which amounts have been agreed upon based on the Borrower's estimate of additional corporate overhead expenditures that it will be required to make in respect of the acquisition of the Stations pursuant to the Sinclair Purchase Agreements, as set forth on
         Schedule 1.2 attached hereto, but actual deviation from such estimates shall not affect the adjustment set forth above).

         "Organizational Documents" means, with respect to any Person, such Person's certificate or articles of incorporation, By-Laws, partnership agreement, certificate of limited partnership, operating or limited liability company agreement, certificate of formation, stockholders agreement or other organizational or governing document or instrument.

         "Original Loan Agreement" has the meaning assigned to it in the Recitals.

         "Parent" means Entercom Communications Corp., a Pennsylvania corporation that owns all of the issued and outstanding Membership Interests of the Borrower.

         "Parent Pledge Agreement" has the meaning assigned to it in Section 6.3(a).

         "Parent Security Agreement" has the meaning assigned to it in Section 6.2(a).

         "PBGC" means the Pension Benefit Guaranty Corporation or any governmental authority at any time substituted therefor.

         "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA which is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code.

         "Permitted Acquisition" has the meaning assigned to it in Section 8.10(b).

         "Permitted Lien" means any of the following Liens:

                  (a) Liens for taxes or assessments and similar charges, which are either not delinquent or being contested diligently and in good faith by appropriate proceedings, and (i) as to which the applicable Loan Party has set aside any reserves required in accordance with GAAP on its books and (ii) which do not entail any significant risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

                  (b) statutory Liens, such as mechanic's, materialman's, warehouseman's, landlord's, artisan's, worker's, contractor's, carrier's or other like Liens, (i) incurred in good faith in the ordinary course of business,
(ii) which are either not delinquent or are being contested diligently and in good faith by appropriate proceedings, (iii) as to which the applicable Loan Party has set aside any reserves on its books required in accordance with GAAP or bonded satisfactorily to the Administrative Agent and (iv) which do not entail any significant risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

                  (c) encumbrances consisting of zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title, provided that none of such encumbrances materially impairs the use or value of any property in the operation of the applicable Loan Party's business;

                  (d) Liens securing conditional sale, rental or purchase money obligations permitted under Section 8.4 and Capitalized Lease Obligations permitted under Section 8.6 (and protective UCC-1 financing statements filed by lessors in connection therewith under leases not intended as security), but only in the property which is the subject of such obligations and proceeds thereof;

                  (e) Liens arising under or pursuant to this Agreement or any Collateral Document or otherwise securing any Obligation;

                  (f) Liens in respect of judgments or awards with respect to which any Loan Party is, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been secured, and as to which judgments or awards such Loan Party has established any reserves on its books required in accordance with GAAP or has bonded in a manner satisfactory to the Administrative Agent;

                  (g) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (h) Liens granted to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations and not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of any property; and

                  (i) any other Liens listed on Schedule 5.10 hereto or to which the Required Lenders have consented in writing.

         "Person" includes natural persons, corporations, business trusts, associations, companies, limited liability companies, joint ventures and partnerships.

         "Plan" means any employee benefit plan, as defined under Section 3(3) of ERISA, established or maintained by the Borrower or any member of the Controlled Group or any such Plan to which the Borrower or any member of the Controlled Group is, or in the last six years was, required to contribute on behalf of its employees.

         "Pledge Agreements" means the Parent Pledge Agreement, the Borrower Pledge Agreement and the Subsidiary Pledge Agreement.

         "Possible Default" means an event, condition, situation or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

         "Prepayment Premium" with respect to the prepayment or conversion of any LIBOR Loan or any other receipt or recovery of any LIBOR Loan prior to the end of the applicable Interest Period, whether by voluntary prepayment, acceleration, conversion to a Base Rate Loan or otherwise, means, with respect to each Lender, any loss, cost or expense incurred by such Lender as a result of such prepayment, conversion, receipt or recovery, as certified in writing to the Administrative Agent and the Borrower by such Lender.

         "Pro Forma Debt Service" means, as of the end of any fiscal quarter, the sum of, without duplication, (a) all principal payments required to be made on the Loans pursuant to Sections 2.1(b), 2.2(b) and 2.7(b)(i) during the four quarter period following such date, (b) all principal payments required to be made by the Loan Parties on Total Debt, other than the Loans, during such subsequent four quarter period, and (c) all Interest Expense (including quarterly payments incurred in connection with the TIDES Subordinated Debentures, whether paid or deferred) during such subsequent four quarter period. In calculating Pro Forma Debt Service, (i) the interest rate in effect in such subsequent period on any Indebtedness which does not bear interest at a rate which is fixed for the entire subsequent period (whether by virtue of a Rate Hedging Obligation or otherwise) shall be deemed to be the interest rate in effect on such Indebtedness as of the date of determination, and (ii) for the purpose of determining the amount of principal and interest payments required on the Loans and on other Total Debt in future periods, it shall be assumed that the principal amount of Loans and other Total Debt outstanding as of the date of determination will be outstanding for the subsequent four quarter period, subject to any required commitment reductions and scheduled payments on Total Debt.

         "Quarterly Date" means the last day of each of the Borrower's fiscal quarters.

         "Ratable Share" means, with respect to any Lender, its pro rata share of (a) the Revolving Commitment, the Letters of Credit and the Revolving Loans,
(b) the Term Commitment and the Term Loans, or (c) all of the Loans, as the case may be, as such pro rata share may be modified pursuant to Section 2.16 or by assignment pursuant to Section 13.7. As of the date of this Agreement, the Ratable Shares of the Lenders shall be as listed on Schedule 1.1 attached hereto.

         "Rate Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect the Borrower from the fluctuations of interest rates, including interest rate exchange or swap agreements, interest rate cap or collar protection agreements, and interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Regulatory Change" means the adoption of or any change in federal, state or local treaties, laws, rules or regulations or the adoption of or change in any interpretations, guidelines, directives or requests of or under any federal, state or local treaties, laws, rules or regulations (whether or not having the force of law) by any court, governmental authority, central bank or comparable agency charged with the interpretation or administration thereof.

         "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

         "Reportable Event" means a reportable event as that term is defined in Title IV of ERISA, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code).

         "Required Lenders" means, at any time, Lenders holding more than 50% of the then aggregate unpaid principal amount of the Notes and participations in the stated amount of the outstanding Letters of Credit, or, if no principal amount of the Notes or any Letter of Credit is then outstanding, Lenders having more than 50% of the Commitments.

         "Revolving Commitment" has the meaning assigned to it in Section
2.1(a).

         "Revolving Lenders" means the Lenders who have committed to provide the Revolving Loans to the Borrower. The initial Revolving Lenders are listed on
Schedule 1.1.

         "Revolving Loans" has the meaning assigned to it in Section 2.1(a).

         "Revolving Notes" has the meaning assigned to it in Section 2.5.

         "Security Agreements" means the Parent Security Agreement, the Borrower Security Agreement and the Subsidiary Security Agreement.

         "Sinclair Letter of Credit" means the existing letter of credit No. KCCS96255 issued by KCCI in the original stated amount of $50,000,000, which will reduce to $7,526,000 on the Closing Date, and with an expiration date of August 16, 2000, which was issued for the account of the Borrower (as successor to the Parent) in connection with the Sinclair Purchase Agreements, which letter of credit shall constitute a Letter of Credit hereunder.

         "Sinclair Purchase Agreements" means (a) the Asset Purchase Agreement, entered into on August 20, 1999, but effective as of August 18, 1999, among Sinclair Communications, Inc. ("Sinclair"), Sinclair Media III, Inc., Sinclair Radio of Kansas City Licensee, LLC, and the Parent, and (b) the Amended and Restated Asset Purchase Agreement, entered into on August 20, 1999, but effective as of August 18, 1999, among Sinclair, certain of its subsidiaries and the Parent, as amended by those Letter Agreements dated as of December 3, 1999.

         "Station Contracts" has the meaning assigned to it in Section 8.21.

         "Stations" means, as of any date, the radio broadcasting stations owned by the Borrower or any of its Subsidiaries as of such date; all auxiliary stations owned or operated in connection with the foregoing or any other communications station owned or operated at such time by the Borrower or any of its Subsidiaries.

         "Subordinated Debt" means the unsecured Indebtedness of the Parent in respect of the TIDES Subordinated Debentures and all other unsecured Indebtedness of the Borrower and the Parent incurred pursuant to the provisions of Section 8.1(g).

         "Subsidiary" of a Person means each partnership, corporation, limited liability company, business trust or other entity, the majority of the outstanding partnership interests, capital stock, membership interests or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such Person.

         "Subsidiary Guaranty" has the meaning assigned to it in Section 6.5.

         "Subsidiary Pledge Agreement" has the meaning assigned to it in Section 6.3(c).

         "Subsidiary Security Agreement" has the meaning assigned to it in
Section 6.2(c).

         "Syndication Agent" means Bank of America, N.A. in its capacity as Syndication Agent hereunder together with any successor Syndication Agent hereunder.

         "Term Commitment" has the meaning assigned to it in Section 2.2(a).

         "Term Lenders" means the Lenders who have committed to provide the Term Loans to the Borrower. The initial Term Lenders are listed on Schedule 1.1.

         "Term Loans" has the meaning assigned to it in Section 2.2(a).

         "Term Notes" has the meaning assigned to it in Section 2.5.

         "Termination Date" means September 30, 2007.

         "TIDES Indenture" means the Indenture dated as of October 6, 1999, between the Parent and Wilmington Trust Company, as Trustee, with respect to the Parent's 6 1/4% Convertible Subordinated Debentures due 2014.

         "TIDES Preferred Securities" means the 6 1/4% Convertible Preferred Securities issued by the TIDES Trust on October 6, 1999.

         "TIDES Subordinated Debentures" means the Parent's 6 1/4% Convertible Subordinated Debentures due 2014 issued on October 6, 1999, pursuant to the TIDES Indenture.

         "TIDES Trust" means Entercom Communications Capital Trust, a Delaware business trust.

         "TIDES Trust Declaration" means the Amended and Restated Declaration of Trust, dated as of October 6, 1999, of the TIDES Trust.

         "Total Debt" means, without duplication, (a) all Indebtedness of the Loan Parties for borrowed money, including, without limitation, the Loans, (b) all Capitalized Lease Obligations of the Loan Parties, (c) all other Indebtedness of any Loan Party represented by notes or drafts representing extensions of credit or on which interest is typically charged, (d) all obligations of any Loan Party evidenced by bonds, debentures, notes or other similar instruments (including all such obligations to which any property or asset owned by any Loan Party is subject, whether or not the obligation secured thereby shall have been assumed), (e) all obligations of any Loan Party under conditional sale or other title retention agreements relating to purchased assets, (f) all obligations of any Loan Party that are incurred, issued or assumed as the deferred purchase price of property or services and that are payable over a period in excess of one year, (g) all obligations or liabilities in respect of which any Loan Party is a Guarantor, (h) at any time after the occurrence and during the continuance of an event of default under any agreement of any Loan Party governing Rate Hedging Obligations, the aggregate amount payable by such Loan Party under such agreement, and (i) all obligations of any Loan Party as an account party to reimburse any Person in respect of letters of credit (including the Letters of Credit) or bankers' acceptances; provided, however, that the Indebtedness evidenced by the TIDES Subordinated Debentures shall not constitute Total Debt; provided, further, however, that all interest or other financing costs accrued on the TIDES Subordinated Debentures during any Deferral Period (as that term is defined in the TIDES Indenture) shall be included in Total Debt.

         "Working Capital" means, as of any date, the excess of the consolidated current assets, other than cash, of the Borrower and its Subsidiaries over their consolidated current liabilities, other than the current portion of long term debt, as of such date.

         1.2 Other Terms. Except as otherwise specifically provided in this Agreement, each term not otherwise expressly defined herein which is defined in the Uniform Commercial Code, as amended (the "UCC") as adopted in any applicable jurisdiction shall have the meaning assigned to it in the UCC in effect in such jurisdiction. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Schedules or Exhibits shall be deemed to be references to Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. "Knowledge" of a Person means the actual knowledge of such Person (in the case of an individual) or of an executive officer or director of such Person (in all other cases) or, in the case of a Loan Party, the general manager of any of the Stations, as well as the knowledge that any such Person would be deemed to have upon a reasonable inquiry into the facts and surrounding circumstances.

         1.3 Accounting Provisions. All accounting terms used in this Agreement which are not expressly defined herein shall have the respective meanings given to them in accordance with GAAP, all computations shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP.

Section 2 THE LOANS.

     2.1 The Revolving Commitment and the Revolving Loans.

         (a) Subject to the terms and conditions hereof, during the period from the Closing Date up to but not including the Termination Date, the Revolving Lenders severally, but not jointly, shall make loans to the Borrower in such amounts as the Borrower may from time to time request but not exceeding in aggregate principal amount at any one time outstanding $325,000,000 (as such amount may be (i) increased pursuant to Section 2.16 or (ii) reduced pursuant to
Section 2.1(d), 2.7 or any other provision of this Agreement, from time to time, the "Revolving Commitment"); provided, however, that in no event shall the aggregate principal amount of such loans plus the aggregate stated amount of the Letters of Credit exceed the Revolving Commitment. All amounts borrowed by the Borrower pursuant to this Section 2.1(a) and all amounts drawn under any Letter of Credit and not repaid may be referred to hereinafter collectively as the "Revolving Loans." Each Revolving Loan requested by the Borrower shall be funded by the Revolving Lenders in accordance with their Ratable Shares of the requested Revolving Loan. A Revolving Lender shall not be obligated hereunder to make any additional Revolving Loan if immediately after making such Loan, the aggregate principal balance of all Revolving Loans made by such Lender plus such Lender's Ratable Share of any outstanding Letters of Credit would exceed such Lender's Ratable Share of the Revolving Commitment. The Revolving Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in Section 2.4.

         (b) On each date set forth in the table below, the Revolving Commitment shall automatically reduce by that percentage of the Revolving Commitment (as in effect on September 30, 2002, before giving effect to the reduction required by this Section 2.1(b) on that date) set forth for such date in such table;

Year         March 31             June 30             September 30             December 31
----------   ------------------   -----------------   ----------------------   ---------------------
2002         0%                   0%                  3.75%                    3.75%
2003         4.375%               4.375%              4.375%                   4.375%
2004         5%                   5%                  5%                       5%
2005         5%                   5%                  5%                       5%
2006         5%                   5%                  5%                       5%
2007         5%                   5%                  5%                       N/A

         (c) Prior to the Termination Date, the Borrower may, at its option, from time to time prepay all or any portion of the Revolving Loans, subject to the provisions of Section 2.7, and the Borrower may reborrow from time to time hereunder amounts so paid up to the amount of the Revolving Commitment in effect at the time of reborrowing.

         (d) At any time prior to the Termination Date, by written notice to the Administrative Agent no later than 11:00 A.M. Cleveland, Ohio time five Banking Days prior to such termination or reduction, the Borrower may permanently terminate, or from time to time permanently reduce, the Revolving Commitment. Such notice shall be irrevocable and in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice. Any such partial reduction hereunder shall be in an amount which is not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The

Administrative Agent shall promptly thereafter notify the Lenders of any such reduction or termination of the Revolving Commitment.

         (e) All Revolving Loans, together with all interest accrued thereon, shall be paid in full no later than the Termination Date.

         (f) All reductions of the Revolving Commitment pursuant to Section 2.1(d), 2.7(c) or any other provision of this Agreement shall be permanent reductions and shall be made ratably among the Lenders, and the Revolving Commitment shall not be increased (except pursuant to Section 2.16).

     2.2 The Term Commitment and the Term Loans.

         (a) Subject to the terms and conditions hereof, during the period from the Closing Date up to and including September 29, 2000, or such later date as may be approved by the Required Lenders, the Term Lenders severally, but not jointly, shall make loans to the Borrower in such amounts as the Borrower may from time to time request but not exceeding in aggregate principal amount at any one time outstanding $325,000,000 (as such amount may be increased pursuant to Section 2.16 or reduced pursuant to Section 2.2(c), 2.7 or any other provision of this Agreement, from time to time, the "Term Commitment"); provided, however, that there shall not be more than four borrowings under the Term Commitment, and each borrowing shall be in an aggregate principal amount of at least $50,000,000. All amounts borrowed by the Borrower pursuant to this Section 2.2(a) may be referred to hereinafter collectively as the "Term Loans." The Term Commitment shall expire on September 29, 2000, or such later date as may be approved by the Required Lenders, and no Term Loan may be borrowed thereafter. Each Term Loan requested by the Borrower shall be funded by the Term Lenders in accordance with their Ratable Shares of the requested Term Loan. A Term Lender shall not be obligated hereunder to make any additional Term Loan if immediately after making such Loan, the aggregate principal balance of all Term Loans made by such Lender would exceed such Lender's Ratable Share of the Term Commitment. The Term Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in Section 2.4.

         (b) The aggregate principal of the Term Loans shall be repaid in twenty-one consecutive quarterly installments commencing on September 30, 2002. The installments shall be due on each date set forth in the following table, with each installment being in an amount equal to that percentage set forth in such table for such date of the principal amount of the Term Loans outstanding as of September 30, 2002, before giving effect to the payment required by this
Section 2.2(b) on that date, with the final installment of all then outstanding principal, together with all accrued interest, due no later than the Termination
Date:



Year         March 31             June 30             September 30             December 31
----------   ------------------   -----------------   ----------------------   ---------------------
2002         0%                   0%                  3.75%                    3.75%
2003         4.375%               4.375%              4.375%                   4.375%
2004         5%                   5%                  5%                       5%
2005         5%                   5%                  5%                       5%
2006         5%                   5%                  5%                       5%
2007         5%                   5%                  5%                       N/A

         (c) At any time, by written notice to the Administrative Agent no later than 11:00 A.M. Cleveland, Ohio time five Banking Days prior to such termination or reduction, the Borrower may permanently terminate, or from time to time permanently reduce, the Term Commitment. Such notice shall be irrevocable and in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice. Any such partial reduction hereunder shall be in an amount which is not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Administrative Agent shall notify the Lenders of any such reduction or termination of the Term Commitment.

         (d) All Term Loans, together with all interest accrued thereon, shall be paid in full no later than the Termination Date.

         (e) All reductions of the Term Commitment pursuant to Section 2.2(c), 2.7(c) or any other provision of this Agreement shall be permanent reductions, and the Term Commitment shall not be increased (except pursuant to Section 2.16). All payments and prepayments of the Term Loans shall be permanent, and no amounts so prepaid may be reborrowed.

     2.3 Letters of Credit.

         (a) Issuance. KCCI issued the Existing Letter of Credit pursuant to the Original Loan Agreement. The Borrower hereby assumes, subject to the consummation of the Closing hereunder, the reimbursement obligations of the Parent in respect of the Existing Letter of Credit. Subject to the terms and conditions hereof, including the provisions of Section 6, the Borrower may request that the Issuing Bank issue, from time to time during the period from the Closing Date through the date that is thirty days prior to the Termination Date, and the Issuing Bank agrees to issue, from time to time, additional commercial or standby letters of credit in an aggregate stated amount not exceeding the difference of $50,000,000 minus the aggregate stated amount of the Existing Letter of Credit (the Existing Letter of Credit and such additional Letters of Credit, the "Letters of Credit"). Each Letter of Credit shall be denominated and payable in U.S. dollars. No Letter of Credit shall be issued for a term of more than three hundred sixty-four days, and no Letter of Credit shall have an expiration date which is later than the tenth Banking Day prior to the Termination Date. No Letter of Credit shall be issued if after giving effect to such issuance, the sum of the outstanding principal balance of the Revolving Loans (including amounts drawn on Letters of Credit and not repaid), plus the aggregate stated amount of outstanding Letters of Credit, would exceed the Revolving Commitment. Each Letter of Credit shall be issued in the manner and on the conditions set forth in this Section 2.3 and Section 6. Each Letter of Credit shall require delivery of a sight draft for payment.

         (b) Application. Each request for a Letter of Credit shall be made to the Issuing Bank by an application on the Issuing Bank's standard form or in such other manner as the Issuing Bank may approve. In the event of any conflict between the terms and conditions of such application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail. Promptly following the issuance of any Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Revolving Lenders of such issuance.

     (c) Participation by the Revolving Lenders.

         (i) By the Borrower's assumption of the reimbursement obligations in respect of the Existing Letter of Credit, and by the issuance of any additional Letter of Credit and without any further action on the part of the Issuing Bank, the Administrative Agent or the other Revolving Lenders in respect thereof, the Issuing Bank hereby grants to each other Revolving Lender, and each other Revolving Lender hereby agrees to acquire from the Issuing Bank, a participation in each Letter of Credit (including the Existing Letter of Credit) equal to such Lender's Ratable Share of the stated amount of such Letter of Credit, effective upon the Closing Date, in respect of the Existing Letter of Credit, and upon the issuance thereof in respect of any additional Letter of Credit; provided, however, that no Revolving Lender shall be required to acquire participations in any Letter of Credit that would result in its Ratable Share of the sum of outstanding Revolving Loans plus the stated amount of all outstanding Letters of Credit to be greater than its Ratable Share of the Revolving Commitment. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, in accordance with Section 2.3(d), such Lender's Ratable Share of each amount disbursed pursuant to a Letter of Credit; provided, that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the Issuing Bank.

         (ii) Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (i) above in respect of Letters of Credit issued in accordance with the terms hereof is absolute and unconditional and shall not be affected by any circumstances whatsoever, including the occurrence and continuance of an Event of Default or Possible Default, or the reduction or termination of the Revolving Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (d) Letter of Credit Disbursements.

         (i) If the Administrative Agent has not received from the Borrower the payment required or permitted pursuant to paragraph (ii) of this Section 2.3(d) by 11:00 a.m., Cleveland time, on the date on which the Issuing Bank has notified the Borrower that payment of a draft presented under any Letter of Credit will be made, as provided in such paragraph (ii), the Administrative Agent shall promptly notify the Issuing Bank and each other Revolving Lender of the disbursement to be made under such Letter of Credit and, in the case of each Revolving Lender, its Ratable Share of such disbursement. Each Revolving Lender shall pay to the Administrative Agent, not later than 1:00 P.M., Cleveland time, on such date (or, if the Issuing Bank shall elect to defer reimbursement from the Revolving Lenders hereunder, such later date as the Issuing Bank shall specify by notice to the Administrative Agent and the Revolving Lenders), such Lender's Ratable Share of such disbursement, which the Administrative Agent shall promptly pay to the Issuing Bank. The Administrative Agent will promptly remit to each Revolving Lender its share of any amount subsequently received by the Administrative Agent from the Borrower in respect of such disbursement; provided that amounts so received for the account of any Revolving Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any disbursement shall be remitted to the Issuing Bank.

         (ii) If the Issuing Bank shall receive any draft presented under any Letter of Credit, the Issuing Bank shall give notice thereof as provided in paragraph (iii) below. If the Issuing Bank shall pay any draft in an amount less than $1,000,000 presented under a Letter of Credit, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank, an amount equal to the amount of such draft before 11:00 A.M., Cleveland time, on the Banking Day on which the Issuing Bank shall have notified the Borrower that payment of such draft will be made. If the Issuing Bank shall pay any draft in an amount equal to or greater than $1,000,000 presented under a Letter of Credit, the Borrower may, if no Possible Default or Event of Default then exists (but shall, if a Possible Default or Event of Default then exists) pay to the Administrative Agent, for the account of the Issuing Bank, an amount equal to the amount of such draft before 11:00 A.M., Cleveland time, on the Banking Day on which the Issuing Bank shall have notified the Borrower that payment of such draft will be made. The Administrative Agent will promptly pay any such amounts received by it to the Issuing Bank.

         (iii) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit. The Issuing Bank shall as promptly as reasonably practicable give oral notification, confirmed in writing, to the Administrative Agent and the Borrower of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of such Letter of Credit and whether the Issuing Bank has made or will make a disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse such disbursement, and the Administrative Agent shall promptly give each Revolving Lender notice thereof.

         (iv) Any amounts paid by the Issuing Bank on any Letter of Credit (other than from funds timely provided by the Borrower pursuant to clause (ii) above) shall be deemed initially to be a Base Rate Revolving Loan for all purposes of this Agreement and shall bear interest from the date of payment by the Issuing Bank at the rates provided in Section 3.1 until paid in full.

     (e) Obligation to Repay Letter of Credit Disbursements, etc. The Borrower assumes all risks in connection with the Letters of Credit, and the Borrower's obligation to repay each disbursement under a Letter of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

         (i) any lack of validity or enforceability of any Letter of Credit;

         (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Administrative Agent, the Issuing Bank or any other Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

         (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect other than a defense based on the willful misconduct or gross negligence of the Issuing Bank; and

         (iv) any other circumstance or event whatsoever, whether or not similar to any of the foregoing that does not result from the willful misconduct or gross negligence of the Issuing Bank.

     It is understood that in making any payment under a Letter of Credit (A) the Issuing Bank's exclusive reliance as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any documents presented pursuant to such Letter of Credit prove to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, shall, in each case, not in and of itself be deemed willful misconduct or gross negligence of the Issuing Bank and (B) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof, shall, in each case, not in and of itself be deemed willful misconduct or gross negligence of the Issuing Bank.

         (f) Indemnification. The Borrower shall: (i) indemnify and hold the Administrative Agent and each Lender (including the Issuing Bank) harmless from any loss resulting from any claim, demand or liability which may be asserted against the Administrative Agent or such Lender in connection with actions taken under any Letter of Credit, and (ii) reimburse the Administrative Agent or such Lender for any fees or other reasonable expenses paid or incurred by the Administrative Agent or such Lender in connection with any Letter of Credit, other than any loss or expense resulting from the Administrative Agent's or such Lender's willful misconduct or gross negligence.

         (g) Security. Upon the occurrence of any Event of Default, the Borrower shall, upon demand (or, upon the occurrence and during the continuance of any Event of Default referred to in Sections 9.5, 9.6 or 9.7, immediately), pay to the Issuing Bank the stated amount of all outstanding Letters of Credit, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit, this Agreement and the Notes. The payment by the Borrower of such security shall not terminate the obligations of the Borrower under this Section 2.3, but the stated amount of such Letters of Credit to the extent of such security payment shall not be deemed to be Indebtedness for purposes of determining the Borrower's compliance with the covenants set forth in Section 8.13 or for determining the Applicable Margin.

         (h) Additional Costs. If any Regulatory Change shall either (i) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Administrative Agent or any Lender (or its holding company) any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting any Letter of Credit issued or to be issued hereunder, or (ii) subject the Issuing Bank, the Administrative Agent or any Lender to any tax (other than taxes imposed on the net income of the Administrative Agent, the Issuing Bank or such other Lender), charge, fee, deduction or withholding of any kind whatsoever, or (iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Issuing Bank's, the Administrative Agent's or any Lender's (or its holding company's) capital or cost base for issuing such Letter of Credit which results in an increase in the capital requirement supporting such Letter of Credit, or (iv) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Administrative Agent or any Lender (or its holding company) any capital requirement, increased capital requirement or similar requirement such as the deeming of such Letters of Credit to be assets held by the Issuing Bank, the Administrative Agent or such Lender (or its holding company) for capital calculation or other purposes and the result of any events referred to in (i), (ii), (iii) or (iv) above shall be to increase the costs or decrease the benefit in any way to the Issuing Bank, the Administrative Agent or a Lender (or its holding company) of issuing, maintaining or participating in such Letters of Credit, then and in such event the Borrower shall, within ten days after the mailing of written notice of such increased costs and/or decreased benefits to the Administrative Agent and the Borrower, pay to the Issuing Bank, the Administrative Agent or such Lender all such additional amounts which in the Issuing Bank's, the Administrative Agent's or such Lender's good faith calculation as allocated to such Letters of Credit, shall be sufficient to compensate it (or its holding company) for all such increased costs and/or decreased benefits. The Issuing Bank's, the Administrative Agent's or such Lender's calculation shall be conclusive absent manifest error.

         (i) Fees. Each Letter of Credit shall be issued for a fee equal to the product of the Applicable Margin applicable to LIBOR Loans as of the date of issuance thereof times the stated amount thereof, payable upon issuance. No such issuance fee shall be payable upon the assumption by the Borrower of the Existing Letter of Credit on the Closing Date; however, the Issuing Bank shall, promptly following the Closing, pay to the Lenders their pro rata share of the fee originally paid by the Parent (0.75% of the original stated amount, or $375,000) on the stated amount of the Existing Letter of Credit as reduced as of the Closing Date for the period from the Closing Date through the remainder of the term of the Existing Letter of Credit. The fee for Letters of Credit issued on or after the Closing Date shall be payable to the Administrative Agent for the benefit of the Revolving Lenders in accordance with their Ratable Shares of such Letter of Credit. If any Letter of Credit is drawn upon prior to its expiration date, the Revolving Lenders shall reimburse to the Borrower that portion of the fee allocable to the period from the date of the draw to the expiration date, calculated in accordance with the Issuing Bank's standard letter of credit procedures. In addition, the Borrower shall pay to the Issuing Bank for its own account a fronting fee of 0.125% per annum of the stated amount of each Letter of Credit (other than the Existing Letter of Credit except upon renewal thereof) and its standard charges for the issuance of letters of credit and for draws upon letters of credit.

     2.4 Making and Continuation/Conversion of the Loans.

         (a) Making of the Loans.

             (i) Each Loan shall be made by the Lenders in such amount as the Borrower shall request, provided that, in addition to the restriction set forth in Section 2.2(b) with respect to the Term Loans, each borrowing shall be in an amount which is a minimum of (A), with respect to any LIBOR Loan, $5,000,000, and integral multiples of $1,000,000 in excess thereof, and (B) with respect to any Base Rate Loan, $1,000,000 and integral multiples of

$500,000 in excess thereof or such lesser amount as may be equal to the then unused portion of the Commitment. The obligation of the Lenders to make any Loan and of the Issuing Bank to issue any Letter of Credit is conditioned upon the fact that (x) no Possible Default or Event of Default shall then exist or immediately after the Loan would exist; (y) all of the Collateral Documents shall still be in full force and effect; and (z) the representations and warranties contained herein and in the Collateral Documents shall be true and correct in all material respects as if made on and as of the date of such borrowing, except to the extent that any thereof expressly relate to an earlier date.

             (ii) Loans shall be effected at the principal banking office of the Administrative Agent in Cleveland, Ohio, and shall be made at such times as the Borrower may request by notice to the Administrative Agent no later than 11:00 A.M. Cleveland, Ohio time (A) three Banking Days prior to the date of a requested LIBOR Loan and (B) one Banking Day prior to the date of a requested Base Rate Loan. Such notices shall be in writing, or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as the telephone request, shall be irrevocable and shall specify the proposed date and the amount of the requested Loan, whether it is a Term Loan or a Revolving Loan, whether it is to bear interest initially based upon the Base Rate or the LIBOR Rate, and the Interest Period thereof, if applicable. The Administrative Agent shall be entitled to rely on any such telephonic communication regardless of whether it is subsequently confirmed in writing.

             (iii) Upon receipt of each borrowing notice for a Loan, the Administrative Agent shall promptly notify each Lender of the type, Interest Period, if applicable, amount and date of the proposed borrowing. Not later than 11:00 A.M. Cleveland time, on the date of a proposed borrowing of a Loan, each Lender shall provide the Administrative Agent at its address specified in
Section 13.4 with immediately available funds covering such Lender's Ratable Share, if any, of such Loan, and the Administrative Agent shall pay over such immediately available funds to the Borrower.

     (b) Conversion/Continuation of the Loans. At the Borrower's election pursuant to notice given to the Administrative Agent not later than 11:00 A.M. Cleveland, Ohio time three Banking Days prior to such conversion or continuation, any Base Rate Loan may be converted to, or any LIBOR Loan may be continued as, a LIBOR Loan as requested by the Borrower; provided, however, that each conversion shall be in an amount which is a minimum of $5,000,000, and integral multiples of $1,000,000 in excess thereof; and provided, further, that no Loan may be continued as or converted to a LIBOR Loan at any time that an Event of Default or Possible Default exists. Such notice shall be in writing, or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as the telephone request, shall be irrevocable and shall specify the proposed Interest Period of the new LIBOR Loan. The Administrative Agent shall be entitled to rely on any such telephonic communication regardless of whether it is subsequently confirmed in writing. If the Borrower has not delivered to the Administrative Agent such notice with respect to any terminating Interest Period at least three Banking Days prior to the end of such Interest Period, the affected LIBOR Loan shall convert to a Base Rate Loan at the end of such Interest Period.

     (c) Number of Interest Rate Options. In no event shall the Borrower have more than seven LIBOR Loans outstanding at any time.

         (d) Expiration of Commitments. The Commitments shall expire and the Lenders shall have no obligations to make any Loans to the Borrower if the Closing Date has not occurred on or prior to December 31, 1999.

     2.5 The Notes. All Revolving Loans shall be evidenced by separate promissory notes payable to the Revolving Lenders substantially in the form attached hereto as Exhibit A to be duly executed and delivered by the Borrower at or prior to the Closing in the aggregate principal amount of the Revolving Commitment (such notes, together with any notes issued in connection with the issuance of a Letter of Credit being referred to hereinafter as the "Revolving Notes"). All Term Loans shall be evidenced by separate promissory notes payable to the Term Lenders substantially in the form attached hereto as Exhibit B to be duly executed and delivered by the Borrower at or prior to the Closing in the aggregate principal amount of the Term Commitment (such notes being referred to hereinafter as the "Term Notes"). The Lenders may, and are hereby authorized by the Borrower to, set forth on the grids attached to the Notes, or in other comparable records maintained by them, the amount of each Loan, all payments and prepayments of principal and interest received, the current outstanding principal balance, and other appropriate information. The aggregate unpaid amount of any Loan set forth in any records maintained by a Lender with respect to a Note shall be presumptive evidence of the principal amount owing and unpaid on such Note. Failure of a Lender to record the principal amount of any Loan on the grid(s) attached to a Note shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Note to repay the principal amount of such Loan and all interest accruing thereon.

     2.6 Fees.

         (a) Revolving Commitment Fees. The Borrower shall pay to the Administrative Agent for the benefit of the Revolving Lenders a non-refundable commitment fee on the excess of the aggregate average daily undisbursed amount of the Revolving Commitment over the aggregate stated amount of the Letters of Credit then outstanding (the "Unused Revolving Commitment"). The amount of the commitment fee shall be calculated on a year having 360 days and actual days elapsed and shall be based on the Leverage Ratio and the percentage of the Revolving Commitment represented by the Unused Revolving Commitment, as set forth in the following table:


Leverage Ratio:                          Unused Revolving              Unused Revolving
                                         Commitment is greater         Commitment is less than or
                                         than 50% of Revolving         equal to 50% of Revolving
                                         Commitment:                   Commitment:

Greater than or equal to 4.0 to 1.0:            0.500%                        0.375%
Less than 4.0 to 1.0:                           0.375%                        0.250%

Such commitment fee shall (i) commence to accrue as of the date hereof and continue for each day to and including the Termination Date, (ii) be in addition to any other fee required by the terms and conditions of this Agreement, (iii) be payable quarterly in arrears on each Quarterly

Date and on the date the Revolving Commitment is terminated, and (iv) be shared by the Revolving Lenders in accordance with their Ratable Shares of the Revolving Commitment.

         (b) Term Loan Commitment Fees. The Borrower shall pay to the Administrative Agent for the benefit of the Term Lenders a non-refundable commitment fee on the aggregate average daily undisbursed amount of the Term Commitment (the "Unused Term Commitment"). The amount of the commitment fee shall be calculated on a year having 360 days and actual days elapsed and shall be based on the Leverage Ratio and the percentage of the Term Commitment represented by the Unused Term Commitment, as set forth in the following table:


Leverage Ratio:                          Unused Term Commitment is greater      Unused Term Commitment is less than
                                         than 50% of Term Commitment:           or equal to 50% of Term Commitment:
Greater than or equal to 4.0 to 1.0:                    0.500%                                 0.375%
Less than 4.0 to 1.0:                                   0.375%                                 0.250%

Such commitment fee shall (i) commence to accrue as of the date hereof and continue for each day to and including the date on which the Term Commitment expires, (ii) be in addition to any other fee required by the terms and conditions of this Agreement, (iii) be payable quarterly in arrears on each Quarterly Date and on the date the Term Commitment is terminated, and (iv) be shared by the Term Lenders in accordance with their Ratable Shares of the Term Commitment.

         (c) Other Fees. The Borrower shall pay to the Agents such other fees as are set forth in the Fee Letters.

     2.7 Prepayment.

         (a) Voluntary Prepayments. By notice to the Administrative Agent (which shall be irrevocable and in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice) no later than 11:00 A.M. Cleveland, Ohio time on the Banking Day prior to such prepayment (with respect to any Base Rate Loan) or on the third Banking Day prior to such prepayment (with respect to any LIBOR Loan), the Borrower may, at its option, prepay the Loans in whole at any time or in part from time to time without penalty or premium (except that any such prepayment of any LIBOR Loan shall be made together with any applicable Prepayment Premium); provided, however, that each partial prepayment shall be in the aggregate principal amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

         (b) Mandatory Prepayments.

             (i) Reduction of Commitment. If at any time the sum of the outstanding principal amount of the Revolving Loans plus the stated amount of all outstanding Letters of Credit exceeds the Revolving Commitment (as the Revolving Commitment may be increased or reduced pursuant to the terms hereof), or if the outstanding principal amount of the

Term Loans exceeds the Term Commitment, the Borrower shall immediately prepay the Revolving Loans or the Term Loans, as the case may be, without penalty or premium (except that any such prepayment of any LIBOR Loan shall be made together with the applicable Prepayment Premium), in an amount necessary to cause the sum of the outstanding principal amount of the Revolving Loans plus the stated amount of all outstanding Letters of Credit, or the outstanding principal amount of the Term Loans, not to exceed the Revolving Commitment or the Term Commitment, as the case may be. All accrued interest on the amount prepaid shall be paid with the prepayment.

             (ii) Excess Cash Flow. If the Leverage Ratio as of the end of any fiscal year of the Borrower ending on or after December 31, 2002, is 5.0 to 1.0 or greater, then within one hundred twenty-five days after the end of such fiscal year the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 50% (or, if an Event of Default is then continuing, 100%) of Excess Cash Flow, if any, for such fiscal year. Mandatory prepayments made pursuant to this Section 2.7(b)(ii) shall be determined from the annual financial statements for such fiscal year delivered by the Borrower pursuant to
Section 7.5(a) and shall be accompanied by a certificate signed by a financial officer of the Borrower setting forth the calculations from which the amount of such prepayment was determined.

             (iii) Proceeds of Asset Sales and Insurance Proceeds.

                  (A) Subject to paragraph (B) below, if, at any time during the period (the "Reinvestment Period") beginning on the date of consummation of an Asset Sale or the date on which any Loan Party receives insurance proceeds in respect of any casualty to any property of a Loan Party which proceeds are in the amount of $10,000,000 or more (either such date being the "Start Date") and ending on the earlier of the first anniversary of the Start Date and the date on which the net cash proceeds of such Asset Sale or of such insurance are reinvested pursuant to a Permitted Acquisition or used to repair or replace such damaged or destroyed property, the Leverage Ratio is greater than 5.5 to 1.0, then the Borrower shall make a mandatory prepayment of the Loans; provided, however that the Borrower shall not be required to make such a mandatory prepayment of the Loans, so long as (I) the Borrower or one of its Subsidiaries reinvests such proceeds by making a Permitted Acquisition or replacing such damaged or destroyed property within twelve months after the Start Date, and
(II) no Event of Default or Possible Default exists as of the Start Date or at any time during the Reinvestment Period. If any such Event of Default or Possible Default exists at any time during the Reinvestment Period or if such proceeds are not so reinvested during the Reinvestment Period, then the Borrower shall make a mandatory prepayment of the Loans promptly following the occurrence of such Event of Default or Possible Default or the end of the Reinvestment Period, whichever is earlier, in an amount equal to the cash proceeds of such Asset Sale or the amount of such insurance proceeds, net of any reasonable costs directly incurred in connection with such Asset Sale or with collecting such insurance proceeds, any taxes payable by a Loan Party in connection with such Asset Sale and any amounts reinvested, or contractually obligated to be reinvested, pursuant to a Permitted Acquisition or to replace damaged or destroyed property. Together with any prepayment required by this Section 2.7(b)(iii), the Borrower shall deliver to the Administrative Agent a certificate executed by a financial officer of the Borrower setting forth the calculation of the net cash proceeds of such Asset Sale or of such insurance proceeds, including a calculation of the taxes payable by a Loan Party in respect of such sale.

                  (B) Notwithstanding the foregoing provisions of this Section 2.7(b)(iii), the Borrower shall not be required to make a mandatory prepayment of the Loans in connection with the consummation of an Asset Sale if (I) the Asset Sale is structured as an exchange of like-kind property under Section 1031 of the Code to the maximum extent possible under Section 1031 (a "Like Kind Exchange"), (II) the property acquired in the Like-Kind Exchange is a radio station located in one of the top 75 markets, as ranked by Metro Survey Area as determined by The Arbitron Company, or in a market in which the Borrower or one of its Subsidiaries already owns a Station, (III) no Possible Default or Event of Default exists at the time of such Asset Sale or would exist after giving effect thereto, and (IV) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer of the Borrower in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in Section 8 after giving effect to such Asset Sale. If the Borrower desires to effect a Like-Kind Exchange, at or prior to closing the disposition of any Station pursuant to this paragraph, the Borrower shall (A) establish a "qualified escrow account" within the meaning of Treas. Reg. Section 1.1031(k)-1(g)(3) with a "qualified intermediary" within the meaning of Treas. Reg. Section 1.1031(k)-1(g)(4) (the "Qualified Intermediary"), which account shall be governed by an escrow agreement complying with the requirements of Treas. Reg. Sections 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), and enter into an "exchange agreement" within the meaning of Treas. Reg. Section 1.1031(k)-1(g)(4)(iii)(B) with the Qualified Intermediary and (B) deliver to the Administrative Agent, as soon as reasonably practicable but in no event later than the closing of the transfer or other disposition of such Station by the Borrower or one of its Subsidiaries, a pledge of its rights in the escrow agreement in form and substance reasonably satisfactory to the Administrative Agent which governs the "qualified escrow account" and the proceeds thereof. No later than immediately before the consummation of the closing of the transfer or other disposition of such Station by the Borrower or one of its Subsidiaries, the Administrative Agent shall release any and all liens of the Administrative Agent or the Lenders in the cash proceeds from the transfer or other disposition of such Station for the period necessary (but no longer than necessary) to comply with the requirements of Treas. Reg. Section 1.1031(k)-1(g)(6). The terms of the escrow agreement governing the "qualified escrow account" shall, among other things, provide that immediately upon the occurrence of any event set forth in Treas. Reg. Section 1.1031(k)-1(g)(6)(ii) or (iii), the cash proceeds from the transfer or other disposition of such Station, together with any interest thereon, net of any reasonable costs directly incurred by the Borrower or its Subsidiary in connection with the transactions contemplated by the Like-Kind Exchange, and any taxes payable by the Borrower with respect to such transactions and Like-Kind Exchange, shall be released to the Administrative Agent, to the extent of any then outstanding balance of the Loans, to be applied as provided in Section 2.7(c) hereof.

                  (iv) Net Equity Proceeds. If the Borrower issues or sells any shares of its capital stock or other equity interests or securities convertible into or exercisable for any shares of its capital stock or other equity interests, and if as of the end of the quarter most recently ended prior to such issuance or sale (the "Test Date") the Leverage Ratio was greater than 6.0 to 1.0, then the Borrower shall make a mandatory prepayment of the Loans. Such prepayment shall be in an amount equal to the lesser of 50% of the cash proceeds of such issuance or sale, net of any reasonable costs directly incurred in connection with such issuance or sale, and the amount of such proceeds which, had it been prepaid on the Test Date and applied to the Loans, would have caused the Leverage Ratio to equal 6.0 to 1.0.

         (c) Application of Prepayments; Reduction of Commitment.

                  (i) Application to Prepayment Premium, Accrued Interest and Principal. All prepayments made pursuant to this Section 2.7 shall be applied first to any Prepayment Premium then due, then to accrued interest in accordance with the Administrative Agent's standard operating procedures and then to the principal outstanding under the Loans. All prepayments made pursuant to Sections 2.7(b)(ii), (iii) or (iv) shall be applied to the Revolving Loans and the Term Loans pro rata. For purposes of the calculation of interest and the determination of whether any Prepayment Premium is due in connection with any such prepayment, such principal prepayments shall be applied first to the Base Rate Loans and then to the LIBOR Loans with the shortest remaining Interest Periods.

                  (ii) Reduction of Revolving Commitment and Revolving Loans. Any mandatory prepayment of the Revolving Loans (other than pursuant to Section 2.7(b)(i)) shall cause the Revolving Commitment to be immediately, automatically and permanently reduced by the amount of such prepayment, and no amount so prepaid may be reborrowed. Each such mandatory prepayment of the Revolving Loans shall be applied to all subsequent Revolving Commitment reductions set forth in
Section 2.1(b) pro rata.

                  (iii) Reduction of Term Commitment and Term Loans. Any mandatory prepayment of the Term Loans (other than pursuant to Section 2.7(b)(i)) shall cause the Term Commitment (to the extent not already expired) to be immediately, automatically and permanently reduced by the amount of such prepayment. Each such mandatory prepayment of the Term Loans shall be applied to all subsequent principal installments due pursuant to Section 2.2(b) pro rata. No amount so prepaid may be reborrowed.

         (d) Prepayment Premium. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, any applicable Prepayment Premium upon any prepayment or conversion (whether voluntary or involuntary) of any LIBOR Loan not made on the last day of the applicable Interest Period.

         2.8 Reserves or Deposit Requirements, Etc. If at any time any Regulatory Change (including without limitation, any change after the date hereof to Regulation D of the Board of Governors of the Federal Reserve System) shall impose any reserve and/or special deposit requirement (other than reserves included in the LIBOR Reserve Percentage, the effect of which is reflected in the interest rate of any LIBOR Loan) against assets held by, or deposits in or for the amount of any loans by, any Lender, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of taking or maintaining hereunder any LIBOR Loan or to reduce the amount of principal, interest or fees received by such Lender with respect to any such Loan, then such Lender shall notify the Administrative Agent and the Borrower of such occurrence. Thereafter, upon demand by such Lender the Borrower shall pay to such Lender additional amounts sufficient to compensate and indemnify such Lender for such increased cost or reduced amount. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section shall be submitted by such Lender to the Administrative Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         2.9 Tax Law, Increased Costs, Etc. In the event that by reason of any Regulatory Change, any Lender shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the net income of such Lender and other than changes in franchise taxes), and if any such measure or any other similar measure shall result in an increase in the costs to such Lender of making or maintaining any LIBOR Loan or in a reduction in the amount of principal or interest ultimately receivable by such Lender in respect of such Loan, then such Lender shall notify the Administrative Agent and the Borrower stating the reasons therefor. The Borrower shall thereafter pay to such Lender within ten days after written demand such additional amounts as will compensate such Lender for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount shall be submitted by such Lender to the Administrative Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         2.10 Eurodollar Deposits Unavailable or Interest Rate Unascertainable. If any Lender determines that dollar deposits of the relevant amount for the relevant Interest Period are not available to it in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, or that the LIBOR Rate does not adequately reflect the cost to such Lender of making such Loan, as the case may be, such Lender shall promptly give notice of such determination to the Administrative Agent and the Borrower, and any request for a new LIBOR Loan from such Lender or notice of conversion of an existing Loan to a LIBOR Loan from such Lender given thereafter or previously given by the Borrower and not yet made or converted shall be deemed a notice for such Lender to make a Base Rate Loan, unless and until such Lender shall have determined that the circumstances giving rise to such determination no longer apply, in which event such Lender shall promptly notify the Administrative Agent and the Borrower of that fact.

         2.11 Changes in Law Rendering LIBOR Loans Unlawful. If at any time any Regulatory Change shall make it unlawful for any Lender to fund any LIBOR Loan which it has committed to make hereunder with moneys obtained in the applicable Eurodollar market, such Lender shall notify the Administrative Agent and the Borrower, and the obligation of such Lender to fund such LIBOR Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality and any request by the Borrower for a LIBOR Loan of such Lender shall be deemed to be a request for a Base Rate Loan. If any such change makes it unlawful for any Lender to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, such Lender shall, upon the happening of such event, notify the Administrative Agent and the Borrower thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (a) the last day of the then current Interest Period or
(b) if required by such Regulatory Change on such date as shall be specified in such notice, either convert all such Loans of such Lender to Base Rate Loans or prepay all such Lender's LIBOR Loans in full.

         2.12 Funding. Any Lender may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

         2.13 Indemnity. Without prejudice to any other provisions of Sections
2.8 through Section 2.12 or to the obligation of the Borrower to pay the Prepayment Premium pursuant to Section 2.7(d), but without duplication, the Borrower hereby agrees to indemnify the Administrative Agent and each Lender against any loss (other than lost profits) or expense which it may sustain or incur as a consequence of the Borrower's failure to borrow any LIBOR Loan requested pursuant to this Agreement, or the Borrower's failure to continue any LIBOR Loan or convert any Base Rate Loan to a LIBOR Loan, in either case after notice of such continuation or conversion shall have been given to the Administrative Agent pursuant to Section 2.4(b), or any default by the Borrower in payment when due of any amount due hereunder in respect of any LIBOR Loan, including, but not limited to, any premium or penalty actually incurred by such Lender in respect of funds borrowed by it for the purpose of making or maintaining such Loan, as determined by such Lender. A statement as to any such loss or expense shall be submitted by the Administrative Agent or such Lender to the Borrower for payment under the aforesaid indemnification, with a copy to the Administrative Agent, which statement shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         2.14 Capital Adequacy. If any Lender shall determine that any Regulatory Change regarding capital adequacy or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any governmental authority, central bank or comparable agency first made after the date hereof has the effect of reducing the rate of return on such Lender's capital (or on the capital of such Lender's holding company) as a consequence of its obligations hereunder to a level below that which such Lender (or its holding company) could have achieved but for such Regulatory Change or compliance (taking into consideration such Lender's policies or the policies of its holding company with respect to capital adequacy) by an amount which such Lender deems to be material, then from time to time, within ten days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its holding company) for such reduction. Such Lender will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section and setting forth the additional amount to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure on the part of any Lender to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's rights to demand compensation for any reduction in return on capital in such period or in any other period; provided, however, the Borrower shall not be responsible to pay any such compensation to a Lender in respect of any period prior to the date that is one year prior to the date of its receipt of such demand from such Lender. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

         2.15 Taxes.

                  (a) Without duplication of any other Section of this Agreement, including, without limitation Section 2.9, all sums payable by the Borrower hereunder or under the Notes or in respect of the Letters of Credit, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto, in each case other than income and franchise taxes (all such non-excluded amounts are collectively referred to as "Taxes"). If the Borrower is prohibited by law from making payments hereunder or under the Notes or in respect of the Letters of Credit free of such deductions or withholdings, then the Borrower shall pay such additional amount of Taxes as may be necessary in order that the actual amount received by the Lenders after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Notes or in respect of the Letters of Credit. The Borrower shall pay directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or the Notes or the issuance of the Letters of Credit, except for any Taxes or other liabilities that the Borrower is contesting in good faith by appropriate proceedings, provided that the Borrower hereby indemnifies the Administrative Agent and the Lenders and holds them harmless from and against any and all liabilities, fees or additional expense with respect to or resulting from any delay in paying, or omission to pay, Taxes. Within thirty days after the payment by the Borrower of any Taxes, the Borrower shall furnish the Administrative Agent with the original or a certified copy of the receipt evidencing payment thereof, together with any other information the Administrative Agent may reasonably require to establish to its satisfaction that full and timely payment of such Taxes has been made. Each Lender shall notify the Borrower and the Administrative Agent of any payment of Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Borrower, and upon notice from such Lender that Taxes or any liability relating thereto (including penalties and interest, to the extent caused by the Borrower) have been paid, the Borrower shall pay or reimburse such Lender therefor within ten days of such notice. The foregoing to the contrary notwithstanding, in no event shall any Lender receive any amount pursuant to this Section in excess of the amount required to be paid by it in respect of any Taxes. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder and under the Notes.

                  (b) Upon the timely request of the Borrower, each Lender shall execute and deliver to the Borrower, prior to the due date of any sum payable by the Borrower under this Agreement, one or more (as the Borrower may reasonably request) United States Internal Revenue Service Forms 4224, Forms 1001, Forms W-8 or Forms W-9, or any applicable successor form, as may be appropriately applicable to such Lender and which such Lender is lawfully able and legally required to execute and deliver. Notwithstanding the provisions of Sections 2.9 or 2.15(a) to the contrary, the Borrower shall have no obligation to increase any sum payable in respect of any Tax pursuant to such Sections to the extent such Lender has failed to deliver to the Borrower any such Forms reasonably requested by the Borrower pursuant to this Section which is applicable to such Lender and which such Lender is lawfully able and legally required to execute and deliver.

         2.16 Incremental Commitment.

                  (a) At any time prior to December 31, 2001, the Borrower may solicit from the Lenders increases in the Commitments of up to an aggregate amount of $350,000,000; provided, however, that the Borrower may not request such increase at any time that a Possible Default or an Event of Default has occurred and is continuing; and provided, further, that each such increase shall be in an amount of at least $50,000,000. With such solicitation, the Borrower shall deliver to the Administrative Agent and the Lenders revised projections for the period from the date of such solicitation through the Termination Date which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall demonstrate the Borrower's ability to timely repay the Loans, assuming the Commitments as increased pursuant to this Section are fully drawn, and to comply with the financial covenants contained in Section
8. No Lender shall be obligated to increase its share of either Commitment, and no Lender shall be removed as a Lender for failure to agree to such increase.

                  (b) If any Lender desires to participate in such increase in a Commitment (a "Consenting Lender"), such Lender shall notify the Administrative Agent and the Borrower of the amount by which it desires to increase its share of such Commitment. The Commitments shall be increased by the aggregate amount that the Consenting Lenders are willing to increase their respective commitments hereunder, but in no event shall the Commitments be increased pursuant to this Section by more than $350,000,000. The loans made pursuant to any such increase in the Commitments shall be Revolving Loans or Term Loans (as requested by the Borrower), shall be deemed to be Loans for all purposes of this Agreement and the Collateral Documents and shall be subject to the terms and conditions of this Agreement, except as may be otherwise agreed upon among the Borrower and the Required Lenders; provided, however, that such Loans shall not have a maturity date prior to the Termination Date without the consent of all of the Lenders. The aggregate increase in the Commitments shall be shared by the Consenting Lenders in such ratio as the Borrower and the Agents shall determine. The increase in the Commitments shall be implemented pursuant to documentation consistent herewith and otherwise in form and substance reasonably satisfactory to the Administrative Agent, the Issuing Bank, the Required Lenders and the Borrower. The Borrower shall deliver to each Consenting Lender a new Note or Notes reflecting the increase in its share of such Commitment. The Ratable Shares of all of the Lenders shall be adjusted to reflect such increase in the Commitments, and Schedule 1.1 shall be deemed modified to reflect such adjustment to the Ratable Shares of the Lenders. Any fees payable in connection with such increase in the Commitment shall be payable only to the Agents, with respect to fees payable to the Agents, and to the Consenting Lenders, in their capacity as Consenting Lenders.

         2.17 Right to Remove Affected Lender. In the event that (a) the Borrower receives a notice under Sections 2.8, 2.9, 2.10, 2.11 (if such illegality or condition is not generally applicable to the Lenders), 2.14 or
2.15 from any Lender, (b) any Lender makes a demand for compensation from the Borrower pursuant to Sections 2.8, 2.9, 2.11, 2.14 or 2.15 or (c) any Lender fails for any reason to make its Ratable Share of any Loan it is required to make pursuant to Section 2.1(a) or Section 2.2(a) (such Lender being referred to in this Section as the "Affected Lender"), the Borrower, at its option, shall have the right to designate a replacement Lender that is acceptable to the Administrative Agent, to purchase for cash the Affected Lender's Loans, if any, and to assume all of the Affected Lender's Ratable Share of the Commitments and the Letters of Credit and all of the Affected Lender's other rights and obligations hereunder (including its obligations under Section 2.3(d)) without recourse to or warranty by, or expense to, the Affected Lender, for a purchase price equal to (i) the principal amount of all of the Affected Lender's outstanding Loans, plus (ii) any accrued but unpaid interest thereon, plus (iii) any accrued but unpaid commitment fees in respect of the Affected Lender's Ratable Share of the Commitments, plus (iv) any other amounts that may be owing to the Affected Lender hereunder, including any amount which would be payable to the Affected Lender pursuant to Sections 2.8, 2.9, 2.11, 2.13, 2.14 or 2.15. The assignee Lender shall pay to the Administrative Agent the fee set forth in
Section 13.7(c) in connection with any assignment made pursuant to this Section. If any Lender becomes an Affected Lender pursuant to clause (c) above, then it shall not have the right to vote on any matter presented to the Lenders for a vote until such time as its failure to make its Ratable Share of a Loan has been cured or until it has been removed pursuant to this Section, and any portion of Loans made by it shall be deemed not to be outstanding solely for purposes of such vote.

Section 3 INTEREST; PAYMENTS.

         3.1 Interest.

                  (a) Subject to Section 3.1(c), prior to maturity, Loans that are LIBOR Loans shall bear interest at the LIBOR Rate plus the Applicable Margin, and Loans that are Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin.

                  (b) The Applicable Margin shall be determined by the Administrative Agent quarterly, and upon the making of each Loan and issuance of each Letter of Credit, in each case in an amount in excess of $10,000,000, based on the financial statements and the Compliance Certificate delivered to the Lenders pursuant to Sections 7.5(b) and (d) (in the case of a quarterly determination) and the compliance certificate delivered pursuant to Section 6.9(c) (in the case of determination of the Applicable Margin upon the making of a Loan or issuance of a Letter of Credit). Any change in the interest rate on the Loans due to a change in the Applicable Margin shall be effective on the fifth Banking Day after delivery of such financial statements or compliance certificate; provided, however, that if any such quarterly financial statements and compliance certificate indicate an increase in the Applicable Margin and such financial statements and certificate are not provided within the time period required in Section 7.5(b), without limiting the effect of any other consequences of such Possible Default, the increase in the interest rate due to such increase in the Applicable Margin shall be effective retroactively as of the fifth Banking Day after the date on which such financial statements and certificate were due. For the first six months after the Closing Date, for purposes solely of calculating the Applicable Margin, the Leverage Ratio shall be deemed to be the higher of (i) 6.0 to 1.0 and (ii) the actual Leverage Ratio as calculated in accordance with the definition of that term. The Borrower shall deliver to the Lenders with each set of quarterly financial statements or compliance certificate delivered pursuant to Section 6.9(c) that indicates a change in the Applicable Margin a notice with respect to such change, which notice shall set forth the calculation of, and the supporting evidence for, such change.

                  (c) Upon the occurrence of any Event of Default, the entire outstanding principal amount of each Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest, from the date of occurrence of such Event of Default until the earlier of the date such Loan or other amount is paid in full and the date on which such Event of Default is cured or waived in writing, at the Default Interest Rate which shall be payable from time to time upon demand.

                  (d) Interest shall be computed on a Three Hundred Sixty day year basis calculated for the actual number of days elapsed. Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full and on the date such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest Period thereof and on the date such Loan is paid in full, and, in addition, if such Interest Period is more than three months, on the day that would have been the last day of such Interest Period if such Interest Period had been three months.

                  (e) The rate of interest payable on any Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable on any Note is ever reduced as a result of the preceding sentence and any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on such Note, then the rate provided for on such Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the holder of such Note is that which would have been received by such holder but for the operation of the preceding sentence.

         3.2 Manner of Payments.

                  (a) Prior to each Quarterly Date and the end of each Interest Period (and for Interest Periods of more than three months, each three months after the first day of such Interest Period), the Administrative Agent shall render a statement to the Borrower of all amounts due to the Lenders for principal, interest and fees hereunder. All amounts listed on each such statement shall be due and payable on the Quarterly Date or, for LIBOR Loans, the last day of such Interest Period (and for Interest Periods of more than three months, each three months after the first day of such Interest Period), in respect of which such statement was sent. As to all other Obligations which become due and payable other than on a fixed date by their terms, the Administrative Agent shall advise the Borrower by a written statement that they are due and payable, and the Borrower shall pay the same within five days of receipt of such statement. Any failure by the Administrative Agent to render any such statement or give any such advice shall in no way relieve the Borrower of any liability for or obligation to pay any amount due and payable hereunder.

                  (b) Whenever any payment to be made hereunder, including without limitation any payment to be made on a Note, shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in each case be included in the computation of the interest payable on such Note.

                  (c) Unless otherwise provided in this Agreement, all payments or prepayments made or due hereunder or under the Notes shall be made in immediately available funds by federal funds wire transfer, and without setoff, deduction or counterclaim, to the

Administrative Agent prior to 1:00 P.M., Cleveland time, on the date when due, at its offices at 127 Public Square, Cleveland, Ohio 44114, or at such other place as may be designated by the Administrative Agent. Funds received after 1:00 P.M., Cleveland time, shall be deemed to have been received on the next Banking Day. To the extent any such payment is made for the ratable benefit of the Lenders, the Administrative Agent shall promptly distribute such payment to the Lenders in accordance with their respective Ratable Shares.

Section 4 CLOSING.

         The closing of the first Loan to be made hereunder and the other transactions contemplated by this Agreement shall take place at the offices of the Administrative Agent at 127 Public Square, Cleveland, Ohio 44114 on or about December 16, 1999, or such other date and place as to which the parties may agree (the "Closing" and the "Closing Date"). Subject to the terms and conditions hereof, upon the fulfillment or waiver in writing of all the conditions precedent set out in Section 6 below, and the delivery to the Administrative Agent of the Notes, the Lenders shall make such Loans as the Borrower may request.

Section 5 REPRESENTATIONS AND WARRANTIES.

         To induce the Lenders to enter into this Agreement and to make the Loans, the Parent and the Borrower, jointly and severally, represent and warrant as follows:

         5.1 Organization and Powers.

                  (a) The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified or registered to conduct business and in good standing under the laws of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and perform the Sinclair Purchase Agreements, this Agreement, the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby, to acquire the additional Stations pursuant to the Sinclair Purchase Agreements and to carry out the terms hereof and thereof.

                  (b) The Parent is a corporation , duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Parent is duly qualified or registered to conduct business and in good standing under the laws of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. The Parent has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and perform this Agreement, the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby and to carry out the terms hereof and thereof.

                  (c) As of the date hereof, the Borrower has no Subsidiaries other than those listed on Schedule 5.1. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing under the laws of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary is directly or indirectly wholly owned by the Borrower. Each Subsidiary has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and perform the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby and to carry out the terms hereof and thereof.

                  (d) The Parent has no Subsidiaries other than the Borrower and the Borrower's Subsidiaries and the TIDES Trust, which was created for the sole purpose of issuing common trust securities to the Parent and the TIDES Preferred Securities.

         5.2 Authorization. All necessary corporate, limited liability company, partnership, shareholder, member or other actions on the part of each Loan Party to authorize the Drop Down and the execution and delivery of the Sinclair Purchase Agreements, this Agreement and the Collateral Documents and the performance of the respective obligations of the Loan Parties herein and therein have been taken. The Sinclair Purchase Agreements, this Agreement and each Collateral Document have been duly authorized, executed and delivered by each Loan Party and are valid and legally binding upon each Loan Party, to the extent it is a party thereto, and enforceable in accordance with their respective terms, except to the extent that the enforceability hereof and thereof may be limited by bankruptcy, insolvency or like laws affecting creditors rights generally and by the application of general equitable principles.

         5.3 Financial Statements. The Confidential Offering Memorandum contains complete and correct copies of (a) the audited consolidated financial statements of the Parent and its Subsidiaries for the fiscal years ending September 30, 1997, and September 30, 1998, and (b) the unaudited consolidated financial statements of the Parent and its Subsidiaries as of June 30, 1999, and for the six month period then ended (the "Financial Statements"). The Financial Statements are true and complete in all material respects (including, without limitation, a disclosure of all material contingent liabilities) and present fairly the financial condition and results of operations of the Parent and its Subsidiaries, as of the dates and for the periods indicated and have been prepared in accordance with GAAP, subject in the case of statements for interim periods to normal year-end adjustments and the absence of footnotes.

         5.4 Projections. The Confidential Offering Memorandum contains the Borrower's projections for the fiscal years 1999 through 2008. Such projections were prepared by the Borrower in good faith on the basis of assumptions the Borrower believes were reasonable in light of the conditions existing at the time of preparation thereof and remain reasonable as of the date hereof, and as of the date hereof there are no facts that are known to the Borrower that the Borrower believes would cause a material adverse change in such projections.

         5.5 Capitalization of the Loan Parties. The capitalization of each Loan Party as of the Closing Date, after giving effect to the Drop Down, is as set forth on Schedule 5.5 attached hereto. All of the issued and outstanding capital stock of the Parent has been duly and validly issued and is fully paid and non-assessable. All of the issued and outstanding Membership Interests of the Borrower have been duly and validly issued and are held by the Parent. All of the issued and outstanding membership interests, capital stock, partnership interests and other equity interests of the Borrower's Subsidiaries have been duly and validly issued and are held as of the Closing Date as set forth on Schedule 5.5. All of the Membership Interests of the Borrower and all of the membership interests, partnership interests, capital stock or other equity interests of the Borrower's Subsidiaries are free and clear of any Lien, charge, encumbrance or right or option to purchase except for the Liens granted pursuant to the Pledge Agreements. None of the capital stock of the Parent, none of the Membership Interests of the Borrower, and none of the membership interests, partnership interests, capital stock or other equity interests of the Borrower's Subsidiaries have been issued in violation of the Securities Act of 1933, as amended, or the securities or "Blue Sky" or any other applicable laws, rules or regulations of any applicable jurisdiction. Except as set forth on Schedule 5.5, as of the Closing Date, neither the Borrower nor any of its Subsidiaries has any commitment or obligation, either firm or conditional, to issue, deliver, purchase or sell, under any offer, option agreement, bonus agreement, purchase plan, incentive plan, compensation plan, warrant, conversion rights, contingent share agreement, shareholders agreement, operating agreement, limited liability company agreement, partnership agreement or otherwise, any shares of its capital stock, membership interests, partnership interests or other equity securities or securities convertible into shares of capital stock, membership interests, partnership interests or other equity securities.

         5.6 Title to Properties; Patents, Trademarks, Etc. The Loan Parties have, and will have after giving effect to the Drop Down and the closings under the Sinclair Purchase Agreements, good and marketable title to all of their material assets, whether real or personal, tangible or intangible, free and clear of any Liens or adverse claims, except Permitted Liens. The Loan Parties own or possess, and will own or possess after giving effect to the Drop Down and the closings under the Sinclair Purchase Agreements, the valid right to use all the patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, service marks, trade names, copyrights, product designs, applications, formulae, processes, circulation, and other subscriber lists, industrial property rights and licenses and rights in respect of the foregoing used or necessary for the conduct of their business (collectively, "proprietary rights"), except where the failure to have such right could not reasonably be expected to have a Material Adverse Effect. The Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any such proprietary rights of others by any Loan Party or (b) any proprietary rights of any Loan Party by others, in each case that could reasonably be expected to have a Material Adverse Effect.

         5.7 Litigation; Proceedings. Except as disclosed on Schedule 5.7 attached hereto, there is no action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order (including, without limitation, any order to show cause or order of forfeiture), decree or judgment in effect, pending or, to the best of the Parent's and the Borrower's knowledge, threatened against or affecting any Loan Party, any Station or any of the properties or rights relating to any Station which could reasonably be expected to have a Material Adverse Effect. No Person has filed or, to the best of the Borrower's knowledge, threatened to file, any competing application, petition to deny, petition for reconsideration or other opposition against any application, including any renewal application, filed or to be filed by any Loan Party, including any application filed in connection with the Sinclair Purchase Agreements that could in any such case reasonably be expected to have a Material Adverse Effect.

         5.8 Taxes. Except as disclosed on Schedule 5.8 attached hereto, all Federal and all material state and local tax returns, reports and statements (including, without limitation, those relating to income taxes, withholding, social security and unemployment taxes, sales and use taxes, and franchise taxes) required to be filed by any Loan Party have been properly filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, which returns, reports and statements are complete and accurate in all material respects, and all material taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. As of the Closing Date, no Loan Party has filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Federal, state, local or foreign taxes or other impositions. All material tax deficiencies asserted or assessments made as a result of any examinations conducted by the Internal Revenue Service or any other governmental authority relating to any Loan Party have been fully paid or are being contested in accordance with the provisions of Section 7.4. Proper and accurate amounts have been withheld by each Loan Party from its employees for all periods to fully comply with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each Loan Party in respect of any material taxes or other governmental charges are adequate.

         5.9 Absence of Conflicts. The Drop Down and the execution, delivery and performance of the Sinclair Purchase Agreements, this Agreement and the Collateral Documents and all actions and transactions contemplated hereby and thereby will not (a) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (i) any provision of the Organizational Documents of any Loan Party, (ii) any arbitration award or any order of any court or of any other governmental agency or authority binding on any Loan Party, (iii) any License of any Loan Party or under which any Loan Party operates or will operate after giving effect to the Drop Down and the closings under the Sinclair Purchase Agreements, (iv) any applicable law, rule, order, ordinance or regulation (including without limitation, (A) the Communications Act of 1934, as amended, (B) any law, rule, regulation or policy of the FCC or any other Licensing Authority or (C) Regulations T, U or X of the Board of Governors of the Federal Reserve System) or (v) any Operating Agreement, the TIDES Indenture, the TIDES Trust Declaration or other material agreement, instrument or document relating to a Station or to which any Loan Party is a party, or by which any Loan Party or any of its properties is bound, or (b) result in the creation or imposition of any Lien of any nature whatsoever, other than those Liens arising hereunder or under the Collateral Documents, upon any of the material properties of any Loan Party.

         5.10 Indebtedness. As of the Closing Date, no Loan Party has any Indebtedness of any nature, whether due or to become due, absolute, contingent or otherwise, including Indebtedness for taxes and any interest or penalties relating thereto, which exceeds in the aggregate for all the Loan Parties, $5,000,000, except (a) the liability to pay legal and accounting fees and reasonable closing expenses in connection with this Agreement and the Sinclair Purchase Agreements, (b) the Obligations, (c) Indebtedness incurred in the ordinary course of business since September 30, 1998, (d) as disclosed in the Financial Statements, (e) Indebtedness under the TIDES Subordinated Debentures, and (f) as disclosed on Schedule 5.10 attached hereto.

         5.11 Compliance. Except as disclosed in Schedule 5.11 attached hereto, neither any Loan Party nor the ownership, construction or operation of any Station is in material violation of any Loan Party's Organizational Documents, any License or any statute, ordinance, law, rule, regulation or order of the United States of America or the FCC (including, without limitation, applicable federal laws and the rules, regulation, policies and orders of the FCC relating to foreign ownership restrictions or to limitations on the nature and number of media outlets that may be held under common ownership or control), the Federal Aviation Administration or any other federal, state, county, municipal or other governmental agency or authority applicable to the Loan Parties, their properties, the ownership, construction or operation of any Station or the conduct of their business. Neither any Loan Party nor the ownership, construction or operation of any Station is in violation or has breached the provisions of the TIDES Indenture, the TIDES Trust Declaration or any indenture, License, Operating Agreement, note, lease or other instrument or document to which it is a party or by which it is bound, nor does there exist any default, or any event or condition which, upon notice or lapse of time, or both, would become a default, under the TIDES Indenture, the TIDES Trust Declaration or any such indenture, License, Operating Agreement, note, lease, or other instrument or document except for violations, breaches or defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Loan Parties have the legal right and authority to conduct their respective businesses in all material respects as now conducted or proposed to be conducted.

         5.12 Statements Not Misleading. No statement, representation or warranty made by any Loan Party in or pursuant to the Confidential Offering Memorandum, this Agreement or the Schedules or Exhibits attached hereto or any of the Collateral Documents contains any untrue statement of a material fact, nor omits to state a material fact necessary to make such statement not misleading in light of the circumstances under which such statement was made, or otherwise violates any federal or state securities laws, rules or regulations. There is no fact known to the Parent or the Borrower (other than matters of a general economic nature or relating to the broadcasting industry generally or matters reflected in the audited financial statements contained in the Confidential Offering Memorandum or otherwise disclosed herein) that has had or could reasonably be expected to have a Material Adverse Effect.

         5.13 Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person (including, without limitation, the FCC and any other Licensing Authority) is required to be obtained by any Loan Party in connection with the Drop Down or the execution, delivery or performance of the Sinclair Purchase Agreements or this Agreement or any of the Collateral Documents, including without limitation, in connection with the granting of Liens in the Membership Interests and assets of the Borrower or in the equity interests or assets of its Subsidiaries, which has not already been obtained or completed, except for (a) the filing with the

FCC of this Agreement and certain of the Collateral Documents pursuant to FCC rules, which shall be accomplished within the required time period after the Closing, (b) the filing of financing statements and other actions expressly required to be taken pursuant to the Collateral Documents, (c) the consent of the FCC to the extent required (i) in connection with the transfer to a License Subsidiary of the FCC Licenses relating to the Rochester Stations pursuant to
Section 7.17 and (ii) in connection with the exercise by the Administrative Agent or the Lenders of their rights and remedies hereunder or under the Collateral Documents and (d) the consent of the FCC to the consummation of the Sinclair Purchase Agreements.

         5.14 Material Contracts and Commitments. Schedule 5.14 attached hereto contains a true and complete description of all material contracts and commitments of the Loan Parties or which relate to a Station, as of the Closing Date, whether oral or written, including, without limitation, (a) any security agreement, pledge agreement, mortgage or guaranty; (b) any material management, construction supervision, service or employment agreements, conditional sale contract or lease of personal property which involves expenditures in excess of $5,000,000 in any single case; (c) any collective bargaining agreement; (d) any material contract or commitment for the future purchase or sale of goods which involves expenditures in excess of $5,000,000 in any single case; (e) any contract or commitment which involves a material Capital Expenditure in excess of $5,000,000 in any single case; (f) all Licenses; and (g) all Operating Agreements. To the best of the Borrower's knowledge, except as disclosed on
Schedule 5.14, as of the Closing Date, all of the items listed on Schedule 5.14 are in full force and effect without material default. Schedule 5.14 further identifies each such contract which requires consent to the granting of a Lien in favor of the Administrative Agent for the benefit of the Lenders on the rights of any Loan Party under such contract. The Borrower has made available to the Administrative Agent true and complete copies of each of the above.

         5.15 Employee Benefit Plans. Schedule 5.15 contains a true and complete list of all Plans maintained as of the Closing Date by the Borrower or any member of the Controlled Group. Neither the Borrower nor any member of the Controlled Group has or will have, after giving effect to the Drop Down and the closings under the Sinclair Purchase Agreements, any liability, or reasonably anticipates any liability, of any kind (other than current expenses incurred in the ordinary course of business) in excess, in the aggregate, of $1,000,000, to or in respect of any Plan or Benefit Arrangement, which liability is not reflected in the financial statements included in the Confidential Offering Memorandum. With respect to the Plans and Benefit Arrangements maintained by the Borrower or any member of the Controlled Group and except as could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect: (a) each Plan that is intended to be qualified under Code
Section 401(a) is so qualified and has been so qualified since its adoption, and each trust forming a part thereof is exempt from tax under Code Section 501(a);
(b) each Plan complies in all material respects with all applicable requirements of law, has been administered in accordance with its terms and all required contributions have been made; (c) neither the Borrower nor any member of the Controlled Group knows or has reason to know that the Borrower or any member of the Controlled Group has engaged in a transaction which would subject it to any material tax, penalty or liability under ERISA or the Code for any prohibited transaction; (d) except as disclosed on Schedule 5.15, no Plan is subject to the minimum funding requirements under ERISA Section 302 or Code Section 412, is a multiemployer plan (as defined in ERISA Section 4001(a)(3)), is a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j)), or is a multiple employer plan

(as defined in ERISA Section 4063) and no ERISA Event has occurred or is reasonably expected to occur with respect to any such Plan. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Plan or Benefit Arrangement maintained by the Borrower or any member of the Controlled Group is a multiple employer welfare arrangement (as defined in ERISA Section 3(40)).

         5.16 Licenses and Operating Agreements. The Licenses and Operating Agreements shown on Schedule 5.14 constitute all of the Licenses and Operating Agreements which, as of the Closing Date, are necessary for the lawful ownership, construction or operation of the Stations and of the other businesses of the Loan Parties in the manner and to the full extent they are currently owned, constructed or operated. Schedule 5.14 sets forth a correct and complete list, as of the Closing Date, of the expiration date of each License and of each pending application for a License. Except as specified on Schedule 5.14, or as disclosed to the Administrative Agent in writing, all of the Licenses relating to the Stations and all other Licenses of the Loan Parties have been duly and validly issued or assigned to and are legally held by License Subsidiaries and are in full force and effect without condition except those of general application. Except as set forth on Schedule 5.14, or as disclosed to the Administrative Agent in writing, the Borrower knows of no facts or conditions which would constitute grounds for any Licensing Authority to deny any pending application for a License, to suspend, revoke, materially adversely modify, designate for a hearing, annul, fail to renew on or before its renewal date, or renew for less than a full license period any License or to impose a material financial penalty on any Loan Party.

         5.17 Material Restrictions. No Loan Party is a party to any agreement or other instrument or subject to any other restriction which has had or could reasonably be expected to have a Material Adverse Effect.

         5.18 Investment Company Act. No Loan Party (a) is an investment company as that term is defined in the Investment Company Act of 1940, as amended, (b) directly or indirectly controls, or is directly or indirectly controlled by, a company which is an investment company as that term is defined in such act or
(c) is otherwise subject to regulation under such act.

         5.19 Absence of Material Adverse Effect. No Material Adverse Effect has occurred since September 30, 1998.

         5.20 Defaults. No Possible Default or Event of Default now exists or will exist upon the making of any Loan.

         5.21 Real Estate. Schedule 5.21 attached hereto lists all real estate owned as of the Closing Date by any Loan Party and all leases pursuant to which any Loan Party has acquired, as of the Closing Date, a leasehold interest in real estate other than real estate or leases that are not material to the operations of any Loan Party. Schedule 5.21 lists the use as of the Closing Date of such owned and leased property in the Loan Parties' operations.

         5.22 Securities Laws. Except as permitted pursuant to Section 8.11, no proceeds of any Loan will be used by any Loan Party to acquire any security in any transaction which is subject to Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended. Neither the registration of any security under the Securities Act of 1933, as amended, or the securities laws of any state, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required in connection with the consummation of this Agreement or the execution and delivery of the Notes.

         5.23 Insurance. All policies of insurance of any kind or nature owned by or issued to any Loan Party are in compliance with the requirements of
Section 7.3 and are in full force and effect.

         5.24 Labor Matters. Except as set forth in Schedule 5.24 attached hereto, there are no material strikes, unfair labor practice charges or other material labor disputes or grievances pending or, to the best of the Parent's and the Borrower's knowledge, threatened against any Loan Party or any Station that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party has received any written complaints or knowledge of any threatened complaints, nor to the best of the Parent's and the Borrower's knowledge, are any such complaints on file with any Federal, state or local governmental agency, alleging employment discrimination by any Loan Party or in connection with any Station which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material payments due under any collective bargaining agreement to which any Loan Party is a party have been paid or accrued as a liability on the books of any Loan Party.

         5.25 Environmental Compliance.

         Except as set forth in Schedule 5.25 attached hereto and as would not reasonably be expected to have a Material Adverse Effect, and giving effect to the consummation of the Sinclair Purchase Agreements:

                  (a) The Loan Parties have obtained all permits, licenses and other authorizations which are required under all Environmental Laws. The Loan Parties are in compliance with all terms and conditions of all such permits, licenses and authorizations and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, including, without limitation, all Environmental Laws in all jurisdictions in which any Loan Party owns or operates a Station, a facility or site, arranges or has arranged for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts or has accepted for transport any Hazardous Materials, solid waste or other wastes or holds or has held any interest in real property or otherwise.

                  (b) No Environmental Claim has been issued, no complaint has been filed, no penalty has been assessed and no litigation, proceeding, investigation or review is pending or, to the best of the Parent's and the Borrower's knowledge, threatened by any Person with respect to any alleged failure by any Loan Party or any property owned by any Loan Party to comply with any Environmental Law or to have any permit, license or authorization required in connection with the conduct of the business of any Loan Party or with respect to any generation, treatment, storage, recycling, transportation, use, disposal or Release of any Hazardous Materials generated by any Loan Party or with respect to any real property in which any Loan Party holds or has held an interest or any past or present operation of any Loan Party.

                  (c) There are no Environmental Laws requiring any work, repairs, construction, Capital Expenditures or other remedial work of any nature whatsoever, with respect to any real property in which any Loan Party holds or has held an interest or any past or present operation of any Loan Party.

                  (d) No Loan Party has handled any Hazardous Material, on any property now or previously owned or leased by a Loan Party.

                  (e) To the best of the Parent's and the Borrower's knowledge:

                           (i) no PCBs or asbestos is present at any property
now or previously owned or any premises now or previously leased by any Loan Party;

                           (ii) no underground storage tanks for Hazardous
Materials, active or abandoned, are now or were previously operated at any property now or previously owned by any Loan Party, and, with respect to premises now or previously leased by any Loan Party, no underground storage tanks for Hazardous Materials, active or abandoned, are now or were previously operated by any Loan Party;

                           (iii) no Hazardous Materials have been Released, in a
reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by any Loan Party; and

                           (iv) no Hazardous Materials have been otherwise
Released at, on or under any property now or previously owned or any premises now or previously leased by any Loan Party.

                  (f) No Loan Party has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against any Loan Party.

                  (g) No Hazardous Material generated by any Loan Party has been recycled, treated, stored, disposed of or Released by any Loan Party at any location.

                  (h) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Loan Party and no property now or previously owned or premises leased by any Loan Party is listed or proposed for listing on the National Priorities list promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  (i) There are no Liens arising under or pursuant to any Environmental Laws on any of the property owned or premises leased by any Loan Party, and no government actions have been taken or are in process which could subject any of such property to such Liens, and no Loan Party would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                  (j) No Loan Party has retained or assumed any liabilities (contingent or otherwise) in respect of any Environmental Claims under the terms of any contract or agreement or by operation of law as a result of the sale of assets or stock.

                  (k) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Loan Party in relation to any property or facility now or previously owned or leased by such Loan Party which have not been made available to the Administrative Agent.

         5.26 Solvency. Each of the Parent and the Borrower has received, or has the right hereunder to receive, consideration which is the reasonably equivalent value of the obligations and liabilities that it has incurred to the Lenders. Neither the Parent nor the Borrower is insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein and in the Sinclair Purchase Agreements, will it be rendered insolvent by the execution and delivery of this Agreement, the Notes or the Collateral Documents to the Lenders. Neither the Parent nor the Borrower is engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Lenders incurred hereunder. Neither the Parent nor the Borrower intends to, nor does either believe that it will, incur debts beyond its ability to pay them as they mature.

         5.27 License Subsidiaries. No Loan Party (other than a License Subsidiary) holds any License (other than an Excluded License) issued by the FCC. No License Subsidiary (a) has any Indebtedness (other than pursuant to the Subsidiary Guaranty and the Subsidiary Security Agreement and Indebtedness owing by a License Subsidiary to another Loan Party), (b) has any assets other than FCC Licenses, (c) is a party to or bound by any contract or agreement other than agreements pursuant to which Loan Parties that are not License Subsidiaries manage and operate the Stations, (d) conducts any business or (e) has any employees, and there are no Liens of any nature whatsoever on any of the property or assets of any License Subsidiary except in favor of the Administrative Agent, for the benefit of the Lenders. All of the Licenses issued by the FCC in connection with the ownership and operation of the Stations (other than the Excluded Licenses), including the Stations being acquired pursuant to the Sinclair Purchase Agreements, have been, or at the applicable closing under the Sinclair Purchase Agreements will be, duly assigned to a License Subsidiary.

         5.28 Sinclair Purchase Agreements, TIDES Indenture and TIDES
Prospectus.

                  (a) The Borrower has provided to the Administrative Agent a complete and correct copy of the Sinclair Purchase Agreements. The Parent has, or will have prior the Closing Date, duly assigned the Sinclair Purchase Agreements to the Borrower or to wholly owned

Subsidiaries of the Borrower. All of the representations and warranties of the Parent and the Borrower and, to the Knowledge of the Parent and the Borrower, each other party to the Sinclair Purchase Agreements are true and correct in all material respects as of the date hereof as if given as of the date hereof and will be true and correct in all material respects as of the Closing Date as if given as of such date. Except as disclosed in writing to the Administrative Agent, no party to the Sinclair Purchase Agreements has given notice of any breach of its representations, warranties or covenants therein. All of the representations and warranties of the Parent and the Borrower in this Section 5 shall be deemed to be given after giving effect to the consummation of the initial closing under the Sinclair Purchase Agreements, and each radio station being acquired pursuant to the Sinclair Purchase Agreements shall, upon such acquisition, be deemed to be a Station for all purposes of these representations and warranties.

                  (b) The Borrower has provided to the Administrative Agent a complete and correct copy of the TIDES Indenture, the TIDES Subordinated Debentures, the TIDES Trust Declaration and the other material agreements and documents executed and delivered pursuant thereto. Neither the TIDES Indenture nor the TIDES Trust Declaration has been amended or modified, and no provisions thereof have been waived, in each case except as permitted hereunder. The Obligations constitute Designated Secured Senior Debt (as that term is defined in the TIDES Indenture) for all purposes of the TIDES Indenture and the TIDES Subordinated Debentures.

                  (c) The Borrower has provided to the Administrative Agent complete and correct copies of (i) the Registration Statement on Form S-1 (Registration No. 333-86843) relating to the TIDES Preferred Securities and (ii) the Registration Statement on Form S-1 (Registration No. 333-86397) relating to the Borrower's issuance on October 6, 1999, of 8,000,000 shares of its Class A Common Stock. No statement, representation or warranty made in either such Registration Statement (including the prospectuses contained therein) contained any untrue statement of a material fact, nor omitted to state a material fact necessary to make such statement not misleading in light of the circumstances under which such statement was made, or otherwise violates any federal or state securities laws, rules or regulations.

         5.29 The Parent. After giving effect to the Drop Down, the Parent (a) has no Indebtedness (other than (i) pursuant hereto, (ii) pursuant to the TIDES Subordinated Debentures and the TIDES Indenture and the guaranties and other documents and instruments entered into in connection therewith and (iii) certain trade payables reasonably incurred in the ordinary course of the operation of the Stations and of the Parent's corporate headquarters), (b) has no assets other than furniture, fixtures and equipment located in its corporate office and certain other non-material assets not used in the operation of any Station, (c) is not a party to or bound by any contract or agreement other than the Station Contracts and certain contracts relating to the TIDES Subordinated Debentures and (d) does not conduct any business other than holding the Membership Interests in the Borrower and the common securities of the TIDES Trust and entering into and performing the Station Contracts, and there are no Liens of any nature whatsoever on any of the property or assets of the Parent except Permitted Liens.

         5.30 Year 2000. Each Loan Party is taking such actions and devoting such resources that, in the good faith exercise of its business judgment, it believes to be reasonably necessary to permit the proper functioning, in and following the year 2000, of its computer systems and equipment containing embedded microchips (including systems and equipment supplied by others). The Borrower believes that the cost to the Loan Parties of such actions and of the reasonably foreseeable consequences of year 2000 to the Loan Parties (including, without limitation, reprogramming errors and the failure of its systems or equipment supplied by others) will not result in an Event of Default or a Material Adverse Effect. The Borrower believes that, subject to completion of the actions referred to above, the computer and management information systems of the Loan Parties are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Loan Parties to conduct their business without any Material Adverse Effect.

Section 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LENDERS.

         The obligations of the Lenders to make any Loan and of the Issuing Bank to issue any Letter of Credit and the performance by the Lenders of the other actions to be taken by them on or after the Closing Date are subject to the fulfillment or waiver in writing of each of the following conditions precedent. The Borrower shall deliver to the Administrative Agent copies for each Lender of each document, instrument or other item to be delivered pursuant to this Section 6.

         6.1 Compliance. All of the representations and warranties of the Loan Parties herein and in the Collateral Documents shall be true in all material respects on and as of the Closing Date, the date of issuance of any Letter of Credit and the date of any subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit), as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date) both before and after giving effect to the making of the proposed Loan or the issuance of the proposed Letter of Credit. No Possible Default or Event of Default shall have occurred and be continuing, on and as of the Closing Date and the date of any subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit) or the issuance of a Letter of Credit, before and after giving effect to the making of the proposed Loan or the issuance of the proposed Letter of Credit. On the Closing Date and on the date of each subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit) and the date of issuance of any Letter of Credit, the Borrower shall deliver to the Lenders a certificate, dated as of such date, and signed by an executive officer of the Borrower, certifying compliance with the conditions of this Section 6.1. Each request by the Borrower for a Loan or a Letter of Credit shall, in and of itself, constitute a representation and warranty that the Borrower, as of the date of such Loan or Letter of Credit, is in compliance with this Section.

         6.2 Security Agreements.

                  (a) On the Closing Date, the Parent shall have executed and delivered to the Administrative Agent a Security Agreement in form and substance satisfactory to the Administrative Agent (the "Parent Security Agreement"), granting to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in substantially all of the Parent's personal property; and the Parent Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

                  (b) On the Closing Date, the Borrower shall have executed and delivered to the Administrative Agent a Security Agreement in form and substance satisfactory to the Administrative Agent (the "Borrower Security Agreement"), granting to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in substantially all of the Borrower's personal property; and the Borrower Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

                  (c) On the Closing Date, each Subsidiary of the Borrower, other than any Excluded Foreign Subsidiaries, shall have executed and delivered to the Administrative Agent a Security Agreement in form and substance satisfactory to the Administrative Agent (the "Subsidiary Security Agreement"), granting to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in substantially all of such Subsidiary's personal property; and the Subsidiary Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

         6.3 Pledge Agreements.

                  (a) On the Closing Date, the Parent shall have executed and delivered to the Administrative Agent a Pledge Agreement in form and substance satisfactory to the Administrative Agent (the "Parent Pledge Agreement"), granting to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in all of the issued and outstanding Membership Interests of the Borrower; the Parent shall have delivered to the Administrative Agent all certificates, if any, evidencing all of such Membership Interests and powers, duly endorsed in blank, with respect thereto; the Parent shall have taken all other actions as may be required to effect the grant and perfection of the Administrative Agent's security interest in such Membership Interests; and the Parent Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

                  (b) On the Closing Date, the Borrower shall have executed and delivered to the Administrative Agent a Pledge Agreement in form and substance satisfactory to the Administrative Agent (the "Borrower Pledge Agreement"), granting to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in all (or in the case of Excluded Foreign Subsidiaries, 65%) of the issued and outstanding capital stock, membership interests, partnership interests and other equity interests in any direct Subsidiary of the Borrower; the Borrower shall have taken all actions as may be required to effect the grant and perfection of the Administrative Agent's security interest in such capital stock, membership interests, partnership interests and other equity interests; and the Borrower Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

                  (c) On the Closing Date, each Subsidiary of the Borrower that has a Subsidiary shall have executed and delivered to the Administrative Agent a Pledge Agreement in form and substance satisfactory to the Administrative Agent (the "Subsidiary Pledge Agreement"), granting to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in all (or in the case of Excluded Foreign Subsidiaries, 65%) of the issued and outstanding capital stock, membership interests, partnership interests and other equity interests of each Subsidiary owned by such Subsidiary; each such Subsidiary shall have delivered to the Administrative Agent all certificates, if any, evidencing such equity interests, and powers, duly endorsed in blank, with respect thereto; each such Subsidiary shall have taken all actions as may be required to effect the grant and perfection of the Administrative Agent's security interest in such equity interests; and the Subsidiary Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

         6.4 Financing Statements. On the Closing Date, any financing statements required by the Security Agreements and the Pledge Agreements shall have been executed and delivered to the Administrative Agent or its counsel for filing with the appropriate governmental authorities.

         6.5 Guaranties. On the Closing Date, each Subsidiary of the Borrower, other than an Excluded Foreign Subsidiary, shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, a guaranty (the "Subsidiary Guaranty"), in form and substance satisfactory to the Administrative Agent, pursuant to which such Subsidiary shall guarantee the Obligations of the Borrower to the Lenders. The Parent shall have executed this Agreement and agreed to the guaranty set forth in Section 11.

         6.6 Opinion of Borrower's Counsel. On the Closing Date, the Administrative Agent shall have received the favorable written opinions of counsel to the Loan Parties and of FCC counsel to the Loan Parties, in each case dated the Closing Date, addressed to the Lenders and in form and substance satisfactory to the Administrative Agent.

         6.7 Consummation of Drop Down. Prior to funding on the Closing Date: the Parent shall have transferred to the Borrower or to wholly owned Subsidiaries of the Borrower substantially all of its assets, including cash and cash equivalents, other than the assets referred to in Section 5.29 (the "Drop Down"); all governmental and third party consents, approvals, filings and authorizations required in connection with the Drop Down shall have been obtained or made; and the Drop Down shall be accomplished pursuant to documentation in form and substance satisfactory to the Administrative Agent.

         6.8 Consummation of Acquisition Agreements.

                  (a) On or prior to the date on which any Loan is made hereunder the proceeds of which will be used to pay any part of the purchase price of a Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent a certified copy of the Acquisition Agreement, and of all agreements, documents and instruments entered into in connection therewith, relating to such Permitted Acquisition. The transactions contemplated by such Acquisition Agreement to be consummated at such time shall have been consummated, or shall be consummated simultaneously with the making of such Loan, without the waiver of any material term or condition by any Loan Party. Without limiting the foregoing sentence, the Borrower or a Subsidiary of the Borrower shall have purchased pursuant to such Acquisition Agreement substantially all of the assets being acquired at such time, free and clear of all Liens, except Permitted Liens. The consummation of the transactions contemplated by such Acquisition Agreement shall be completed in a manner satisfactory to the Administrative Agent, and the Administrative Agent shall have received conformed copies or photocopies of all documents relating thereto. The Borrower shall use commercially reasonable efforts to cause all opinions and related certificates of the seller under such Acquisition Agreement delivered in connection with such closing to be addressed to the Lenders. The FCC consent to the assignment of the FCC Licenses relating to the Stations being acquired pursuant to such Permitted Acquisition at such time (the "FCC Consent") shall have become a Final Order unless (i) no filing shall have been made with the FCC that pertains to or becomes associated with any request for consent to the assignment of any of the FCC Licenses being acquired pursuant to such Permitted Acquisition or (ii) if any such filing shall have been made, the Borrower shall have delivered to the Administrative Agent and the Lenders an opinion of the Borrower's FCC counsel in form and substance reasonably satisfactory to the Administrative Agent and the Lenders to the effect that the objection set forth in such filing would not reasonably be expected to result in a denial of the FCC Consent or the designation for hearing of the applications for FCC Consent.

                  (b) On or prior to the Closing Date, the Borrower and its Subsidiaries shall have executed and delivered to the Administrative Agent a collateral assignment, in form and substance satisfactory to the Administrative Agent, of all of their rights (together with reliance letters, to the extent available, with respect to all legal opinions) under the Sinclair Purchase Agreements, and each other party to the Sinclair Purchase Agreements shall have acknowledged and consented to such collateral assignment.

                  (c) On or prior to the Closing Date, the first closing under the Sinclair Purchase Agreements shall have occurred, and such first closing shall have occurred on or prior to December 31, 1999.

         6.9 Financial Information.

                  (a) Agreed Upon Procedures Report. On or prior to the date on which any Loan is made hereunder the proceeds of which will be used to pay any part of the purchase price of a Permitted Acquisition, the purchase price of which is in excess of $25,000,000, the Borrower shall have delivered to the Administrative Agent a report, in form and substance satisfactory to the Administrative Agent relating to the financial condition of the stations being acquired pursuant to such Permitted Acquisition, signed by an accounting or consulting firm acceptable to the Administrative Agent and prepared in accordance with the procedures reasonably requested by the Administrative Agent. The Administrative Agent hereby acknowledges that the information on the financial condition of the stations to be acquired under the Sinclair Purchase Agreements contained in the Form S-1 filed with the Securities and Exchange Commission on September 30, 1999, satisfies the provisions of this Section 6.9(a) with respect to the stations to be acquired under the Sinclair Purchase Agreements.

                  (b) Pro Forma Financial Statements. On the Closing Date, the Borrower shall have delivered to the Administrative Agent a consolidated pro forma balance sheet as of September 30, 1999, and an income statement, for the four quarter period then ended, after giving effect to the Drop Down and the closings under this Agreement and the Sinclair Purchase Agreements, which pro forma financial statements may contain certain adjustments acceptable to the Administrative Agent and described therein.

                  (c) Compliance Certificate. On, or one Banking Day prior to, the date of each borrowing hereunder of $10,000,000 or more and the date of each issuance of a Letter of Credit with a stated amount of $10,000,000 or more, the Borrower shall have delivered to the

Administrative Agent a pro forma compliance certificate using the most recently available quarterly financial statements, in form and substance reasonably satisfactory to the Administrative Agent, showing the Leverage Ratio as the date of such borrowing or issuance of a Letter of Credit and the Borrower's compliance on a pro forma basis with the financial covenants set forth in
Section 8.

                  (d) Financial Statements. On or prior to the Closing Date, the Borrower shall have furnished to the Lenders the following financial statements:
(i) audited consolidated balance sheets of the Parent and its Subsidiaries as of September 30, 1997, and September 30, 1998; (ii) audited consolidated income statements and statements of cash flows of the Parent and its Subsidiaries for the twelve month periods ended September 30, 1997, and September 30, 1998; (iii) unaudited consolidated income statements and statements of cash flows of the Parent and its Subsidiaries for the three month period ended December 31, 1998;
(iv) unaudited consolidated income statement and statement of cash flows of the Parent and its Subsidiaries for the twelve month period ended December 31, 1998; and (v) an unaudited consolidated balance sheet of the Parent and its Subsidiaries as of December 31, 1998.

         6.10 Borrowing Request. On or within three days prior to the date of each Loan, the Borrower shall have delivered to the Administrative Agent a borrowing request, substantially in the form attached hereto as Exhibit C, for such Loan, setting forth (a) the application of the proceeds of such Loan, (b) evidence that such application is permitted pursuant to Section 7.1, (c) if applicable, the recipient, the amount of the payment and the wire transfer instructions, and (d) a certification from a financial officer or executive of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, that the entire amount of such Loan, together with the aggregate amount of all outstanding Loans, constitutes "Designated Secured Senior Debt" as that term is defined in the TIDES Indenture.

         6.11 Insurance Certificates. On the Closing Date, the Borrower shall have furnished to the Administrative Agent certificates of insurance together with copies, if requested by the Administrative Agent, of all policies or other satisfactory evidence that the insurance required by Section 7.3 is in full force and effect.

         6.12 Organizational Documents. On the Closing Date, the Borrower shall have delivered to the Administrative Agent the following:

                  (a) certificates of good standing for each Loan Party from the Secretary of State of the State of its organization and from the Secretary of State of each other state in which such Loan Party is qualified or registered to do business, in each case dated as of a date as near to the Closing Date as practicable;

                  (b) certificates signed by the Secretary or Assistant Secretary of each Loan Party, dated as of the Closing Date, certifying that attached thereto are true and complete copies of (i) the Organizational Documents of such Loan Party and (ii) resolutions adopted by the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of this Agreement and the Collateral Documents to the extent it is a party thereto;

                  (c) incumbency certificates for each Loan Party; and

                  (d) such other documents as any Lender may reasonably request in connection with the proceedings taken by the Loan Parties authorizing this Agreement and the Collateral Documents.

         6.13 Lien Searches, Consents and Releases of Liens. On or prior to the Closing Date, the Administrative Agent shall have received: (a) certified copies of UCC, judgment and tax lien search reports listing all effective financing statements and other Liens on any of the property of any Loan Party, (b) consents to the granting of Liens in all Operating Agreements and other material contracts and leases of the Loan Parties, which by their terms require such consent, and (c) releases of any existing Liens encumbering any assets of any Loan Party, except for Permitted Liens.

         6.14 No Order, Judgment or Decree. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lenders from making the Loans.

         6.15 No Material Adverse Effect. There shall have occurred no Material Adverse Effect since September 30, 1998.

         6.16 Fee Letters. The Borrower shall have paid all fees, expenses and other amounts due pursuant hereto and pursuant to the Fee Letters.

         6.17 Legal Approval. As of the Closing Date, all legal matters incident to this Agreement and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Dow, Lohnes & Albertson, PLLC, special counsel to the Agents.

         6.18 Year 2000 Compliance Certificate. On or prior to the Closing Date, the Borrower shall have delivered to the Administrative Agent either (a) a certificate of the Borrower signed by an executive officer of the Borrower certifying that to the Borrower's Knowledge the material computer systems of the Loan Parties and equipment of the Loan Parties containing embedded microchips (including such systems and equipment supplied by others), are then and will continue to be following the year 2000, sufficient to permit the Loan Parties to conduct their businesses through the transition to the year 2000 and for at least six months thereafter without Material Adverse Effect, or (b) a contingency plan, reasonably satisfactory to the Administrative Agent, demonstrating the Borrower's preparedness for business operations in and following the year 2000 should the proper functioning of such computer systems and equipment be materially impaired.

         6.19 Other Documents. The Administrative Agent shall have received all Collateral Documents duly executed, and each Lender shall have received such other certificates, opinions, agreements and documents, in form and substance satisfactory to it, as it may reasonably request through the Administrative Agent.

Section 7 AFFIRMATIVE COVENANTS.

         The Parent and the Borrower agree with the Lenders that so long as this Agreement shall remain in effect or any of the Obligations shall remain unpaid or to be performed, or any Letter of Credit remains outstanding, they shall perform and comply with the affirmative covenants contained in this Section.

         7.1 Use of Proceeds. The Borrower shall use the proceeds of the Loans only for the following purposes: (a) to refinance on the Closing Date existing indebtedness under the Original Loan Agreement, (b) to fund draws on the Letters of Credit, (c) to pay all or a portion of the purchase price of Permitted Acquisitions, (d) for Capital Expenditures, (e) for Capital Distributions permitted pursuant to Section 8.9, (f) to fund investments permitted pursuant to
Section 8.11(g), and (g) for other general corporate and working capital purposes.

         7.2 Continued Existence; Maintenance of Rights and Licenses; Compliance with Law. Subject to Section 8.10, each of the Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its corporate, limited liability company or partnership existence and (b) its rights and Licenses, except to the extent the loss of any such rights and Licenses could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, maintain in full force and effect, until termination in accordance with their respective terms, and to comply with the terms and provisions of, all Licenses, Operating Agreements and other material contracts and other rights necessary to operate the Stations and not breach or violate the same, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, comply in all material respects with all applicable laws, statutes, rules, regulations, orders and decrees now in effect or hereafter promulgated by any governmental authority.

         7.3 Insurance. Each of the Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, keep its insurable properties insured to the full replacement cost thereof at all times by financially sound and reputable insurers reasonably acceptable to the Administrative Agent, and maintain such other property insurance, to such extent and against such risks, including fire, lightning, vandalism, flood (to the extent required by the Administrative Agent, if any Loan Party's property is located in an identified flood hazard area, in which insurance has been made available pursuant to the National Flood Insurance Act of 1968) and other risks insured against by extended coverage, as is customary with companies in the broadcasting business. All such insurance shall be in amounts sufficient to prevent any Loan Party from becoming a coinsurer, shall name the Administrative Agent, for the benefit of the Lenders, as loss payee and may contain loss deductible provisions which shall not exceed $500,000 (or, in the case of earthquake, flood and windstorm coverage, $1,000,000). The Parent and the Borrower shall maintain, for themselves and the Borrower's Subsidiaries, in full force and effect liability insurance, business interruption insurance, errors and omissions insurance, general accident and public liability insurance and all other insurance, in each case as is usually carried by companies engaged in the same or similar businesses similarly situated against claims for personal or bodily injury, death or property damage occurring upon, in, about or in connection with the use or operation of any property or motor vehicles owned, occupied, controlled or used by any Loan Party and their employees or agents, or arising in any other manner out of the business conducted by any Loan Party. All of such insurance shall be in amounts reasonably satisfactory to the Administrative Agent and shall be obtained and maintained by means of policies with generally recognized, responsible insurance companies authorized to do business in such states as may be necessary depending upon the locations of the Loan Parties' assets and shall name the Administrative Agent, for the benefit of the Lenders, as an additional insured or loss payee, as the case may be. The insurance to be provided may be blanket policies. Each policy of insurance shall be written (if available at commercially reasonable cost) so as not to be subject to cancellation or substantial modification without not less than thirty days advance written notice to the Administrative Agent. The Borrower shall furnish the Administrative Agent annually with certificates or other evidence satisfactory to the Administrative Agent that the insurance required hereby has been obtained and is in full force and effect and, prior to the expiration of any such insurance, the Borrower shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that such insurance has been renewed or replaced. The Borrower shall, upon request of the Administrative Agent, furnish the Administrative Agent such information about such insurance as the Administrative Agent may from time to time reasonably request.

         7.4 Obligations and Taxes. The Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, pay and perform all of its material Indebtedness and other material liabilities and obligations in a timely manner in accordance with normal business practices and with the terms governing the same, other than any such Indebtedness or other liabilities or obligations that do not exceed, individually or in the aggregate for all Loan Parties, $5,000,000. The Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, comply with the terms and covenants of all material agreements and all material leases of real or personal property and shall keep them all in full force and effect until termination thereof in accordance with their respective terms, except to the extent the failure to comply and to keep in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of the Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property before the imposition of any penalty, as well as all lawful claims for labor, materials, supplies or other matters which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that no Loan Party shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof is being contested diligently and in good faith by appropriate proceedings and the enforcement thereof is stayed, pending the outcome of such proceedings, (b) such Loan Party has set aside on its books adequate reserves in accordance with GAAP with respect thereto, and (c) such contest will not endanger the Lien of the Administrative Agent or the Lenders in any of such Loan Party's assets.

         7.5 Financial Statements and Reports. The Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, maintain true and complete books and records of account in accordance with GAAP. The Borrower shall furnish to the Administrative Agent, for delivery to the Lenders, the following financial statements and projections at the following times:

                  (a) As soon as available, but in no event later than ninety days after the end of each fiscal year of the Borrower, the Borrower shall furnish (i) audited consolidated financial statements, including audited consolidated balance sheets and income and expense statements, of the Parent, the Borrower and the Borrower's Subsidiaries as of the close of such fiscal year reflecting the results of their operations during such fiscal year, and a consolidated statement of cash flows for such fiscal year, together with such additional statements, schedules and footnotes as are customary in a complete accountant's report; such financial statements shall be certified by independent certified public accountants selected by the Parent and acceptable to the Administrative Agent, and the opinion of such accountants shall be unqualified; and (ii) a statement signed by such accountants to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Agreement and have no knowledge of any event or condition which constitutes an Event of Default or Possible Default or, if they have such knowledge, specifying the nature and period of existence thereof; provided, however, that in issuing such statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above;

                  (b) As soon as available, but in no event later than forty-five days after the end of each fiscal quarter of the Borrower (or, in the case of the last quarter of the Borrower's fiscal year, sixty days after the end of such quarter), the Borrower shall furnish unaudited consolidated financial statements, including consolidated balance sheets and income and expense statements, of the Parent, the Borrower and the Borrower's Subsidiaries as of the end of such period reflecting the results of their operations during such period and for the then elapsed portion of the fiscal year, and a consolidated statement of cash flows for the portion of the fiscal year ended with the last day of such quarter; all such financial statements shall set forth, in comparative form, corresponding figures for the equivalent period of the prior year and a comparison to budget for the applicable quarter and year to date, shall be in form and detail satisfactory to the Administrative Agent, and shall be certified as to accuracy and completeness by an executive officer or the treasurer of the Parent or the Borrower, as applicable;

                  (c) As soon as available, but in no event later than forty-five days after the end of each quarter (or, in the case of the last quarter of the Borrower's fiscal year, sixty days after the end of such quarter), the Borrower shall furnish unaudited statements of income and expense for the Stations in each market in which it owns or operates any Station, which shall contain a comparison with the budget or projections for such period and a comparison to the comparable period for the prior year, and which shall be certified by an executive officer or the treasurer of the Borrower; such financial statements for the fourth quarter of each fiscal year may be preliminary statements;

                  (d) The financial statements required under (a) and (b) above shall be accompanied by a compliance certificate in the form attached hereto as Exhibit D of an executive officer or the treasurer of the Borrower (i) setting forth the computations showing compliance with the financial covenants set forth in Section 8 below, and (ii) certifying that no Possible Default or Event of Default has occurred, or if any Possible Default or Event of Default has occurred, stating the nature thereof and the actions the Borrower has taken or intends to take in connection therewith;

                  (e) The Borrower shall furnish (i) no later than thirty days after the commencement of each fiscal year, an annual operating budget or fiscal projections for such fiscal year, and (ii) promptly upon preparation thereof, any material revisions of such annual budget or fiscal projections;

                  (f) Promptly upon their becoming available, the Borrower shall furnish (i) copies of any periodic or special reports filed by any Loan Party with the FCC or any other federal, state or local governmental agency or authority if such reports indicate any material change in the ownership of such Loan Party, or any materially adverse change in the business, operations, affairs or condition of any Loan Party, and (ii) copies of any material notices and other material communications from the FCC or any other federal, state or local governmental agency or authority which specifically relate to any Loan Party, any Station or any material License, and the substance of which relates to a matter that could reasonably be expected to have a Material Adverse Effect;

                  (g) The Borrower shall furnish (i) upon request, promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan established or maintained by the Borrower or any member of the Controlled Group for each plan year, including (A) where required by law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to the Administrative Agent, and (B) if prepared by or available to the Borrower, an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to the Administrative Agent; (ii) promptly after receipt thereof, a copy of any notice the Borrower or a member of the Controlled Group may receive from the Department of Labor or the Internal Revenue Service with respect to any Plan (other than notices of general application) which could result in a material liability to the Borrower; the Borrower will promptly notify the Lenders of any material taxes assessed, proposed to be assessed or which the Borrower has reason to believe may be assessed against the Borrower or any member of the Controlled Group by the Internal Revenue Service with respect to any Plan or Benefit Arrangement; (iii) within thirty days after the Borrower has Knowledge that any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the PBGC if a copy of such notice is available to the Borrower; (iv) notice within thirty days after the Borrower or any other member of the Controlled Group has Knowledge that any multiemployer plan (as defined in Code Section 414(f)) under which the Borrower or member of the Controlled Group is an employer, is in reorganization (as defined in Code Section 418 or ERISA Title IV) or is insolvent; and (v) notice of any withdrawal liability asserted against the Borrower or any member of the Controlled Group under ERISA Section 4201(a) with respect to any Plan;

                  (h) Promptly upon their becoming available, the Borrower shall furnish copies of all financial statements and reports that the Parent or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all registration statements, financial statements and reports that the Parent or the Borrower may make to, or file with, the Securities and Exchange Commission or any stock exchange; and

                  (i) Upon the Administrative Agent's written request, such other information about the financial condition, properties and operations of any Loan Party as any Lender may from time to time reasonably request.

         7.6 Notices. The Borrower shall give the Administrative Agent, for distribution to the Lenders, notice :

                  (a) within five days after its Knowledge thereof, of any action, suit, investigation or proceeding by or against any Loan Party, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, including, without limitation, any material admonition, censure or adverse citation or order by the FCC or any other governmental authority or regulatory agency;

                  (b) within three days after its Knowledge thereof,

                           (i) of any action or event constituting an event of
default or violation of the TIDES Indenture, the TIDES Trust Declaration or any License or Operating Agreement, and

                           (ii) of any competing application, petition to deny
or other opposition to any license renewal application filed by the Borrower or any of its Subsidiaries with the FCC if such matter could reasonably be expected to have a Material Adverse Effect;

                  (c) within three days after its Knowledge thereof, of the occurrence of any Possible Default or Event of Default and the actions the Borrower intends to take in connection therewith;

                  (d) within five days after its Knowledge thereof, of any cancellation of or any material amendment to any of the insurance policies maintained in accordance with the requirements of this Agreement, except for cancellations and amendments that occur in the ordinary course of business;

                  (e) promptly after its Knowledge of the occurrence thereof, of any material, adverse change in the business or financial condition of any Loan Party; and

                  (f) promptly after its Knowledge of the occurrence thereof, of any material strike, labor dispute, slow down or work stoppage due to a labor disagreement (or any material development regarding any thereof) affecting any Loan Party.

         7.7 Maintenance of Property. The Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, at all times maintain and preserve its towers, machinery, equipment, motor vehicles, fixtures and other property in good working order, condition and repair, normal wear and tear excepted, and in compliance with all material applicable standards, rules or regulations imposed by any governmental authority or agency (including, without limitation, the FCC, the Federal Aviation Administration or any other Licensing Authority) or policy of insurance, except for such property which, in the judgment of the Borrower, is no longer necessary to the business of any Loan Party, and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         7.8 Information and Inspection. The Parent and the Borrower shall furnish to the Administrative Agent and the Lenders from time to time, promptly upon request, information reasonably requested by the Administrative Agent or any Lender pertaining to any covenant, provision or condition hereof or of any Collateral Document, or to any matter connected with the books, records, operations, financial condition, properties, activities or business of any Loan Party. The Parent and the Borrower shall permit any authorized representative designated by any Lender to visit and inspect any of the properties of the Loan Parties, and their books and records, and to take extracts therefrom and make copies thereof, and to discuss the Loan Parties' affairs, finances and accounts with the management of the Loan Parties and with their independent accountants. So long as no Possible Default or Event of Default then exists, the Lender requesting such inspection shall conduct such inspection at reasonable times during normal business hours and shall give reasonable advance notice to the applicable Loan Party.

         7.9 Maintenance of Liens. The Parent and the Borrower shall do all things necessary or reasonably requested by the Administrative Agent to preserve and perfect the Liens of the Administrative Agent, for the benefit of the Lenders, arising pursuant hereto and pursuant to the Collateral Documents as first Liens, except for Permitted Liens, and to insure that the Administrative Agent, for the benefit of the Lenders, has a perfected Lien on all (or in the case of Excluded Foreign Subsidiaries, 65%) of the membership interests and other equity interests of the Borrower and each of its Subsidiaries and on substantially all of the personal property of each of the Loan Parties (other than Excluded Foreign Subsidiaries). If any Loan Party enters into a new Operating Agreement or other material contract which prohibits the assignment thereof or the granting of a security interest therein without the consent of the other party, the Loan Parties shall use their commercially reasonable efforts to obtain the written consent of such other party to the grant to the Administrative Agent, for the benefit of the Lenders, of a security interest therein pursuant to the Security Agreements; provided, however, that the Loan Parties shall not be obligated to accept any material adverse change in any such agreement or contract or expend a material amount in attempting to obtain such consent.

         7.10 Title To Property. The Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, own and hold title to all of their assets in their own name and not in the name of any nominee.

         7.11 Environmental Compliance and Indemnity.

         (a) The Parent and the Borrower shall, and shall cause each of the Borrower's Subsidiaries to, comply in all material respects with any and all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which any Loan Party owns or operates a facility or site, arranges for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts for transport any Hazardous Materials, solid wastes or other wastes or holds any interest in real property or otherwise. No Loan Party shall cause or permit the Release of Hazardous Materials, solid waste or other wastes on, under or to any real property in which such Loan Party holds any interest or performs any of its operations, in material violation of any Environmental Law. The Borrower shall notify the Lenders promptly after its receipt of notice thereof, of any Environmental Claim which any Loan Party receives involving any potential or actual material liability of any Loan Party arising in connection with any noncompliance with or violation of the requirements of any Environmental Law or a material Release or threatened Release of any Hazardous Materials, solid waste or other waste into the environment. The Borrower shall promptly notify the Lenders (i) of any material Release of Hazardous Material on, under or from the real property in which any Loan Party holds or has held an interest, upon the Borrower's learning thereof by receipt of notice that any Loan Party is or may be liable to any Person as a result of such Release or that any Loan Party has been identified as potentially responsible for, or is subject to investigation by any governmental authority relating to, such Release, and (ii) of the commencement or threat of any material judicial or administrative proceeding alleging a violation of any Environmental Laws.

                  (b) If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, any Loan Party or related to any real property owned, leased or operated by any Loan Party or real property adjacent to such real property, which violation or liability could reasonably be expected to have a Material Adverse Effect, then the Borrower shall, upon request from the Administrative Agent, provide the Administrative Agent with such reports, certificates, engineering studies or other written material or data as the Administrative Agent may require so as to satisfy the Administrative Agent that such Loan Party is in material compliance with all applicable Environmental Laws.

                  (c) The Borrower shall defend, indemnify and hold the Agents and the Lenders, and their respective officers, directors, shareholders, employees, agents, affiliates, successors and assigns harmless from and against all costs, expenses, claims, demands, damages, penalties and liabilities of every kind or nature whatsoever incurred by them (including reasonable attorneys fees) arising out of, resulting from or relating to (i) the noncompliance of any Loan Party or any property owned or leased by any Loan Party with any Environmental Law, or (ii) any investigatory or remedial action involving any Loan Party or any property owned or leased by any Loan Party and required by Environmental Laws or by order of any governmental authority having jurisdiction under any Environmental Laws, or (iii) any injury to any Person whatsoever or damage to any property arising out of, in connection with or in any way relating to the breach of any of the environmental warranties or covenants contained in this Agreement or any facts or circumstances that cause any of the environmental representations or warranties contained in this Agreement to cease to be true, or (iv) the existence, treatment, storage, Release, generation, transportation, removal, manufacture or other handling of any Hazardous Material on or affecting any property owned or leased by any Loan Party, or (v) the presence of any asbestos-containing material or underground storage tanks, whether in use or closed, under or on any property owned or leased by any Loan Party; provided, however, that the foregoing indemnity shall not apply to any such costs, expenses, claims, demands, damages, penalties or liabilities that are determined in a final non-appealable order of a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of the indemnified Person.

         7.12 Rate Hedging Obligations. The Borrower shall within forty-five days after the Closing enter into, and shall at all times thereafter maintain in full force and effect, agreements having an initial term of at least two years and in form and substance reasonably satisfactory to the Administrative Agent regarding Rate Hedging Obligations so that the sum of the notional amount subject to such agreements plus the outstanding principal amount of Indebtedness for Borrowed Money of the Borrower which bears interest at a fixed rate equals at all times at least 50% of the principal amount of Indebtedness for Borrowed Money then outstanding, and the Borrower shall maintain Rate Hedging Obligations for such percentage coverage for an average term of at least one year at all times thereafter.

         7.13 FCC Consents. The Parent and the Borrower acknowledge that certain transactions contemplated by this Agreement or the Collateral Documents, and certain actions which may be taken by the Administrative Agent or the Lenders in the exercise of their rights under this Agreement or the Collateral Documents, may require the consent of the FCC. If counsel to the Administrative Agent determines that the consent of the FCC is required in connection with the execution, delivery and performance of any of the aforesaid documents or any documents delivered to the Administrative Agent or the Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then during the continuance of an Event of Default the Parent and the Borrower, at their sole cost and expense, shall use their best efforts, and shall cause the Borrower's Subsidiaries to use their best efforts, to secure such consent and to cooperate with the Administrative Agent and the Lenders in any action commenced by the Administrative Agent or the Lenders to secure such consent. Neither the Parent nor the Borrower shall take any action, and they shall not permit any of the Borrower's Subsidiaries to take any action, that interferes with the exercise or completion of any such action taken by the Administrative Agent or the Lenders. The Parent and the Borrower further consent to the transfer of control or assignment of Licenses to a receiver or trustee or similar official or to any purchaser of the collateral securing the Loans pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Administrative Agent or the Lenders as permitted by applicable law upon the occurrence and during the continuance of an Event of Default.

         7.14 Covenants Regarding Formation of Subsidiaries and the Making of Investments and Acquisitions. If the Borrower acquires a Subsidiary pursuant to
Section 8.10(b) or forms a new Subsidiary, the Borrower shall, and shall cause its Subsidiaries, as applicable, promptly following such acquisition or formation, to:

                  (a) provide to the Administrative Agent a duly executed supplement to the Subsidiary Security Agreement for such new Subsidiary (other than a Excluded Foreign Subsidiary), together with appropriate UCC-1 financing statements, as well as a duly executed supplement to the Subsidiary Guaranty for such new Subsidiary (other than a Excluded Foreign Subsidiary), which shall constitute Collateral Documents for purposes of this Agreement, as well as a certificate for such new Subsidiary, attaching copies of the Organizational Documents of such Subsidiary and resolutions duly adopted by the governing body of such Subsidiary authorizing the execution and delivery of all Collateral Documents to which such Subsidiary is to become a party pursuant hereto;

                  (b) pledge to the Administrative Agent all (or in the case of Excluded Foreign Subsidiaries, 65%) of the capital stock, membership interests, partnership interests and other equity interests (or other instruments or securities evidencing ownership) of such Subsidiary as additional collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, and execute and deliver to the Administrative Agent all such documentation for such pledge (including, without limitation, a supplement to the Subsidiary Pledge Agreement, original stock certificates and duly executed stock powers) as, in the reasonable opinion of the Administrative Agent, is required to perfect or protect such Lien; and

                  (c) provide all other documentation, including, without limitation, any other security agreement covering any additional intellectual property obtained by the Borrower or such Subsidiary, reasonably requested by the Administrative Agent with respect to such acquisition or the formation of such new Subsidiary. Investments made by the Borrower or any of its Subsidiaries after the date hereof shall also be treated as additional collateral and shall be subject to the provisions of the appropriate Collateral Documents. Any document, agreement or instrument executed or issued pursuant to this Section shall be a "Collateral Document" for purposes of this Agreement.

         7.15 Year 2000. The Parent and the Borrower shall take, and shall cause each of the Borrower's Subsidiaries to take, all such actions and devote such resources that, in the good faith exercise of their business judgment, they believe to be reasonably necessary to permit the proper functioning, in and following the year 2000, of the material computer systems of the Loan Parties and equipment of the Loan Parties containing embedded microchips (including such systems and equipment supplied by others), including, without limitation, performing a comprehensive review and assessment of all of the Loan Parties' material computer systems and adopting a detailed plan, with budget, for the remediation, monitoring and testing of such computer systems.

         7.16 Sinclair Purchase Agreements. If on June 15, 2001, the Parent (or other Loan Party to which the Sinclair Purchase Agreements have been assigned) has the right to terminate either or both of the Sinclair Purchase Agreements pursuant to Section 9.3(c) thereof, the Parent (or such other Loan Party) shall terminate each such Agreement pursuant to that Section on such date if the amount then remaining in escrow pursuant to the Sinclair Purchase Agreements is $10,000,000 or more and there is a reasonable likelihood, as determined by the Administrative Agent, that such escrow deposit may be forfeited and paid to Sinclair.

         7.17 FCC Licenses for Rochester Stations. The Borrower shall, within thirty days of the Closing Date, transfer to a License Subsidiary all of the FCC Licenses relating to the Stations in Rochester, New York. From and after the date that is thirty days after the Closing Date, such FCC Licenses relating to the Rochester Stations shall not be Excluded Licenses for any purposes of this Agreement.

Section 8 NEGATIVE COVENANTS.

         The Parent and the Borrower agree with the Lenders that so long as this Agreement shall remain in effect or any of the Obligations shall remain unpaid or to be performed, or any Letter of Credit remains outstanding, the Parent and the Borrower shall not, directly or indirectly, take any of the actions set out in this Section 8 nor permit any of the conditions set out herein to occur.

         8.1 Indebtedness. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, incur, create, assume or permit to exist any Indebtedness, except:

                  (a) the Obligations;

                  (b) Indebtedness permitted under Sections 8.4, 8.5 or 8.6 hereof and any other Indebtedness secured by a Permitted Lien;

                  (c) unsecured trade accounts payable and other unsecured current Indebtedness incurred in the ordinary course of business (but excluding any Indebtedness for borrowed money);

                  (d) Indebtedness for taxes, assessments, governmental charges, liens or similar claims to the extent that payment thereof shall not be required to be made by the provisions of Section 7.4;

                  (e) Indebtedness incurred in respect of Rate Hedging Obligations required pursuant to Section 7.12;

                  (f) Indebtedness of the Parent in respect of the TIDES Subordinated Debentures issued on October 6, 1999, pursuant to the terms of the TIDES Indenture;

                  (g) Subordinated Debt incurred by the Parent or the Borrower (other than the indebtedness evidenced by the TIDES Subordinated Debentures referred to in clause (f) above), so long as (i) no principal is payable on such Indebtedness prior to the date that is at least six months after the Termination Date, (ii) the aggregate principal amount of all Indebtedness of the Parent and the Borrower incurred pursuant to this clause 8.1(g) does not exceed at any time $250,000,000, (iii) the terms and conditions of all agreements, documents and instruments evidencing or governing such Indebtedness, including the terms and conditions of subordination, shall be satisfactory to the Required Lenders, (iv) the Borrower shall have delivered to the Administrative Agent and the Lenders revised projections for the period from the incurrence of such Indebtedness through the Termination Date which shall be in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall have demonstrated to the satisfaction of the Administrative Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to the incurrence of such Indebtedness, (v) no Possible Default or Event of Default exists at the time of incurrence of such Indebtedness or would exist after giving effect thereto, (vi) the Borrower shall have delivered to the Administrative Agent a certificate executed by an executive officer of the Borrower in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to the incurrence of such Indebtedness, and (vii) if such Subordinated Debt is incurred by the Parent, the Parent shall contribute the net proceeds thereof to the Borrower promptly upon receipt;

                  (h) other unsecured Indebtedness of the Parent or the Borrower in an aggregate principal amount not to exceed at any one time outstanding $10,000,000 for the Parent and the Borrower;

                  (i) Indebtedness owing by a Subsidiary to the Borrower or a wholly owned Subsidiary of the Borrower; and

                  (j) existing Indebtedness listed on Schedule 5.10.

         8.2 Liens. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, incur, create, assume or permit to exist any Lien of any nature whatsoever on any property or assets, whether real, personal or mixed, now owned or hereafter acquired by such Loan Party, other than Permitted Liens. From and after the Closing Date, the Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Collateral Document, which directly or indirectly prohibits any Loan Party from creating or incurring any Lien on any of its assets, other than (a) leases and agreements regarding purchase money Indebtedness permitted pursuant to Section 8.4 (so long as such prohibition only relates to the asset that is subject to such lease or that secures such Indebtedness and proceeds thereof), and (b) provisions in agreements which prohibit the assignment of such agreements.

         8.3 Guaranties. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, become a Guarantor for any Person, except for (a) the guaranty by the Parent of the TIDES Preferred Securities, (b) guaranties by a Loan Party of obligations of the Borrower or the Borrower's Subsidiaries entered into in the ordinary course of business, (c) endorsements of negotiable instruments for collection in the ordinary course of business, (d) the Subsidiary Guaranty and the Parent's guaranty pursuant to Section 11, and
(e) contingent obligations incurred in the ordinary course of business of the operation of the Stations with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $5,000,000 in aggregate liability.

         8.4 Rental and Conditional Sale Obligations. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, incur, create, assume or permit to exist, with respect to any personal property, any conditional sale obligation, any purchase money obligation, any rental obligation, any purchase money security interest or any other arrangement for the use of personal property of any other Person, which in any such case has an unexpired term of not less than one year, other than an arrangement constituting a Capitalized Lease Obligation, if the aggregate amount payable by the Loan Parties pursuant to all such arrangements in any fiscal year would exceed the sum of $5,000,000 plus the amount of any such obligations incurred pursuant to a Permitted Acquisition.

         8.5 Real Property Interests. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, be obligated under, enter into, assume or permit to exist any lease or rental obligation for real property (other than any lease or rental obligation where the Borrower or one of its Subsidiaries receives rent from sublessees in an amount in excess of the rents payable by the Borrower or such Subsidiary to the lessor) which has an unexpired term of not less than one year, if the aggregate amount payable in respect of all such arrangements by the Loan Parties in any fiscal year would exceed the sum of $10,000,000 plus the amount of any such obligations incurred pursuant to a Permitted Acquisition.

         8.6 Capitalized Lease Obligations. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, incur, create, assume or permit to exist Capitalized Lease Obligations if the aggregate amount payable by the Loan Parties in respect of all such Capitalized Lease Obligations would exceed the sum of $20,000,000 plus the amount of any such obligations incurred pursuant to a Permitted Acquisition.

         8.7 Subordinated Debt.

                  (a) The Parent shall not make any interest payment on the TIDES Subordinated Debentures, and shall not permit the TIDES Trust to make any distribution on the TIDES Preferred Securities, at any time that an Event of Default has occurred and is continuing or would exist after giving effect to such payment. Upon the occurrence of an Event of Default, the Parent shall immediately notify the Trustee under the TIDES Indenture of such occurrence, and the Parent shall be deemed to be a representative of the Lenders for the sole purpose of giving such notice in accordance with the provisions of the TIDES Indenture. Upon such occurrence, the Parent shall immediately take all actions necessary under the TIDES Indenture to commence a Deferral Period, as that term is defined in the TIDES Indenture. The Parent shall not terminate any Deferral Period until (i) such Event of Default shall have been waived in writing or cured to the satisfaction of the Required Lenders, (ii) unless the Required Lenders shall have otherwise agreed in writing, two complete consecutive fiscal quarters shall have passed since such waiver or cure prior to the end of such Deferral Period and no other Event of Default shall have occurred or exist during such period, (iii) the Parent and the Borrower shall have delivered to the Lenders updated projections, in form and substance satisfactory to the Required Lenders, through the Termination Date, after giving effect to the termination of such Deferral Period and the payment of accrued interest required in connection with such termination, and (iv) the Parent and the Borrower shall have delivered to the Administrative Agent a pro forma compliance certificate, in form and substance satisfactory to the Required Lenders, using the most recently available quarterly financial statements, which shall contain calculations demonstrating on a pro forma basis, for the subsequent four quarter period, the Borrower's compliance with the financial covenants set forth in this
Section 8 after giving effect to the termination of such Deferral Period and the payment of accrued interest required in connection with such termination. The Parent shall take all actions necessary under the TIDES Indenture to cause the Obligations to be Designated Secured Senior Debt (as that term is defined in the TIDES Indenture) at all times and for all purposes of the TIDES Indenture and the TIDES Subordinated Debentures.

                  (b) The Parent and the Borrower shall not redeem, discharge, pay, prepay or defease all or any portion of the principal of any Subordinated Debt, including the TIDES Subordinated Debentures, prior to the payment in full in cash of all Obligations. Neither the Parent nor the Borrower shall make any interest payment on any Subordinated Debt, other than the TIDES Subordinated Debentures, except in accordance with the provisions of the agreements, instruments and other documentation governing such Subordinated Debt and approved by the Required Lenders pursuant to Section 8.1(g).

         8.8 Notes, Accounts Receivable and Claims. During the continuance of an Event of Default, the Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, sell, discount or otherwise dispose of any note, account receivable or other right to receive payment, with or without recourse, except for collection in the ordinary course of business; or fail to timely assert any claim, cause of action or contract right which it possesses against any third party or agree to settle or compromise any such claim, cause of action or contract right except in any case in the exercise of its good faith business judgment and except for settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business.

         8.9 Capital Distributions.

                  (a) The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, make, or declare or incur any liability to make, any Capital Distribution, except that:

                           (i) any Subsidiary of the Borrower may make Capital
Distributions to the Borrower or to a wholly owned Subsidiary of the Borrower;

                           (ii) subject to Section 8.7, the Borrower may make
quarterly Capital Distributions to the Parent on each date that a payment is required to be made pursuant to the TIDES Indenture in an amount equal to the amount required to pay interest in respect of such quarter on the TIDES Subordinated Debentures so long as no Event of Default exists at the time of making such distribution or would exist after giving effect thereto;

                           (iii) the Borrower may make Capital Distributions to
the Parent in an amount equal to the amount required to pay interest on Subordinated Debt permitted pursuant to the terms of Section 8.1(g) so long as:
(A) no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto; and (B) such distributions shall not be made more frequently than four times per year; and

                           (iv) the Borrower may make Capital Distributions to
the Parent in an amount required to permit the Parent to pay its reasonable corporate overhead costs and to pay other trade payables reasonably incurred in the ordinary course of business in conducting the operations of the Stations so long as no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto.

                  (b) The Borrower shall not permit any of its Subsidiaries to agree to or to be subject to any restriction on its ability to make Capital Distributions or loans or other asset transfers to the Borrower or any Subsidiary of the Borrower other than restrictions imposed by applicable law and the restrictions set forth in this Section.

         8.10 Disposal of Property; Mergers; Acquisitions; Reorganizations.

                  (a) Except as provided in paragraph (b) below, the Parent and the Borrower shall not, and shall not permit any of its Subsidiaries to, (i) dissolve or liquidate (except that a Subsidiary of the Borrower may liquidate into a wholly owned Subsidiary of the Borrower); (ii) sell, lease, transfer or otherwise dispose of any material portion of its properties and assets to any Person (other than a wholly owned Subsidiary of the Borrower), except for (A) the disposition of assets in the ordinary course of business in an aggregate amount not to exceed $10,000,000 for all Loan Parties in any transaction or related series of transactions, (B) the disposition of any asset which, in the good faith exercise of its business judgment, the Borrower determines is no longer useful in the conduct of its or its Subsidiaries' business, (C) the exchange of a Station in connection with a Permitted Acquisition, subject to the satisfaction of the provisions of Section 2.7(b)(iii), (D) Capital Distributions permitted to be made pursuant to Section 8.9(a), and (E) the liquidation or merger into the Borrower of a wholly owned Subsidiary that has no material liabilities and no material assets other than the capital stock or other equity interests in a wholly owned Subsidiary of the Borrower; (iii) be a party to any consolidation, merger, recapitalization or other form of reorganization (except that a Subsidiary may merge into a wholly owned Subsidiary of the Borrower); (iv) make any acquisition of all or substantially all the assets of any Person, or of a business division or line of business of any Person, or of any other assets constituting a going business;
(v) create or acquire any Subsidiary (except as permitted in Section 7.14), or
(vi) be or become a party to any joint venture or other partnership except as set forth on Schedule 8.10 attached hereto or permitted pursuant to Section 8.11.

                  (b) The Borrower may make the acquisitions contemplated in the Sinclair Purchase Agreements subject to its compliance with clauses (v), (vi),
(vii), (viii) and (ix) below. In addition, the Borrower may make acquisitions of substantially all of the assets of any radio station or tower site or of all of the capital stock or other equity interests of a Person that owns a radio station or tower site, subject to the satisfaction of the following conditions (the acquisitions pursuant to the Sinclair Purchase Agreements and any other acquisition which satisfies all of the following conditions being referred to hereinafter as a "Permitted Acquisition"):

                           (i) after giving effect to such acquisition, at least
80% of the Borrower's consolidated revenues, on a pro forma basis, shall be derived from Stations located in the 100 largest Metro Survey Areas, as determined by The Arbitron Company;

                           (ii) the Borrower shall have given to the
Administrative Agent notice of any such acquisition with a purchase price of $25,000,000 or more at least five days prior to executing any binding commitment with respect thereto, which notice shall state the additional amounts, if any, by which the Borrower proposes to increase the dollar limitations set forth in Sections 8.4, 8.5 and 8.6;

                           (iii) the Agents shall have received evidence
satisfactory to them prior to the closing of such acquisition that the structure of the transaction shall satisfy all material, applicable legal and regulatory requirements relating to such acquisition;

                           (iv) no Possible Default or Event of Default shall
exist as of the date of consummation of such acquisition or after giving effect to such acquisition;

                           (v) with respect to acquisitions with a purchase
price of $25,000,000 or more, the Borrower shall have demonstrated to the satisfaction of the Administrative Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to such acquisition and that no Event of Default or Possible Default then exists or would exist after giving effect to such acquisition, and the Borrower shall have delivered to the Administrative Agent within ten days prior to the consummation of such acquisition an acquisition report signed on behalf of the Borrower by an executive officer of the Borrower in form and substance satisfactory to the Administrative Agent which shall contain (A) calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to such acquisition, and (B) projections for the Borrower for a five year period after the closing of such acquisition giving effect to the acquisition and including a statement of sources and uses of funds for such acquisition showing, among other things, the source of financing for the acquisition;

                  (vi) all FCC Licenses acquired in connection with such acquisition shall be transferred immediately upon consummation of such acquisition to a License Subsidiary;

                  (vii) the Borrower shall have delivered to the Administrative Agent UCC, judgment and tax lien searches for each relevant jurisdiction and shall have taken any actions as may be necessary or reasonably requested by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders, perfected Liens in all personal property acquired by the Borrower or any of its Subsidiaries in such acquisition pursuant to the Collateral Documents, subject to no prior Liens except Permitted Liens;

                  (viii) if the Borrower acquires a Subsidiary or creates a Subsidiary (including a License Subsidiary) pursuant to or in connection with such acquisition, the Borrower shall have complied with the provisions of
Section 7.14 in respect of the acquisition or creation of such Subsidiary;

                  (ix) the Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent to the effect that all material approvals, consents or authorizations required in connection with such acquisition (including the formation of any License Subsidiary and the transfer of FCC Licenses to a License Subsidiary) from any Licensing Authority or other governmental authority shall have been obtained, and such opinions as the Administrative Agent may reasonably request as to the Liens granted to the Administrative Agent, for the benefit of the Lenders, as required pursuant to this Section, as to any required regulatory approvals for such acquisition and as to such other matters as the Administrative Agent may reasonably request; and

                  (x) the Borrower shall cause such acquisition to be consummated by a Subsidiary and not by it.

        8.11 Investments. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, purchase or otherwise acquire, hold or invest in any stock, membership interests, partnership interests or other equity interests or securities or evidences of indebtedness of, or any interest or investment in, or make or permit to exist any loans or advances to, any other Person, except:

         (a) the Borrower and its Subsidiaries may hold direct obligations of the United States government maturing within one year;

         (b) the Borrower and its Subsidiaries may hold certificates of deposit of a member bank of the Federal Reserve System having capital, surplus and undivided profits in excess of $2,000,000,000;

         (c) the Borrower and its Subsidiaries may hold any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or any successor rating agency, or Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency;

         (d) the Borrower and its Subsidiaries may hold money market funds;

         (e) the Borrower and its Subsidiaries may hold securities received pursuant to a plan of reorganization adopted in an insolvency proceeding or otherwise in immaterial amounts in exchange for accounts receivable of the entity which is the subject of such insolvency proceeding generated in the ordinary course of the Borrower's or any of its Subsidiaries' business;

         (f) the Parent may hold its investments in the Borrower and in the TIDES Trust, and the Borrower and its Subsidiaries may make and hold their investments in the Borrower's Subsidiaries existing as of the date hereof or acquired or created in accordance with the provisions of Section 7.14 or Section 8.10(b), and the Borrower and its Subsidiaries may make and hold investments, loans and advances in the Borrower and any of its wholly owned Subsidiaries;

         (g) the Borrower and its Subsidiaries may hold investments having an aggregate cost for all investments made pursuant to this clause (g) of not to exceed $50,000,000, so long as: (i) no Event of Default or Possible Default exists as of the date of making any such investment or would exist after giving effect thereto, (ii) the Borrower shall have given notice to the Administrative Agent of each such investment in excess of $5,000,000 at least three Banking Days prior to making such investment, (iii) each such investment shall be structured so that it is non-recourse to the Loan Parties and that no Loan Party shall have any liability or obligation, contingent or otherwise, in respect of such investment, (iv) the business conducted by each entity in which the Borrower or any of its Subsidiaries may invest pursuant to this subsection shall be related or incidental to the Borrower's and its Subsidiaries' business of owning and operating radio stations and the board of directors, executive committee of such board or chief executive officer of the Borrower shall have determined in good faith that each such investment shall benefit the Borrower's and its Subsidiaries' business of owning and operating radio stations; provided, however, $10,000,000 of such $50,000,000 limitation shall not be subject to the limitations contained in this subclause (iv), and (v) each such investment shall be pledged to the Administrative Agent for the benefit of the Banks pursuant to the applicable Pledge Agreement or other documentation in form and substance satisfactory to the Administrative Agent as security for the Obligations or such investment shall be held by a wholly owned Subsidiary of the Borrower that has no operations and no material liabilities, and all of the equity interests of such Subsidiary shall be pledged to the Administrative Agent for the benefit of the Banks pursuant to the applicable Pledge Agreement or other documentation in form and substance satisfactory to the Administrative Agent as security for the Obligations; and

         (h) the Borrower and its Subsidiaries may make investments solely for promotional or advertising inventory, with no monetary commitment, so long as:
(i) no Event of Default or Possible Default exists as of the date of making any such investment or would exist after giving effect thereto, (ii) the Borrower shall have given notice to the Administrative Agent of each such investment with a value in excess of $10,000,000 at least three Banking Days prior to making such investment, (iii) each such investment shall be structured so that it is non-recourse to the Loan Parties and that no Loan Party shall have any liability or obligation, contingent or otherwise, in respect of such investment, other than to provide promotional support or advertising, (iv) the business conducted by each entity in which the Borrower or any of its Subsidiaries may invest pursuant to this subsection shall be related or incidental to the Internet or the Borrower's and its Subsidiaries' business of owning and operating radio stations and the board of directors, executive committee of such board or chief executive officer of the Borrower shall have determined in good faith that each such investment shall benefit the Borrower's and its Subsidiaries' business of owning and operating radio stations and (v) each such investment shall be pledged to the Administrative Agent for the benefit of the Banks pursuant to the applicable Pledge Agreement or other documentation in form and substance satisfactory to the Administrative Agent as security for the Obligations or such investment shall be held by a wholly owned Subsidiary of the Borrower that has no operations and no material liabilities, and all of the equity interests of such Subsidiary shall be pledged to the Administrative Agent for the benefit of the Banks pursuant to the applicable Pledge Agreement or other documentation in form and substance satisfactory to the Administrative Agent as security for the Obligations.

        8.12 Amendment of Governing Documents. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, amend, modify or supplement its Organizational Documents, unless required by law, in any manner that is adverse to the interests of the Lenders (as may be reasonably determined by the Agents). The Parent and the Borrower shall immediately provide copies of any such amendments, modifications or supplements to the Administrative Agent.

        8.13 Financial Covenants.

         (a) Leverage Ratio. The Borrower shall not permit the Leverage Ratio at any time during any period listed in Column A below to be greater than the ratio set forth in Column B below opposite such period:

Column A                                                       Column B
--------                                                       --------

Period:                                                        Permitted Ratio:
-------                                                        ----------------

Closing through December 31, 1999:                             7.0:1.0
January 1, 2000, through June 30, 2000:                        6.5:1.0
July 1, 2000, through December 31, 2000:                       6.0:1.0
January 1, 2001, through December 31, 2001:                    5.5:1.0
January 1, 2002, through December 31, 2002:                    5.0:1.0
January 1, 2003, through December 31, 2003:                    4.5:1.0
January 1, 2004, and thereafter:                               4.0:1.0

         (b) Operating Cash Flow to Interest Expense. The Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending during any period listed in Column A below to Interest Expense for such four quarter period to be less than the ratio set forth in Column B below opposite such period:

Column A                                                       Column B
--------                                                       --------

Period:                                                        Permitted Ratio:
-------                                                        ----------------

Closing through March 31, 2000:                                1.75:1.0
April 1, 2000, through December 31, 2000:                      2.00:1.0

January 1, 2001, and thereafter:                               2.50:1.0

         (c) Pro Forma Debt Service Ratio. The Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending during any period listed in Column A below to Pro Forma Debt Service as of the end of such period to be less than the ratio set forth in Column B below opposite such period:

Column A                                                       Column B
--------                                                       --------

Period:                                                        Permitted Ratio:
-------                                                        ----------------
Closing through March 31, 2000:                                1.50:1.0
April 1, 2000, and thereafter:                                 1.75:1.0

         (d) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than
1.25 to 1.00.

        8.14 Management Agreements and Fees.

         (a) Except for agreements permitted pursuant to Section 8.14(b), the Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, make or enter into, or pay any management fees pursuant to, any so-called management or service agreement or joint operating agreement whereby management, supervision or control of its business, or any significant aspect thereof, shall be delegated to or placed in any Person other than a Loan Party or an employee of a Loan Party. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, make or enter into, or receive any management fees pursuant to, any so-called management or service agreement or joint operating agreement whereby management, supervision or control of the business of any other Person (other than a Subsidiary of the Borrower), or any significant aspect thereof, shall be delegated to or placed in any Loan Party.

         (b) Without the prior written consent of the Administrative Agent, the Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, enter into, or otherwise be obligated under any local marketing agreement (other than with respect to Stations being acquired pursuant to Permitted Acquisitions), time brokerage agreement, program service agreement, joint sales agreement, facilities leasing agreement or similar arrangement; provided, however, that the Borrower may enter into any such arrangements with respect to any AM Station owned by it upon written notice to the Administrative Agent.

        8.15 Fiscal Year. The Parent and the Borrower shall not, and shall not permit any Subsidiary to, change its fiscal year.

        8.16 ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any member of the Controlled Group shall (a) fail to make any contributions which are required pursuant to the terms of any Plan or any Benefit Arrangement; (b) permit the occurrence of any ERISA Event which would result in any liability to the Borrower or any member of the Controlled Group which could, individually or collectively, result in a Material Adverse Effect; or (c) permit the present value of all benefit liabilities under all Pension Plans other than any multiemployer plan (as defined in ERISA Section 4001(a)(3)) to exceed the current value of the assets of such plans allocable to such benefit liabilities by more than an amount which, if such Plan were terminated, could result in a Material Adverse Effect.

        8.17 Affiliates. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, enter into any transaction or agreement with any Affiliate of any Loan Party (other than another Loan Party or, with respect to employment compensation and salaries, an officer, director or employee of any Loan Party) or pay any compensation to any such Person, unless such transaction or agreement is in the ordinary course of and pursuant to the reasonable requirements of the business of such Loan Party and the terms of such transaction or agreement are not substantially less favorable to such Loan Party than could be obtained in an arms-length transaction with an unaffiliated third party or unless the amount paid to such Person is not substantially in excess of the fair value of the services rendered by such Person.

        8.18 Change of Name, Identity or Structure. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, change its name, identity or organizational structure without thirty days (or such shorter period as is agreed to by the Administrative Agent) prior written notice to the Administrative Agent.

        8.19 Amendments or Waivers. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, amend, alter or modify, or consent to or suffer any amendment, alteration or modification of, the TIDES Indenture, the TIDES Subordinated Debentures, the TIDES Trust Declaration or the TIDES Preferred Securities or any notes or other documents, instruments or agreements relating thereto, or any Acquisition Agreement, License or Operating Agreement to which such Loan Party is a party without the prior written consent of the Required Lenders if such amendment, alteration or modification imposes any significantly more onerous term or condition on a Loan Party than is contained in such agreement, note, document, License or contract as of the date hereof or is otherwise materially adverse to the Lenders, in either case as reasonably determined by the Administrative Agent.

        8.20 Issuance or Transfer of Capital Stock. The Borrower shall not sell or issue any of its Membership Interests or other equity interests or any options, warrants or other securities convertible into or exercisable for any Membership Interests or other equity interests, other than to the Parent, and shall not permit the transfer of any of its Membership Interests or other equity interests or any options, warrants or other securities convertible into or exercisable for any Membership Interests or other equity interests. The Borrower shall not permit any of its Subsidiaries to sell or issue any membership interests, capital stock, partnership interests or other equity interests or any warrants, options or other securities convertible into or exercisable for any membership interests, capital stock, partnership interests or other equity interests, and the Borrower shall not permit any of its Subsidiaries to permit the transfer of any membership interests, capital stock, partnership interests or other such equity interests, except in any such case to the Borrower or a wholly owned Subsidiary of the Borrower.

        8.21 Change in, and Conduct of, Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, change the nature of its business in any material respect. The Borrower shall not permit its pro forma consolidated revenues from the broadcasting operations of the Stations to be less than 80% of its total pro forma consolidated revenues. The Parent shall not engage in any business other than entering into and performing contracts on behalf of the Borrower and its Subsidiaries in connection with the ordinary course of operation of the Stations ("Station Contracts") and the contracts relating to the TIDES Subordinated Debentures as in effect as of the date hereof or as amended, altered or modified in accordance with Section 8.19, and holding the Membership Interests in the Borrower, and the common securities of the TIDES Trust. The Parent shall not hold any material assets other than the assets referred to in Section 5.29.

        8.22 Regulation U. The Parent and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, directly or indirectly, (a) apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

        8.23 License Subsidiaries. The Parent and the Borrower shall not, and shall not permit any of their Subsidiaries (other than a License Subsidiary) to, hold any FCC Licenses (other than Excluded Licenses), but rather shall cause all FCC Licenses relating to the Stations (other than Excluded Licenses) to be issued to and held by a License Subsidiary. The Borrower shall not permit any License Subsidiary to (a) incur, create, assume or permit to exist any Indebtedness other than pursuant to the Subsidiary Guaranty and the other Collateral Documents, (b) incur, create, assume or permit to exist any Lien of any nature whatsoever on any property or assets now owned or hereafter acquired by it except in favor of the Administrative Agent, for the benefit of the Lenders, (c) make any Capital Expenditures, (d) acquire any assets other than the Licenses, (e) conduct any business, or (f) hire or engage any employees.

Section 9 EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events, whether voluntarily or involuntarily or by operation of law, shall constitute an Event of Default hereunder:

        9.1 Non-Payment. The Borrower shall fail to pay when due, whether by acceleration of maturity or otherwise, any installment of principal due hereunder or under any Note or shall fail to pay within three days of the date when due, whether by acceleration of maturity or otherwise, any installment of interest due hereunder or under any Note, any reimbursement obligation hereunder in respect of a Letter of Credit or any fee or other payment obligation in respect of the Obligations.

        9.2 Failure of Performance in Respect of Other Obligations. (a) Any Loan Party shall fail to observe, perform or be in compliance with any of the provisions of Section 8, Section 7.1, Section 7.3, Section 7.8 or the first sentence of Section 7.2; or (b) any Loan Party shall fail to observe, perform or be in compliance with the terms of any Obligation, covenant or agreement (other than those referred to in Section 9.1, Section 8, Section 7.1, Section 7.3,

Section 7.8 or the first sentence of Section 7.2) to be observed, performed or complied with by such Loan Party under this Agreement or any Collateral Document and, provided that such failure described in this subclause (b) is of a type which can be cured, such failure shall continue and not be cured for thirty days after: (i) written notice thereof from the Administrative Agent or a Lender or
(ii) the Administrative Agent or the Lenders are notified thereof or should have been notified thereof pursuant to the provisions of Section 7.6, whichever is earlier.

        9.3 Breach of Warranty. Any financial statement, representation, warranty, statement or certificate made or furnished by any Loan Party in or in connection with this Agreement or any Collateral Document, or as an inducement to the Administrative Agent or the Lenders to enter into this Agreement and the Collateral Documents, including, without limitation, those in Section 5 above, shall have been false, incorrect or incomplete in any material respect when made or deemed made.

        9.4 Cross-Defaults. Any Event of Default, as that term is defined in either the TIDES Indenture or the TIDES Trust Declaration, shall occur; or any Loan Party shall default in any payment due on any Total Debt in excess of $5,000,000 and such default shall continue for more than the period of grace, if any, applicable thereto; or any Loan Party shall default in the performance of or compliance with any term of any evidence of such Total Debt or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein if such default causes, or permits the holder thereof (or a trustee or agent on behalf of such holder) to cause, the acceleration of all or any portion in excess of $5,000,000 of such Total Debt.

        9.5 Assignment for Benefit of Creditors. Any Loan Party shall make an assignment for the benefit of its creditors, or shall admit its insolvency or shall fail to pay its debts generally as such debts become due.

        9.6 Bankruptcy. Any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, shall be filed by or against any Loan Party or any proceeding shall be commenced by or against any Loan Party with respect to relief under the provisions of any other applicable bankruptcy, insolvency or other similar law of the United States or any State providing for the reorganization, winding-up or liquidation of Persons or an arrangement, composition, extension or adjustment with creditors, and, in the case of any such involuntary petition or proceeding, such involuntary petition or proceeding shall not have been discharged within sixty days of its filing or commencement or an order or decree approving or ordering any of the foregoing shall be entered.

        9.7 Appointment of Receiver; Liquidation. A receiver or trustee shall be appointed for any Loan Party or for any substantial part of its assets, and such receiver or trustee shall not be discharged within sixty days of his appointment; any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Loan Party and such proceedings shall not be dismissed or discharged within sixty days of their commencement; or any Loan Party shall discontinue its business except as otherwise permitted hereunder.

        9.8 Judgments. Any Loan Party or Loan Parties shall incur non-appealable final judgments for the payment of money aggregating at any one time in excess of $5,000,000 in the aggregate for all such judgments (to the extent not covered by insurance) and shall not discharge (or make adequate provision for the discharge of) the same within a period of thirty days unless, pending further proceedings, execution thereon has been effectively stayed; or a non-monetary judgment or order shall be rendered against any Loan Party or Loan Parties that could reasonably be expected to have a Material Adverse Effect, and there shall be any period in excess of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

        9.9 Impairment of Collateral; Invalidation of any Loan Document. (i) A creditor of any Loan Party shall obtain possession of a material portion of the collateral for the Obligations by any means, including, without limitation, levy, distraint, replevin or self-help, or any creditor shall establish or obtain any right in a material portion of such collateral which is equal or senior to a Lien of the Administrative Agent, for the benefit of the Lenders, in such collateral; or (ii) any material damage to, or loss, theft or destruction of, any material collateral for the Loans shall occur, except to the extent such loss, damage or injury is covered by insurance; or (iii) the Administrative Agent, for the benefit of the Lenders, shall cease to have a first priority perfected lien (except for Permitted Liens) in all of the issued and outstanding Membership Interests of the Borrower, in all (or, in the case of Excluded Foreign Subsidiaries, 65%) of the membership interests, capital stock, partnership interests and other equity interests and securities of each of the Borrower's Subsidiaries and in substantially all of the properties and assets of each Loan Party (other than an Excluded Foreign Subsidiary); or (iv) any Lien granted or created or purported to be granted or created by this Agreement or any Collateral Document shall cease or fail to be a first priority (subject to Permitted Liens) perfected Lien with respect to any significant portion of the collateral purported to be covered thereby (as reasonably determined by the Required Lenders); or (v) this Agreement, any Note or any Collateral Document ceases to be a legal, valid and binding agreement or obligation enforceable against any Loan Party in accordance with its terms, or shall be terminated, invalidated, set aside or declared ineffective or inoperative and such cessation, termination, invalidity, set aside or declaration could reasonably be expected to have a Material Adverse Effect; or (vi) any Loan Party shall contest or deny the validity or enforceability of this Agreement or any Collateral Document to which it is a party or any lien or security interest purported to be created thereby.

        9.10 Termination of License or Operating Agreement. The FCC or any other Licensing Authority shall (a) revoke, terminate, substantially and adversely modify or fail to renew any material License relating to a Station or Stations that have contributed 5% or more, in the aggregate, of Operating Cash Flow in the twelve month period then most recently ended, or (b) designate any such material License for hearing or commence proceedings to suspend, revoke, terminate or substantially and adversely modify any such License and such proceedings shall not be dismissed or discharged within sixty days; or the Borrower or any License Subsidiary shall be required pursuant to a final non-appealable order to sell or otherwise dispose of any such material Station (other than the stations in the Kansas City market as a condition to regulatory approval to the transfer of such stations pursuant to the Sinclair Purchase Agreements); or any Operating Agreement shall be revoked or terminated or materially, adversely modified and not replaced by a substitute acceptable to the Required Lenders within thirty days of such revocation, termination or modification.

        9.11 Change of Control.

         (a) Joseph M. Field and David J. Field and their immediate families, including their wives, their children or grandchildren, the spouses of their children and their grandchildren, or trusts created for the benefit of any of, or the estates of, the foregoing or entities controlled by Joseph M. Field or David J. Field (collectively, the "Permitted Holders"), shall cease to own collectively 35% of the voting power of the capital stock of the Parent (provided, however, that no Event of Default shall occur if the Permitted Holders cease to hold 35% of such voting power solely as a result of the death or incapacity of both Joseph M. Field and David J. Field so long as either (i) successors to such individuals having expertise and experience in the broadcasting industry comparable to that of Joseph M. Field and David J. Field shall have been retained within 120 days of such cessation or (ii) the board of directors of the Parent shall have provided to the Required Lenders within such 120 day period a written statement reasonably acceptable to the Required Lenders detailing the Parent's plans for replacing Joseph M. Field and David J. Field); or

         (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Holders, shall (i) become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage than that held by the Permitted Holders of the voting power of the capital stock of the Parent or (ii) otherwise obtain direct or indirect control (as that term is defined in the definition of the term "Affiliate" in Section 1.1) of the Parent or the Borrower; or

         (c) a majority of the seats on the board of directors or other governing body of the Parent or the Borrower shall be occupied by Persons who were not (i) nominated by the board of directors or other governing body of the Parent (in the case of the Parent's board) or the Borrower (in the case of the Borrower's board), (ii) appointed by directors so nominated or (iii) in the case of the Parent, nominated by Permitted Holders; or

         (d) the Parent shall cease to own 100% of the issued and outstanding Membership Interests and other equity interests and securities of the Borrower, free and clear of Liens (other than those granted pursuant to the Parent Pledge Agreement), or the Borrower shall cease to own, directly or indirectly, all of the issued and outstanding membership interests, capital stock, partnership interests or other equity interests of each Subsidiary, free and clear of Liens (other than those granted pursuant to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement).

        9.12 Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of any substantial portion of the assets of any Loan Party pursuant to a final, non-appealable order unless such taking could not reasonably be expected to have a Material Adverse Effect.

        9.13 Cessation of Operations. The on-the-air broadcast operations at any Station (other than a Station which has not, in the four quarter period most recently ended prior to the date of determination, contributed at least 5% to Operating Cash Flow) shall be interrupted at any time for more than forty-eight hours, whether or not consecutive, during any period of five consecutive days, unless (a) the broadcasting operations of all or substantially all of the radio stations in the relevant market also are interrupted for a like period of time, or (b) the Borrower shall be receiving during such period of interruption insurance sufficient to assure that its per diem Operating Cash Flow during such period is a least equal to that which could reasonably have been expected during such period but for the interruption.

        9.14 Subordination. Any Loan Party shall fail to comply with the subordination provisions of the agreement or instrument governing or evidencing such Subordinated Debt or any separate subordination agreement, and the Required Lenders shall have determined that such failure to comply could reasonably be expected to have a Material Adverse Effect.

        9.15 Material Adverse Effect. Any event or circumstance shall occur or fail to occur or any action shall be taken or fail to be taken if the result of such occurrence or failure to occur or such action or failure to take action could reasonably be expected to have a material adverse effect on the ability of any Loan Party to perform its obligations hereunder or under any of the Collateral Documents.

Section 10 REMEDIES.

        Notwithstanding any contrary provision or inference herein or elsewhere,

        10.1 Optional Defaults. If any Event of Default referred to in Section
9.1 through and including Section 9.4 or Section 9.8 through and including
Section 9.15 shall occur, the Administrative Agent may, with the consent of, and shall at the direction of, the Required Lenders, upon written notice to the Borrower,

         (a) terminate the Commitments and the credit hereby established and forthwith upon such election the obligations of the Lenders to make any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit) immediately shall be terminated, and/or

         (b) accelerate the maturity of the Loans and all other Obligations, whereupon all Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Parent and the Borrower,

         (c) direct the Issuing Bank to not issue any additional Letters of Credit during the continuance of such Event of Default; and/or

         (d) demand the payment to the Issuing Bank of the aggregate stated amount of the outstanding Letters of Credit, and the Borrower shall immediately pay such amount, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

        10.2 Automatic Defaults. If any Event of Default referred to in Sections 9.5-9.7 shall occur,

         (a) the Commitments and the credit hereby established shall automatically and forthwith terminate, and the Lenders thereafter shall be under no obligation to make any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit), and

         (b) the principal of and interest on the Notes, then outstanding, and all of the other Obligations shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Parent and the Borrower, and

         (c) the Issuing Bank shall not issue any additional Letters of Credit, and the aggregate stated amount of the outstanding Letters of Credit shall be immediately payable by the Borrower to the Issuing Bank, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

        10.3 Performance by the Lenders. If at any time any Loan Party fails or refuses to pay or perform any material obligation or duty to any third Person, except for payments which are the subject of bona fide disputes in the ordinary course of business, during the continuance of the resulting Event of Default the Administrative Agent or the Lenders may, in their sole discretion, but shall not be obligated to, pay or perform the same on behalf of such Loan Party, and the Borrower shall promptly repay all amounts so paid, and all costs and expenses so incurred. This repayment obligation shall become one of the Obligations of the Borrower hereunder and shall bear interest at the Default Interest Rate.

        10.4 Other Remedies. Upon the occurrence of an Event of Default, the Administrative Agent and the Lenders may exercise any other right, power or remedy as may be provided herein, in the Notes or in any other Collateral Document, or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Borrower for any amount due either before, during or after any proceedings for the enforcement of any security or any realization upon any security.

        10.5 Enforcement and Waiver by the Lenders. The Administrative Agent and the Lenders shall have the right at all times to enforce the provisions of this Agreement and all Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Administrative Agent or the Lenders in refraining from so doing at any time, unless the Administrative Agent or the Lenders shall have waived such enforcement in writing in respect of a particular instance. The failure of the Administrative Agent or the Lenders at any time to enforce their rights under such provisions shall not be construed as having created a custom or course of dealing in any way contrary to the specific provisions of this Agreement or the Collateral Documents, or as having in any way modified or waived the same. All rights, powers and remedies of the Administrative Agent and the Lenders are cumulative and concurrent and the exercise of one right, power or remedy shall not be deemed a waiver or release of any other right, power or remedy.

Section 11 GUARANTY BY THE PARENT.

        11.1 Guarantee. The Parent, from and after the Closing Date, hereby absolutely, unconditionally and irrevocably guarantees as primary obligor, and not merely as surety, the prompt performance and payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, obligations that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, and including interest, fees and other charges whether or not a claim is allowed for such obligations in any such bankruptcy proceeding), of (i) all Obligations of the Borrower arising at any time, now or in the future, pursuant to this Agreement, the Notes or any Collateral Document, and including, without limitation, the Borrower's obligations under any outstanding Letters of Credit; (ii) all Obligations of the Borrower arising at any time, now or in the future, pursuant to any agreement with any Lender or an Affiliate of any Lender with respect to interest rate swap agreements or other agreements regarding Rate Hedging Obligations; (iii) all costs and expenses incurred by the Administrative Agent or any Lender, including, without limitation, reasonable attorneys fees and legal expenses, in the exercise, preservation or enforcement of any of the rights, powers or remedies of the Administrative Agent or the Lenders, or in the enforcement of the obligations of the Parent, hereunder and under any other Collateral Document to which the Parent is a party; and (iv) any renewals, continuations or extensions of any of the foregoing (all of which are referred to herein as the "Guaranteed Obligations").

        11.2 Extension or Renewal of Guaranteed Obligations; Waiver. The Parent agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, that the Parent will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligation and the guaranty herein made shall apply to the Guaranteed Obligations as so amended, renewed or altered; provided, however, nothing contained herein shall be construed to obligate the Lenders to extend or renew the Guaranteed Obligations and, furthermore, the Lenders shall have no obligation to extend or renew the Guaranteed Obligations. The Parent waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenants that its guaranty of the Borrower's Obligations under this Guaranty will not be discharged except by complete performance by the Borrower or another guarantor of such Obligations.

        11.3 Nature of Guaranty: Continuing, Absolute and Unconditional.

         (a) This Guaranty is and is intended to be a continuing guaranty of payment when due of the Guaranteed Obligations, and not of collection, and is independent of and in addition to any other guaranty, endorsement, collateral or other agreement held by the Lenders or by the Administrative Agent, for the benefit of the Lenders, therefor or with respect thereto, whether or not furnished by the Parent. The Parent waives any right to require that any resort be had by the Administrative Agent or the Lenders to any other guarantor or to any of the security held for payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other Person. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent or the Lenders may, at their sole election, proceed directly and at once, without notice, against the Parent to collect and recover the full amount or any portion of the Guaranteed Obligations, without first proceeding against the Borrower, any other guarantor or any other Person, or against any security or collateral for the Guaranteed Obligations. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance hereon.

         (b) This Guaranty shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Parent to be the final, complete and exclusive expression of the agreement among the Parent, the Administrative Agent and the Lenders with respect to the subject matter hereof.

         (c) The obligations of the Parent under this Guaranty are absolute and unconditional and shall not be impaired or discharged by:

                  (i) the failure of the Administrative Agent or the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrower, any other guarantor or any other party to a Collateral Document under the provisions of this Agreement, the Notes, any Collateral Document or any other agreement or otherwise;

                  (ii) any extension, renewal or other alteration of any provision of this Agreement, the Notes, any Collateral Document or any other agreement or otherwise;

                  (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any Collateral Document or any other agreement or otherwise;

                  (iv) the failure of the Administrative Agent or the Lenders to assert any claim or demand or to exercise or enforce any right or remedy under this Agreement, any Collateral Document or any other agreement or otherwise, or against any other guarantor of, or any other party which has provided security for, any of the Guaranteed Obligations;

                  (v) the sale, exchange, release, surrender, realization of or upon or the failure to perfect with respect to or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations;

                  (vi) the settlement or compromise of any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or any subordination of the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Administrative Agent, the Lenders and the Parent;

                  (vii) application of any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Administrative Agent or the Lenders regardless of what liability or liabilities of the Borrower remain unpaid;

                  (viii) the act or failure to act in any manner referred to in this Guaranty which may deprive the Parent of its right to subrogation or contribution against the Borrower or any other guarantor to recover any payments made pursuant to this Guaranty; or

                  (ix) or any other act or agreement or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Parent or that would otherwise operate as a discharge of the Parent as a matter of law or equity.

         (d) The Parent's obligation hereunder is to pay the Guaranteed Obligations in full when due according to this Agreement to the extent provided herein, and such obligation shall not be affected by any stay or extension of time for payment by the Borrower resulting from any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended or replaced, or any similar federal or state law.

        11.4 No Discharge or Diminishment of Guaranty. The obligations of the Parent under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason (other than if the Guaranteed Obligations have been indefeasibly paid in full and the Commitments have terminated and no Letters of Credit remain outstanding), including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or any discharge of the Borrower from any of the Guaranteed Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any Collateral Document or any other agreement or otherwise, by any waiver or modification of any such agreement, by any default, waiver or delay, or by any other act or agreement or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Parent or that would otherwise operate as a discharge of the Parent as a matter of law or equity

        11.5 Miscellaneous.

         (a) If a claim is ever made upon any of the Administrative Agent or the Lenders for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (ii) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Parent shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

         (b) The Parent expressly represents and acknowledges that any financial accommodations by the Administrative Agent and the Lenders, or any of them, to the Borrower, including without limitation the extension of the Loans are and will be of direct interest, benefit and advantage to the Parent.

         (c) Until the indefeasible payment in full of the Guaranteed Obligations and the termination of the Commitments and the cancellation of all outstanding Letters of Credit, the Parent hereby waives any claim, right or remedy, direct or indirect, that the Parent now has or may hereafter have against the Borrower or its assets in connection with this Guaranty or the performance by the Parent of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, including, without limitation (a) any right of subrogation, reimbursement or indemnification that the Parent now has or may hereafter have against the Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or the Lenders now have or may hereafter have against the Borrower or any other guarantor, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Administrative Agent or the Lenders. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all outstanding Letters of Credit shall have been canceled, the Parent shall withhold exercise of any right of contribution that the Parent may have against any other guarantor of the Guaranteed Obligations at law or in equity or otherwise. The Parent further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, such rights of subrogation, reimbursement or indemnification that the Parent may have against the Borrower or against any collateral or security, and any rights of contribution that the Parent may have against any such other guarantor, shall be junior and subordinate to any rights that the Administrative Agent and the Lenders may have against the Borrower, to all right, title and interest the Administrative Agent or the Lenders may have in any such collateral or security, and to any right the Administrative Agent or the Lenders may have against such other guarantor. The Administrative Agent or the Lenders may use, sell or dispose of any items of collateral or security as they see fit without regard to any subrogation rights arising out of this Guaranty that the Parent may have and, upon any such disposition or sale, any rights of subrogation that the Parent may have shall, with respect to the collateral disposed of, terminate. If any amount shall be paid to the Parent on account of subrogation rights at any time when all Guaranteed Obligations shall not have been paid in full in cash or the Commitments shall not have been terminated, or any Letters of Credit shall remain outstanding, such amount shall be held in trust for the Administrative Agent, on behalf of the Lenders, and shall forthwith be paid over to the Administrative Agent, for the benefit of the Lenders, to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof, the Notes or any applicable Collateral Document.

Section 12 THE AGENTS.

        12.1 Appointment. KCCI is hereby appointed administrative agent and co-documentation agent hereunder, and each of the Lenders irrevocably authorizes KCCI to act as the administrative agent and co-documentation agent of such Lender. Bank of America, N.A. is hereby appointed syndication agent and co-documentation agent hereunder, and each of the Lenders irrevocably authorizes Bank of America, N.A. to act as the syndication agent and co-documentation agent of such Lender. The Agents agree to act as such upon the express conditions contained in this Section 12. In their capacities as Agents hereunder, the Agents do not hereby assume any fiduciary duties to any of the Lenders and are acting as independent contractors, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Collateral Documents. Each of the Lenders hereby agrees not to assert any claim against either Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

        12.2 Powers. The Administrative Agent shall have and may exercise such powers hereunder as are specifically delegated to it by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Syndication Agent shall have any implied duties or any obligation to the Lenders to take any action hereunder except any action specifically provided by this Agreement to be taken by such Agent.

        12.3 General Immunity. Neither the Administrative Agent, nor the Syndication Agent nor any of their respective directors, officers, affiliates, agents or employees shall be liable to the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, neither the Administrative Agent, nor the Syndication Agent nor any of their respective directors, officers, affiliates, agents or employees shall be responsible for, or have any duty to examine (a) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of this Agreement, any Collateral Document, or any other document or instrument furnished pursuant to or in connection with this Agreement or any Collateral Document, (b) the collectibility of any amounts owed by any Loan Party, (c) any recitals, statements, reports, representations or warranties made in connection with this Agreement or any Collateral Document, (d) the performance or satisfaction by any Loan Party of any covenant or agreement contained herein or in any Collateral Document, (e) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, bank wire, cable, radiogram or telephone message sent or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (f) the assets or liabilities or financial condition or results of operations or business or credit-worthiness of any Loan Party. The Administrative Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Collateral Document.

        12.4 Action on Instructions of the Lenders. The Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (subject to Section 12.12 hereof), and such instructions shall be binding upon all the Lenders and all holders of the Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law. The foregoing provisions of this Section 12.4 shall not limit in any way the exercise by any Lender of any right or remedy granted to such Lender pursuant to the terms of this Agreement or any Collateral Document. Except as otherwise expressly provided herein, any reference in this Agreement to action by the Lenders shall be deemed to be a reference to the Required Lenders.

        12.5 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable or liable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

        12.6 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper, document or other communication believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, with respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent, concerning all matters pertaining to the agency hereby created and its duties hereunder.

        12.7 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent (which indemnification shall be shared by the Lenders ratably in proportion to their respective Ratable Shares of the Loans at the time such indemnification is sought hereunder, or, if indemnification is sought after the date on which the Commitments have terminated and the Loans have been repaid, ratably in accordance with such Ratable Shares immediately prior to such date) (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower hereunder or under any Collateral Document (but without in any way limiting the Borrower's obligation to do so),
(b) for any other expenses reasonably incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration, amendment or enforcement hereof or of any of the Collateral Documents and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any Collateral Document or any other document related hereto or thereto or the transactions contemplated hereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

        12.8 Rights as a Lender. With respect to its Ratable Share of the Commitments, the Loans made by it, the Letters of Credit issued by the Issuing Bank and the Notes issued to it, each of the Administrative Agent and the Syndication Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not the Administrative Agent or the Syndication Agent, as the case may be, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent and the Syndication Agent in their individual capacities. Each of the Administrative Agent and the Syndication Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Loan Parties as if it were not the Administrative Agent or the Syndication Agent hereunder.

        12.9 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Parent and the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Collateral Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Collateral Documents. The Administrative Agent shall not be required to keep the Lenders informed as to the performance or observance by the Loan Parties of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Loan Parties. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into its possession.

        12.10 Successor Administrative Agent.

         (a) The Administrative Agent may, without the consent of the Borrower or the other Lenders, assign its rights and obligations as Administrative Agent hereunder and under the Collateral Documents to its parent or to any wholly owned subsidiary of its parent which has capital and retained earnings of at least $500,000,000, and upon such assignment, the former Administrative Agent shall be deemed to have retired, and such parent or wholly owned subsidiary shall be deemed to be a successor Administrative Agent.

         (b) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower so long as no Event of Default or Possible Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the notice of resignation, then the retiring Administrative Agent may appoint a successor Administrative Agent, with the consent of the Borrower (so long as no Event of Default or Possible Default has occurred and is continuing), which consent shall not be unreasonably or untimely withheld, and if the Borrower reasonably and timely objects to two such appointments, the Administrative Agent may appoint a Lender as the successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.

         (c) Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the assigning or retiring Administrative Agent, and the assigning or retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any assigning or retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

        12.11 Ratable Sharing. All principal and interest payments on Loans and commitment fees received by the Administrative Agent shall be remitted to the Lenders in accordance with their Ratable Shares. Any amounts received by the Administrative Agent or any other Lender upon the sale of any collateral for the Loans or upon the exercise of any remedies hereunder or under any of the Collateral Documents or upon the exercise of any right of setoff shall be remitted to the Lenders in accordance with their Ratable Shares of the Loans; provided, however, that, solely for purposes of the sharing of any amounts received by the Administrative Agent or any other Lender, if at the time of any such receipt the Borrower has defaulted under any agreements regarding Rate Hedging Obligations entered into pursuant to Section 7.12 with any Lender or any Affiliate of any Lender, then the Ratable Share of the affected Lender shall be proportionately increased and the Ratable Shares of the other Lenders shall be proportionately decreased based upon the amount due to the affected Lender (or such Lender's Affiliate) pursuant to such agreements. If any Lender shall obtain any payment hereunder (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) in excess of its Ratable Share, then such Lender shall immediately remit such excess to the other Lenders pro rata.

        12.12 Actions by the Administrative Agent and the Lenders. The Administrative Agent shall take formal action following the occurrence of a Possible Default or an Event of Default only upon the agreement of the Required Lenders; provided, however, that if the Administrative Agent gives notice to the Lenders of a Possible Default or an Event of Default, and the Required Lenders cannot agree (which agreement shall not be unreasonably withheld) on a mutual course of action within thirty days following such notice, the Administrative Agent may (but shall not be required to) pursue such legal rights and remedies against the Borrower as it deems necessary and appropriate to protect the Lenders and any collateral under the circumstances; provided, further, however, that nothing in this Section shall permit the Administrative Agent to take any action which pursuant to Section 13.12 would require the consent of all of the Lenders without such consent of all of the Lenders.

Section 13 MISCELLANEOUS.

        13.1 Construction. The provisions of this Agreement shall be in addition to those of the Collateral Documents and to those of any other guaranty, security agreement, note or other evidence of the liability relating to the Loan Parties held by the Lenders, all of which shall be construed as complementary to each other. Nothing contained herein shall prevent the Administrative Agent or the Lenders from enforcing any or all of such instruments in accordance with their respective terms. Each right, power or privilege specified or referred to in this Agreement or in any Collateral Document is in addition to any other rights, powers or privileges that the Administrative Agent or the Lenders may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Administrative Agent or the Lenders shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised independently or concurrently with others and as often and in such order as the Administrative Agent or the Lenders may deem expedient. Notwithstanding any other provision of this Agreement, the Borrower shall not be required to pay any amount of interest pursuant hereto or pursuant to any Note that is in excess of the maximum amount permitted by law.

        13.2 Further Assurance. From time to time, the Parent and the Borrower shall, and shall cause the Borrower's Subsidiaries to, execute and deliver to the Lenders such additional documents and take such actions as the Administrative Agent may reasonably require to carry out the purposes of this Agreement or any of the Collateral Documents, or to preserve and protect the rights of the Administrative Agent and the Lenders hereunder or thereunder.

        13.3 Expenses of the Administrative Agent and the Lenders; Indemnification.

         (a) Whether or not the transactions contemplated by this Agreement are consummated, the Borrower shall pay the costs and expenses, including the reasonable fees and disbursements of the Agents' special counsel, incurred by the Administrative Agent, the Syndication Agent, the Issuing Bank and the Lenders in connection with (i) the negotiation, preparation, amendment, administration or enforcement of this Agreement and the Collateral Documents and any amendment or modification thereof and the closing of the transactions contemplated hereby and thereby and the primary syndication of the Loans; (ii) the perfection of the Liens granted pursuant hereto and pursuant to the Collateral Documents; (iii) the making of the Loans and issuance of the Letters of Credit hereunder; (iv) the negotiation, preparation or enforcement of any other document in connection with this Agreement, the Collateral Documents, the Letters of Credit or the Loans made hereunder; (v) any proceeding brought or formal action taken by the Administrative Agent or the Lenders to enforce any provision of this Agreement or any Collateral Document, or to enforce or exercise any right, power or remedy hereunder or thereunder; or (vi) any action which may be taken or instituted by any Person against the Administrative Agent or any Lender as a result of any of the foregoing; provided, however, that notwithstanding the foregoing, the Borrower shall not be responsible for the costs and expenses, including legal fees, of any Lender other than the Administrative Agent in respect of any period prior to the occurrence of a Possible Default. The estimated fees and expenses of the Administrative Agent's special counsel through the Closing shall be paid on the Closing Date.

         (b) The Borrower hereby indemnifies and holds harmless each Agent and each Lender and their respective directors, officers, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys fees) which may be imposed on, incurred by, or asserted against any Indemnified Person in each case arising out of or in connection with or by reason of any investigation, litigation, claim or proceeding or preparation of a defense in connection therewith in any way relating to or arising out of this Agreement, the Collateral Documents, or any of them, or the Loans made pursuant hereto, or the Letters of Credit issued pursuant hereto, or the use of the proceeds of the Loans or any of the transactions contemplated hereby or thereby or the ownership or operation of the Stations or any of the other assets of any Loan Party or the breach by any Loan Party of any of the representations, warranties, covenants and agreements contained herein or in any Collateral Document, or the Sinclair Purchase Agreements or any of the transactions contemplated thereby; provided, however, that the Borrower shall not be liable to any Indemnified Person, if there is a final judicial determination that such claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted solely from the gross negligence or willful misconduct of such Indemnified Person; and provided, further, that notwithstanding the foregoing, the Borrower shall not be responsible for the costs and expenses, including legal fees, of any Lender other than the Administrative Agent in respect of any period prior to the occurrence of a Possible Default which legal fees are incurred by such Lender in connection with the negotiation, preparation, amendment or modification of this Agreement and the Collateral Documents and the closing of the transactions contemplated hereby and thereby.

        13.4 Notices. Except as otherwise expressly provided herein, all notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received
(a) on the date of personal delivery, (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested, (c) on the next business day after delivery to a courier service that guarantees delivery on the next business day if the conditions to the courier's guarantee are complied with, or (d) on the date of receipt by telecopy, in each case addressed as follows:

                  TO THE ADMINISTRATIVE AGENT:

                  Key Corporate Capital Inc.
                  127 Public Square
                  M/C OH-01-127-0602
                  Cleveland, Ohio  44114-1306
                  Attention:  Media and Telecommunications Finance Division
                  Telecopy:   216-689-4666

                  Copy to:

                  Timothy J. Kelley, Esq.
                  Dow, Lohnes & Albertson, PLLC
                  1200 New Hampshire Ave., N.W., Suite 800
                  Washington, D.C.  20036
                  Telecopy:   202-776-2222

                  TO THE SYNDICATION AGENT:

                  BANK OF AMERICA, N.A.
                  901 Main Street
                  Dallas, Texas  75202
                  Attention:  Communications Finance Division
                              Dallas, Texas
                  Telecopy:   214-209-2744

                  TO THE LENDERS, AT THE ADDRESSES LISTED ON THE SIGNATURE PAGES HEREOF OR IN THE ASSIGNMENT INSTRUMENT DELIVERED PURSUANT TO
                  SECTION 13.7(b)

                  TO ANY LOAN PARTY:

                  c/o Entercom Radio, LLC
                  401 City Avenue, Suite 409
                  Bala Cynwyd, Pennsylvania  19004
                  Attention:  David J. Field, President
                  Telecopy:   610-660-5620

                  Copy to:

                  John C. Donlevie, Esq.
                  Executive Vice President and General Counsel
                  Entercom Radio, LLC
                  401 City Avenue,  Suite 409
                  Bala Cynwyd, Pennsylvania  19004
                  Telecopy:   610-660-5641

or to such other address or addresses as the party to which such notice is directed may have designated in writing to the other parties hereto.

        13.5 Waiver and Release by the Parent and the Borrower. Neither the Administrative Agent, nor the Syndication Agent, nor any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, the Syndication Agent or any Lender shall have any liability with respect to, and the Parent and the Borrower hereby waive, release and agree not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the Collateral Documents, or any of the transactions contemplated by this Agreement or any of the Collateral Documents, unless arising from the gross negligence or willful misconduct of such Person as determined by a final judgment of a court of competent jurisdiction.

        13.6 Right of Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or an Affiliate of such Lender to or for the credit or the account of any Loan Party against any and all of the obligations of the Loan Parties now or hereafter existing hereunder or under any Collateral Document, irrespective of whether or not such Lender shall have made any demand hereunder or under any Collateral Document and although such obligations may be unmatured. Such Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Lenders may have. The Parent and the Borrower agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in the Notes may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of a Loan Party in the amount of such participation.

        13.7 Successors and Assigns; Participations.

         (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that neither the Parent nor the Borrower may assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders and the Administrative Agent and any purported assignment in violation of this
Section 13.7(a) shall be void.

         (b) Each Lender may assign all or any part of any of its Loans, its Notes, and its share of the Commitments and the Letters of Credit with the consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld; provided that (i) no such consent by the Borrower shall be required (A) for any such assignment by any Lender to an Affiliate of such Lender or to another branch or a principal office of such Lender, (B) if, at the time of such assignment, an Event of Default or Possible Default has occurred and is continuing, or (C) for any such assignment to another Lender or an Affiliate of another Lender; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000, except with respect to assignments from one Lender to another Lender; and (iii) each such assignment shall be made by a Lender in such manner that the same portion of its Loans, its Notes, its share of the Commitments and its participation in the Letters of Credit is assigned to the assignee. Upon execution and delivery by the assignor and the assignee to the Borrower and the Administrative Agent of an Assignment and Amendment Agreement in the form attached hereto as Exhibit E pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the share of the Commitments, the Loans and the Letters of Credit specified in such instrument, and upon consent thereto by the Administrative Agent and the Borrower (to the extent required), the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the share of the Commitments, the Loans and the Letters of Credit (or portions thereof) assigned to it (in addition to the share of the Commitments, the Loans and the Letters of Credit, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the share of the Commitments and the obligations hereunder so assigned.

         (c) Upon its receipt of an assignment pursuant to Section 13.7(b) above duly executed by an assigning Lender and the assignee, together with the Administrative Agent's standard processing and recordation fee of $3,500, the Administrative Agent shall, if such assignment has been completed, accept such assignment. Within five business days after receipt of such notice, the Borrower, at the Borrower's own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of the assignee in an amount equal to the share of the Commitments, the Loans and the Letters of Credit assumed by the assignee and, if the assigning Lender has retained a portion of the Commitments, the Loans and the Letters of Credit hereunder, new Notes to the order of the assigning Lender in an amount equal to the share of the Commitments and the Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of Exhibits A and B hereto. Cancelled Notes shall be returned to the Borrower.

         (d) A Lender may sell or agree to sell to one or more other Persons (each, a "Participant") a participation in all or any part of any Loans held by it, or in its share of the Commitments and the Letters of Credit. Except as otherwise provided in the last sentence of this Section 13.7(d), no Participant shall have any rights or benefits under this Agreement or any Note or any other Collateral Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrower to any Lender under Section 2 hereof in respect of Loans held by it, and its share of the Commitments and of the Letters of Credit, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and share of the Commitments, and as if such Lender were funding each of such Loans and its share of the Commitments in the same way that it is funding the portion of such Loans and its share of the Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Collateral Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification, supplement or waiver hereof or of any of the other Collateral Documents to the extent that the same, under Section 13.12 hereof, requires the consent of each Lender. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8 through 2.15 and Section 13.6 with respect to its participating interest.

         (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 13.7, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) A Lender may furnish any information concerning the Loan Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         (g) Anything in this Section 13.7 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates without the prior written consent of all of the Lenders.

         (h) Notwithstanding anything in this Section 13.7 to the contrary, any Lender (each, a "Granting Lender") may grant to any special purpose funding vehicle, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (each, a "SPC"), the option to provide to the Borrower all or any part of any Loan that such Granting Lender otherwise would be obligated to make to the Borrower pursuant to this Agreement, provided that: (i) nothing herein shall constitute a commitment by any SPC to make any Loan; (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms of this Agreement, and such Granting Lender shall be liable hereunder generally for all acts and omissions of such SPC as if such acts and omissions were committed by such Granting Lender; (iii) the SPC shall have no rights or benefits under this Agreement or any Note or any other Collateral Documents (its rights against such Granting Lender being as set forth in any agreements between such SPC and such Granting Lender), and shall not constitute a "Lender" hereunder; (iv) all amounts payable by any Loan Party to the Granting Lender shall be determined as if such Granting Lender had not granted such option, and as if such Granting Lender were funding each of its Loans and its share of the Commitments in the same way that it is funding the portion of such Loans and its share of the Commitments in which no such option has been granted; and (v) in no event shall a Granting Lender agree with a SPC to take or refrain from taking any action hereunder or under any Note or any other Collateral Document, except that such Granting Lender may agree with the SPC that it will not, without the consent of the SPC, agree to any modification, supplement or waiver of this Section 13.7(h). The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which will remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of the applicable SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof, in each case for any matter relating to or otherwise arising under or out of this Agreement or any Loan or other payment made (or omitted to be made) by such SPC hereunder or in connection herewith. In addition, any SPC may (1) with prior notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interest in any Loans to the applicable Granting Lender or, with the prior written consent of the Borrower and the Administrative Agent, assign all or a portion of its interest in any Loans to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of such Loans (each, a "Credit Support Provider"), and (2) disclose, on a confidential basis only, to any rating agency or any of its Credit Support Providers, non-public information relating to the Loans supported by such Person, provided, that the applicable rating agency or Credit Support Provider agrees in writing for the benefit of the Loan Parties to keep such information confidential.

        13.8 Applicable Law. This Agreement and the Collateral Documents, and the duties, rights, powers and remedies of the parties hereto and thereto, shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to the conflicts of laws provisions thereof, except to the extent that any Collateral Document provides that the local law of another jurisdiction governs the grant, perfection or enforcement of the Liens granted pursuant to such Collateral Document.

        13.9 Binding Effect and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. This Agreement, the Schedules and Exhibits hereto, which are hereby incorporated in this Agreement, and the Collateral Documents constitute the entire agreement among the parties on the subject matter hereof. There are no unwritten or oral agreements among the Parent, the Borrower, the Agents and the Lenders, and this written Agreement, the Notes, the other Collateral Documents and the instruments and documents executed in connection herewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

        13.10 Counterparts. This Agreement may be executed in any number of counterparts or duplicate originals, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        13.11 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in any Collateral Document shall survive any investigation and the Closing and shall continue in full force and effect so long as any of the Obligations remain to be performed or paid or the Lenders have any obligation to advance sums or issue Letters of Credit hereunder or any Letter of Credit remains outstanding.

        13.12 Modification. Any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Required Lenders; provided, however, that no such amendment or waiver or other action shall, without the prior written consent of all of the Lenders or the holders of all of the Notes at the time outstanding, (a) extend the maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal installment of, any Note, (b) reduce the amount or extend the time of payment of the commitment fees or the fees shared by the Lenders and payable in respect of Letters of Credit, (c) change the Revolving Commitment or Term Commitment or the Ratable Share of any Lender (other than any change in Revolving Commitment or Term Commitment or Ratable Share resulting from (i) the sale of a participation in or assignment of any Lender's interest in such Commitment and Loans in accordance with subsection 13.7 or (ii) an increase in such Commitment pursuant to Section 2.16), (d) change the percentage referred to in the definition of "Required Lenders" contained in Section 1.1, (e) amend this Section 13.12, (f) amend or waive compliance with Section 2.1(b), 2.2(b) or 2.7(b), (g) release any collateral for, or any guarantor of, the Loans except in connection with a sale or other disposition permitted pursuant to Section 8.10, (h) increase the Commitments pursuant to Section 2.16 with any Loans that have a final maturity date prior to the Termination Date, or (i) waive any of the material conditions precedent to the obligations of the Lenders set forth in Section 6 in connection with the initial Loan; and provided, further, that notwithstanding the foregoing provisions of this Section 13.12, this Agreement and the Notes may be amended or modified in the manner contemplated by Section 13.7 for the purpose of permitting any Lender to assign its interest, rights and obligations hereunder to another Person if the appropriate assignment agreement or counterparts thereof are executed by the Borrower (to the extent required), the Administrative Agent and the appropriate Lender assignor and assignee. In addition, no amendment, waiver or consent to the provisions of Section 12 or any other provision affecting the rights or duties of either Agent shall be made without the written consent of such Agent, and no amendment, modification or waiver to the provisions of Section 2.3 or any other provision affecting the rights or duties of the Issuing Bank shall be made without the written consent of the Issuing Bank. Any amendment or waiver effected in accordance with this
Section 13.12 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower.

        13.13 Separability. If any one or more of the provisions contained in this Agreement or any Collateral Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        13.14 Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        13.15 Enforcement. Each of the Parent and the Borrower:

         (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any Collateral Document or the subject matter hereof or thereof brought by the Administrative Agent or the Lenders or their successors or assigns and

         (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any Collateral Document or the subject matter hereof or thereof may not be enforced in or by such court, and

         (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such New York state or federal court. Each of the Parent and the Borrower hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the Parent and the Borrower agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Administrative Agent and the Lenders. Final judgment against either the Parent or the Borrower in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Administrative Agent or the Lenders may at their option bring suit, or institute other judicial proceedings, against the Parent or the Borrower or any of its assets in any state or federal court of the United States or of any country or place where the Parent, the Borrower or such assets, may be found.

        13.16 Termination. This Agreement shall terminate when all amounts due hereunder, under the Notes and under each Collateral Document shall have been indefeasibly paid in full in cash and all other Obligations hereunder or thereunder shall have been fully performed, so long as no Letters of Credit are then outstanding and the Lenders have no further obligation to advance sums or issue Letters of Credit hereunder. Upon such termination, at the request of the Borrower, the Administrative Agent and the Lenders shall release all Liens granted herein or in any Collateral Document at the Borrower's expense and return all collateral held pursuant hereto or to any Collateral Document without recourse or representation. Notwithstanding anything to the contrary contained herein, each expense reimbursement and indemnification provision in this Agreement or in any Collateral Document shall survive the repayment in full of the Loans and the termination of this Agreement.

        13.17 FCC Compliance.

         (a) Notwithstanding anything herein or in any of the Collateral Documents to the contrary, but without limiting or waiving any Loan Party's obligations hereunder or under any of the Collateral Documents, the Administrative Agent's and the Lenders' remedies hereunder and under the Collateral Documents are subject to compliance with the Communications Act of 1934, as amended, and to all applicable rules, regulations and policies of the FCC, and neither the Administrative Agent nor the Lenders will take any action pursuant to this Agreement or any of the Collateral Documents that will constitute or result in any assignment of a License issued by the FCC or any change of control of the Borrower or any of its Subsidiaries which owns any FCC License if such assignment of License or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. This Agreement, the Collateral Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Loan Party by the Administrative Agent or the Lenders or control, affirmative or negative, direct or indirect, of any Loan Party by the Administrative Agent or the Lenders, over the management or any other aspect of the operation of any Loan Party, which ownership and control remain exclusively and at all times in the members, stockholders and directors of the Loan Parties until such time as the Administrative Agent and the Lenders have complied with such law, rules, regulations and policies.

         (b) Furthermore, the parties acknowledge their intent that, upon the occurrence of an Event of Default, the Lenders shall receive, to the fullest extent permitted by applicable law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Licenses and the collateral securing the Loans, and to exercise all remedies available to them under this Agreement, the Collateral Documents, the Uniform Commercial Code or other applicable law. Therefore, the parties agree that, in the event of changes in law or governmental policy occurring after the date hereof that affect in any manner the Administrative Agent's or the Lenders' rights of access to, or use or sale of, the Licenses or such collateral, or the procedures necessary to enable the Administrative Agent or the Lenders to obtain such rights of access, use or sale, the Administrative Agent, the Lenders, the Parent and the Borrower shall amend this Agreement and the Collateral Documents in such manner as the Administrative Agent shall reasonably request, in order to provide the Administrative Agent and the Lenders such rights to the greatest extent possible consistent with then applicable law and governmental policy.

        13.18 Jury Trial Waiver. THE PARENT, BORROWER, THE AGENTS AND THE LENDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE LENDERS, THE PARENT AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTES OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN

ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARENT, THE BORROWER, THE AGENTS AND THE LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARENT, THE BORROWER, THE AGENTS AND THE LENDERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS EXPRESSLY MODIFIED IN WRITING BY ALL PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, THE COLLATERAL DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        13.19 Sale as a Going Concern. Notwithstanding anything to the contrary in this Agreement, the Security Agreements, the Pledge Agreements or any other Collateral Document, the Administrative Agent and the Lenders acknowledge that the value of each Station as a going concern is, as of the date hereof, significantly greater than the sum of the values of the individual collateral used in the operation of that Station in which the Administrative Agent, for the benefit of the Lenders, has been granted a lien or security interest. Therefore, the Administrative Agent and the Lenders agree that upon any foreclosure of their liens or security interests in the assets of such Station pursuant to the Collateral Documents, they shall first attempt to sell such Station as a going concern and that they shall not sell such collateral separately unless:

         (a) any Loan Party (or any of their respective agents, representatives or employees) has refused to cooperate fully in connection with the Administrative Agent's or the Lenders' exercise of their remedies hereunder,

         (b) the Administrative Agent has attempted to sell such Station as a going concern and, after reasonable efforts, has not been able to do so, or

         (c) the Administrative Agent determines in its sole discretion that selling such Station as a going concern is not feasible for any reason or is not likely to permit the Administrative Agent or the Lenders to raise sufficient funds to pay in full the Obligations secured by the Collateral Documents. Notwithstanding anything herein to the contrary, the Administrative Agent and the Lenders shall have the right, in their sole discretion, but subject to the terms and conditions of the Collateral Documents, (i) to sell any Station or group of Stations individually without being required to sell all of the Stations in one transaction, and (ii) to exercise their remedies under the Pledge Agreements prior to any exercise of remedies under the other Collateral Documents provided that anything to the contrary herein notwithstanding the exercise of such remedies shall be conducted in a commercially reasonable manner.

        13.20 Marshaling; Payments Set Aside. Subject to Section 13.19, the Administrative Agent and the Lenders shall not be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or the Lenders or the Administrative Agent or any Lender enforces its security interest or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.

        13.21 Confidentiality. All agreements, instruments, documents and other information received pursuant to this Agreement or any other Collateral Document by the Agents or the Lenders shall be held in confidence by the Agents and the Lenders, except for disclosures made (a) in connection with assignments of or participations in the Loans made pursuant to Section 13.7 (provided that such assignees or participants shall agree to keep such information confidential as provided herein), (b) as otherwise required to be disclosed by banking regulations, process of law or other applicable law, or to government regulators, (c) of information received by an Agent or a Lender without restriction as to its disclosure or use from a Person who, to such Agent's or Lender's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality, (d) in connection with litigation arising from this Agreement or any other Collateral Document to which an Agent or Lender is a party, (e) of information which is or has become public (other than through unauthorized disclosure by such Agent or Lender), (f) to the attorneys, accountants and other expert consultants (including rating agencies) for any Agent or Lender (who shall be requested to similarly hold such information in confidence) or (g) as otherwise permitted hereunder.



                            [SIGNATURE PAGES FOLLOW]

        TO WITNESS THE ABOVE, the Parent, the Borrower, the Lenders and the Agents have caused this Credit Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

BORROWER:

ENTERCOM RADIO, LLC


By:___________________________
Name:_________________________
Title:_________________________

PARENT:

ENTERCOM COMMUNICATIONS CORP.


By:___________________________
Name:_________________________
Title:________________________

LENDERS:

ALLFIRST BANK


By: __________________________
Name:_________________________
Title:________________________

Address: 25 South Charles St
         18th Floor;  Mail Code 101-511
         Baltimore MD 21201
         Attention: Tim A. Knabe
         Telecopy:  (410) 244-4920


BANK OF AMERICA, N.A.


By:___________________________
Name:_________________________
Title:________________________

Address: 901 Main Street
         Dallas, Texas  75202
         Attention: Todd Shipley
         Telecopy: (214) 209-9390

BANK OF MONTREAL


By: __________________________
Name:_________________________
Title:________________________

Address: 430 Park Avenue
         New York NY 10022
         Attention: Ola B. Anderssen
         Telecopy: FAX: (212) 605-1648


BANK OF NOVA SCOTIA


By: __________________________
Name:_________________________
Title:________________________

Address: One Liberty Plaza
         New York NY 10006
         Attention: Brenda S. Insull
         Telecopy: (212)225-5090


BANQUE NATIONALE DE PARIS


By: __________________________
Name:_________________________
Title:________________________

Address: 499 Park Avenue
         New York, NY  10022-1240
         Attention: Nuala  Marley
         Telecopy: (212) 415-9695

THE CHASE MANHATTAN BANK


By: __________________________
Name:_________________________
Title:________________________

Address: 270 Park Avenue
         New York, NY  10017
         Attention: Joan Fitzgibbon
         Telecopy:  (212) 270-4164


COMPAGNIE FINANCIERE DE CIC
ET DE L'UNION EUROPEENNE


By:___________________________
Name:_________________________
Title:________________________


By:___________________________
Name:_________________________
Title:________________________

Address: 520 Madison Avenue
         New York, NY 10022
         Attention: Marcus Edward
         Telecopy: (212) 715-4535


CREDIT SUISSE FIRST BOSTON


By: __________________________
Name:_________________________
Title:________________________

By: __________________________
Name:_________________________
Title:________________________

Address: 11 Madison Avenue
         New York NY 10010-3629
         Attention: Guy Baron
         Telecopy: (212) 325-8309

THE DAI-ICHI KANGYO BANK, LTD.


By: __________________________
Name:_________________________
Title:________________________

Address: One World Trade Center, 49th Floor
         New York, NY 10048
         Attention: Nancy Stengel
         Telecopy: (212) 466-3348


BANKERS TRUST COMPANY


By: __________________________
Name:_________________________
Title:________________________

Address: 130 Liberty Street
         MS 2276
         New York, NY 10006
         Attention: Susan L. Le Fevre
         Telecopy: (212) 250-7218


ERSTE BANK


By: __________________________
Name:_________________________
Title:________________________

Address: 280 Park Avenue
         32 West Building
         New York, NY 10017
         Attention: Anca Trifan
         Telecopy: (212) 984-5627

FIRST HAWAIIAN BANK


By: __________________________
Name:_________________________
Title:________________________

Address: 180 Montgomery St
         25th Floor
         San Francisco, CA 94104
         Attention: Travis Ruetenik
         Telecopy: (415) 362-4855


FLEET BANK, N.A.


By: __________________________
Name:_________________________
Title:________________________

Address: 1185 Avenue of the Americas
         16th Floor - Media & Communications
         New York, NY 10036
         Attention: Garret Komjathy
         Telecopy: (212) 819-6202


THE INDUSTRIAL BANK OF JAPAN, LIMITED


By: __________________________
Name:_________________________
Title:________________________

Address: 1251 Avenue of the Americas
         New York, NY  10020-1104
         Attention: R. William Kennedy, Jr.
         Telecopy: (212) 282-4487

ING (U.S.) CAPITAL LLC


By: __________________________
Name:_________________________
Title:________________________


Address: 333 South Grand Avenue
         Los Angeles, CA 90071
         Attention: Bill James
         Telecopy: (213) 346-3993


KEY CORPORATE CAPITAL INC.


By:___________________________
Name:_________________________
Title: _______________________

Address: 127 Public Square
         Cleveland, Ohio  44114-1306
         Attention: Media and Telecommunications Finance Division
         Telecopy:  (216) 689-4666


THE MITSUBISHI TRUST AND BANKING CORPORATION


By: __________________________
Name:_________________________
Title:________________________

Address: 520 Madison Avenue
         26th Floor
         New York, NY 10022
         Attention: Eric  Mann
         Telecopy: (212) 644-6825

PNC BANK, NATIONAL ASSOCIATION


By: __________________________
Name:_________________________
Title:________________________

Address: 1600 Market Street
         21st Floor
         Philadelphia, PA 19103
         Attention: Steffen W. Crowther
         Telecopy: (215) 585-6680


COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
"Rabobank International", New York Branch


By: __________________________
Name:_________________________
Title:________________________

By: __________________________
Name:_________________________
Title:________________________

Address: 300 South Wacker Drive
         Suite 3500
         Chicago IL, 60606
         Attention: Kimberly Miller
         Telecopy: (312) 786-0052


SUMMIT BANK


By: __________________________
Name:_________________________
Title:________________________

Address: 301 Carnegie Center
         Princeton, NJ 08543
         Attention: Michael  Thomson
         Telecopy: (609) 734-9125

SUNTRUST BANK, CENTRAL FLORIDA, N.A.



By: __________________________
Name:_________________________
Title:________________________

Address: 200 South Orange Avenue
         Mail Code FL-Orlando-1109
         Orlando, FL 32801
         Attention: David D. Miller
         Telecopy: (407) 237-5126


UNION BANK OF CALIFORNIA, N.A.


By: __________________________
Name:_________________________
Title:________________________

Address: 445 S Figuerroa St
         16th Floor
         Los Angeles, CA 90071
         Attention: Lena Bryant
         Telecopy: (213) 236-5747


U.S. BANK NATIONAL ASSOCIATION


By: __________________________
Name:_________________________
Title:________________________

Address: 1420 Fifth Avenue
         10th Floor
         Seattle, WA 98101
         Attention: Matthew S. Thoreson
         Telecopy: (206) 344-2331

WEBSTER BANK


By: __________________________
Name:_________________________
Title:________________________

Address: 185 Asylum Street
         3rd Floor
         Mail Stop HFD-610
         Hartford, CT 06702
         Attention: Richard F. DiLorenzo
         Telecopy: (860) 692-1658


ISSUING BANK:

KEY CORPORATE CAPITAL INC.


By:___________________________
Name:_________________________
Title:________________________


ADMINISTRATIVE AGENT:

KEY CORPORATE CAPITAL INC.


By:___________________________
Name:_________________________
Title:________________________


SYNDICATION AGENT:

BANK OF AMERICA, N.A.


By:___________________________
Name: ________________________
Title: _______________________

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------


Schedule 1.1                            Ratable Shares of the Lenders

Schedule 1.2                            Adjustments to Operating Cash Flow

Schedule 5.1                            List of Subsidiaries

Schedule 5.5                            Capitalization

Schedule 5.7                            Proceedings, Litigation

Schedule 5.8                            Tax Matters

Schedule 5.10                           Liens and Indebtedness

Schedule 5.11                           Non-Compliance with Law

Schedule 5.14                           Schedule of Contracts, Commitments, Material
                                        Agreements, licenses and Consents

Schedule 5.15                           ERISA Liabilities and Plans

Schedule 5.21                           Real Estate

Schedule 5.24                           Labor Matters

Schedule 5.25                           Environmental Matters

Schedule 8.10                           Existing Interests in Partnerships and Joint Ventures

Exhibit A                               Form of Revolving Note

Exhibit B                               Form of Term Note

Exhibit C                               Form of Borrowing Request

Exhibit D                               Form of Compliance Certificate

Exhibit E                               Form of Assignment and Amendment Agreement


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
                                  SCHEDULE 1.1
                                  ------------

                                 Ratable Shares
                                 --------------

                                                         Ratable Share of
                                                         Revolving
                                                         Commitment,              Ratable Share of
Lender                                                   Revolving Loans and      Term Commitment         Ratable Share
                                                         Letters of Credit:       and Term Loans:         of All Loans:
                                                         ------------------       ---------------         -------------

Bank of America, N.A.                                        6.9230769%               6.9230769%           6.9230769%
Key Corporate Capital Inc.                                   6.9230769%               6.9230769%           6.9230769%
Bank of Montreal                                             5.0000000%               5.0000000%           5.0000000%
The Chase Manhattan Bank                                     5.0000000%               5.0000000%           5.0000000%
Compagnie Financiere De CIC                                  5.0000000%               5.0000000%           5.0000000%
Et De L'Union Europeenne
Credit Suisse First Boston                                   5.0000000%               5.0000000%           5.0000000%
Bankers Trust Company                                        5.0000000%               5.0000000%           5.0000000%
Fleet Bank, N.A.                                             5.0000000%               5.0000000%           5.0000000%
PNC Bank, National Association                               5.0000000%               5.0000000%           5.0000000%
Suntrust Bank, Central Florida Inc.                          5.0000000%               5.0000000%           5.0000000%
Union Bank of California, N.A.                               5.0000000%               5.0000000%           5.0000000%
U.S. Bank                                                    5.0000000%               5.0000000%           5.0000000%
Bank of Nova Scotia                                          3.8461538%               3.8461538%           3.8461538%
Banque Nationale De Paris                                    3.8461538%               3.8461538%           3.8461538%
Industrial Bank of Japan, Limited                            3.8461538%               3.8461538%           3.8461538%
Ing (U.S.) Capital LLC                                       3.8461538%               3.8461538%           3.8461538%
The Mitsubishi Trust and Banking                             3.8461538%               3.8461538%           3.8461538%
Corporation
Rabobank Nederland                                           3.8461538%               3.8461538%           3.8461538%
Allfirst Bank                                                2.3076923%               2.3076923%           2.3076923%
The Dai-Ichi Kangyo Bank, Ltd.                               2.3076923%               2.3076923%           2.3076923%
Erste Bank                                                   2.3076923%               2.3076923%           2.3076923%
First Hawaiian Bank                                          2.3076923%               2.3076923%           2.3076923%
Summit Bank                                                  2.3076923%               2.3076923%           2.3076923%
Webster Bank                                                 1.5384615%               1.5384615%           1.5384615%

Total:                                                             100%                     100%                 100%
                                                                   ====                     ====                 ====


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